Exhibit 99.1
Printable version (PDF) available here.

LOAN AGREEMENT

Dated as of December 16, 2004

Between

MAGUIRE PROPERTIES-LANTANA NORTH, LLC
and
MAGUIRE PROPERTIES-LANTANA SOUTH, LLC
as Borrowers

And

GREENWICH CAPITAL FINANCIAL PRODUCTS, INC.,
as Lender

i

ii

iii

Section 10.19 No Third Party Beneficiaries	90
Section 10.20 Yield Maintenance Premium	90
Section 10.21 Assignment	91
Section 10.22 Set-Off	91
Section 10.23 Counterparts	91
Section 10.24 Partial Release	91

Schedule 1	-	Required Repairs
Schedule 2	-	Exceptions to Representations and Warranties
Schedule 3	-	Rent Roll
Schedule 4	-	Organization of Borrower
Schedule 5	-	Definition of Special Purpose Bankruptcy Remote Entity
Schedule 6	-	Release Parcels/Parcel Map

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LOAN AGREEMENT

LOAN AGREEMENT dated as of December 16, 2004 (as the same may be modified, supplemented, amended or otherwise changed, this "Agreement") between MAGUIRE PROPERTIES-LANTANA NORTH, LLC (the "Maguire North Borrower") and MAGUIRE PROPERTIES-LANTANA SOUTH, LLC (the "Maguire South Borrower"), each a Delaware limited liability company (each a "Borrower" and collectively together with their respective permitted successors and assigns, "Borrowers"), and GREENWICH CAPITAL FINANCIAL PRODUCTS, INC., a Delaware corporation (together with its successors and assigns, "Lender").

ARTICLE 1

DEFINITIONS; PRINCIPLES OF CONSTRUCTION

Section 1.1    Specific Definitions

. The following terms have the meanings set forth below:

Affiliate: as to any Person, any other Person that, directly or indirectly, is in Control of, is Controlled by or is under common Control with such Person or is a director or officer of such Person or of an Affiliate of such Person.

Affiliated Manager: any managing agent of the Property (other than Maguire Services, Inc.) in which any Borrower or any Guarantor has, directly or indirectly, any legal, beneficial or economic interest.

Approved Capital Expenses: Capital Expenses incurred by a Borrower, provided that during a Cash Management Period, such Capital Expenses shall either be (i) included in the Approved Annual Budget for the current calendar month or (ii) approved by Lender.

Approved Operating Expenses: During a Cash Management Period, operating expenses incurred by a Borrower which (i) are included in the Approved Annual Budget for the current calendar month, (ii) are for real estate taxes, insurance premiums, electric, gas, oil, water, sewer or other utility service to the Property or (iii) have been approved by Lender.

Available Cash: as of each Payment Date during the continuance of a Cash Management Period, the amount of Rents, if any, remaining in the Deposit Account after the application of all of the payments required under clauses (i) through (v) of Section 3.8(a).

Business Day: any day other than a Saturday, Sunday or any day on which commercial banks in New York, New York are authorized or required to close.

Calculation Date: the last day of each calendar quarter during the Term.

Capital Expenses: expenses that are capital in nature or required under GAAP to be capitalized.

Cash Management Period: shall commence upon Lender giving notice to the Clearing Bank of the occurrence of any of the following: (i) the Stated Maturity Date, (ii) a Default or an Event of Default, or (iii) if, as of any Calculation Date, the Debt Service Coverage Ratio is less than 1.10:1 (a "DSCR Cash Management Period"); and shall end upon Lender giving notice to the Clearing Bank that the sweeping of funds into the Deposit Account may cease, which notice Lender shall only be required to give if (1) the Loan and all other obligations under the Loan Documents have been repaid in full or (2) the Stated Maturity Date has not occurred and (A) with respect for the matters described in clause (ii) above, such Event of Default has been cured and no other Default or Event of Default has occurred and is continuing or (B) with respect to the matter described in clause (iii) above, Lender has reasonably determined that the Property has achieved a Debt Service Coverage Ratio of at least 1.10:1 for two (2) consecutive Calculation Dates.

Code: the Internal Revenue Code of 1986, as amended and as it may be further amended from time to time, any successor statutes thereto, and applicable U.S. Department of Treasury regulations issued pursuant thereto in temporary or final form.

Control or Controlled: with respect to any Person, (i) ownership, directly or indirectly, in the aggregate of 49% or more of the beneficial ownership interest of such Person or (ii) the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ability to exercise voting power, by contract or otherwise (subject only to customary reservations of rights in favor of other partners or members to approve the sale and/or refinancing of all or substantially all of the entity's assets and other major decisions).

Debt: the unpaid Principal, all interest accrued and unpaid thereon, any Yield Maintenance Premium and all other sums due to Lender in respect of the Loan or under any Loan Document.

Debt Service: with respect to any particular period, the scheduled Principal and interest payments due under the Note in such period.

Debt Service Coverage Ratio: as of any date, the ratio calculated by Lender of (i) the Net Operating Income for the twelve (12)-month period during the Term of the Loan ending with the most recently completed calendar month to (ii) the Debt Service with respect to such period.

Default: the occurrence of any event under any Loan Document which, with the giving of notice or passage of time, or both, would be an Event of Default.

Default Rate: a rate per annum equal to the lesser of (i) the maximum rate permitted by applicable law, or (ii) 5% above the Interest Rate.

Defeasance Collateral: U.S. Obligations, which provide payments (i) on or prior to, but as close as possible to, all Payment Dates and other scheduled payment dates, if any, under the Note after the Defeasance Date and up to and including the Stated Maturity Date, and (ii) in amounts equal to or greater than the Scheduled Defeasance Payments.

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Deposit Bank: Wachovia Bank, National Association, a national banking association, or such other bank or depository selected by Lender in its discretion.

Development Agreements: (i) that certain Development Agreement dated October 28, 2004 between the City of Santa Monica and Maguire South Borrower’s predecessor in interest, Lantana South Hines Development, LLC, which Development Agreement was assigned to Maguire South Borrower pursuant to an Assignment and Assumption Agreement on or about the date hereof, and (ii) that certain Development Agreement dated October 28, 2004 between the City of Santa Monica and Maguire North Borrower’s predecessor in interest, Lantana North Hines Development, LLC, which Development Agreement was assigned to Maguire North Borrower pursuant to an Assignment and Assumption Agreement on or about the date hereof.

Eligible Account: a separate and identifiable account from all other accounts held by the holding institution that is either (i) an account or accounts (A) maintained with a federal or state-chartered depository institution or trust company which complies with the definition of Eligible Institution or (B) as to which Lender has received a Rating Comfort Letter from each of the applicable Rating Agencies with respect to holding funds in such account, or (ii) a segregated trust account or accounts maintained with the corporate trust department of a federal depository institution or state chartered depository institution subject to regulations regarding fiduciary funds on deposit similar to Title 12 of the Code of Federal Regulations §9.10(b), having in either case corporate trust powers, acting in its fiduciary capacity, and a combined capital and surplus of at least $50,000,000 and subject to supervision or examination by federal and state authorities. An Eligible Account will not be evidenced by a certificate of deposit, passbook or other instrument.

Eligible Institution: a depository institution insured by the Federal Deposit Insurance Corporation the short term unsecured debt obligations or commercial paper of which are rated at least A-1 by S&P, P-1 by Moody’s and F-1+ by Fitch in the case of accounts in which funds are held for thirty (30) days or less or, in the case of Letters of Credit or accounts in which funds are held for more than thirty (30) days, the long term unsecured debt obligations of which are rated at least "AA" by Fitch and S&P and "Aa2" by Moody’s. Notwithstanding the foregoing, Lender acknowledges that Bank of the West (Borrowers’ current Clearing Bank) is deemed an Eligible Institution.

Eligibility Requirements: with respect to any Person, that such Person (i) has total assets (in name or under management) in excess of $750,000,000 (excluding the Property) and (except with respect to a pension advisory firm or similar fiduciary) capital/statutory surplus or shareholder’s equity of $300,000,000 (excluding the Property) and (ii) is regularly engaged in the business of owning and operating commercial real estate properties of the type, size and quality comparable to the Property.

ERISA: the Employment Retirement Income Security Act of 1974, as amended from time to time, and the rules and regulations promulgated thereunder.

ERISA Affiliate: all members of a controlled group of corporations and all trades and business (whether or not incorporated) under common control and all other entities which,

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together with any Borrower, are treated as a single employer under any or all of Section 414(b), (c), (m) or (o) of the Code.

GAAP: generally accepted accounting principles in the United States of America as of the date of the applicable financial report or the method used in connection with the financial statements of Borrowers delivered to Lender in connection with the closing of the Loan.

Governmental Authority: any court, board, agency, commission, office or authority of any nature whatsoever for any governmental unit (federal, state, county, district, municipal, city or otherwise) now or hereafter in existence.

Guarantor: the OP or any other guarantor of the Debt.

Interest Period: (i) the period from the date hereof through the first day thereafter that is the 5th day of a calendar month and (ii) each period thereafter from the 6th day of each calendar month through the 5th day of the following calendar month; except that the Interest Period, if any, that would otherwise commence before and end after the Maturity Date shall end on the Maturity Date. Notwithstanding the foregoing, if Lender exercises its right to change the Payment Date to a New Payment Date in accordance with Section 2.2.4 hereof, then from and after such election, each Interest Period shall be the period from the New Payment Date

(as defined under Section 2.2.4) in each calendar month through the day in the next succeeding calendar month immediately preceding the New Payment Date in such calendar month.

Interest Rate: a rate of interest equal to 4.935% per annum (or, when applicable pursuant to the Note or any other Loan Document, the Default Rate).

Key Principal(s): the OP and the REIT.

Leases: all leases and other agreements or arrangements heretofore or hereafter entered into for the use, enjoyment or occupancy of, or the conduct of any activity upon or in, the Property or the Improvements, including any guarantees, extensions, renewals, modifications or amendments thereof and all additional remainders, reversions and other rights and estates appurtenant thereunder. The term "Leases" shall not include any subleases of the Master Lease Space between the Master Lease Tenant, as sublandlord, and any tenant, as subtenant.

Letter of Credit: an irrevocable, unconditional, transferable, clean sight draft letter of credit acceptable to Lender and the Rating Agencies (either an evergreen letter of credit or one which does not expire until at least thirty (30) days after the Maturity Date) for which Borrowers shall have no reimbursement obligation and which reimbursement obligation is not secured by the Property or any other property pledged to secure the Note in favor of Lender and entitling Lender to draw thereon in New York, New York, issued by a domestic Eligible Institution or the U.S. agency or branch of a foreign Eligible Institution.

Legal Requirements: statutes, laws, rules, orders, regulations, ordinances, judgments, decrees and injunctions of Governmental Authorities affecting any Borrower, any Loan Document or all or part of the Property or the construction, ownership, use, alteration or operation thereof, whether now or hereafter enacted and in force, and all permits, licenses and

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authorizations and regulations relating thereto, and all covenants, agreements, restrictions and encumbrances contained in any instrument, either of record or known to Borrowers, at any time in force affecting all or part of the Property.

Lien: any mortgage, deed of trust, lien (statutory or otherwise), pledge, hypothecation, easement, restrictive covenant, preference, assignment, security interest or any other encumbrance, charge or transfer of, or any agreement to enter into or create any of the foregoing, on or affecting all or any part of the Property or any interest therein, or any direct or indirect interest in any Borrower, including any conditional sale or other title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, the filing of any financing statement, and mechanic’s, materialmen’s and other similar liens and encumbrances.

Loan Documents: this Agreement and all other documents, agreements and instruments now or hereafter evidencing, securing or delivered to Lender in connection with the Loan, including the following, each of which is dated as of the date hereof: (i) the Note or Notes made by Borrowers to Lender in the aggregate principal amount equal to the Loan (the "Note"), (ii) the Deed of Trust, Assignment of Leases and Rents and Security Agreement made by Borrowers to a trustee for the benefit of Lender which covers the Property (the "Mortgage"), (iii) Assignment of Leases and Rents from Borrowers to Lender, (iv) the Clearing Bank Instruction Letter (the "Clearing Account Agreement") among Borrowers, Lender, Manager and Clearing Bank, (v) the Cash Management Agreement (the "Cash Management Agreement") among Borrowers, Lender, Manager and the Deposit Bank, and (vi) the Guaranty of Recourse Obligations made by Guarantor; as each of the foregoing may be (and each of the foregoing defined terms shall refer to such documents as they may be) amended, restated, replaced, supplemented or otherwise modified from time to time.

Lockout Release Date: the earlier to occur of (i) the thirty sixth (36th) Payment Date of the Term and (ii) the date that is two (2) years from the "startup day" (within the meaning of Section 860G(a)(9) of the Code) of the REMIC Trust established in connection with the last Securitization involving any portion of the Loan.

Management Agreement: the management agreement between Borrowers and Manager, pursuant to which Manager is to manage the Property, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time in accordance with Section 5.12.

Manager: the OP or any successor, assignee or replacement manager appointed by Borrowers in accordance with Section 5.12.

Master Lease: that certain Lease of even date herewith between Maguire North Borrower, as landlord, and the OP ("Master Lease Tenant"), as tenant, which covers the Master Lease Space.

Master Lease Space: the approximately 90,812 square feet of the "Production Space" in the "Lantana Center" portion of the Lantana North Property, which is currently demised to Master Lease Tenant pursuant to the Master Lease.

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Material Lease: all Leases which individually or in the aggregate with respect to the same tenant and its Affiliates (i) cover more than 25,000 square feet of the Improvements or (ii) have a gross annual rent of more than 10% of the total annual Rents or (iii) demise at least one full floor of the Improvements. The Master Lease is deemed to be a Material Lease.

Maturity Date: the date on which the final payment of principal of the Note becomes due and payable as therein provided, whether at the Stated Maturity Date, by declaration of acceleration, or otherwise.

Minor Lease: any Lease that is not a Material Lease.

Net Operating Income: for any period during the Term of the Loan, the actual net operating income of the Property determined on a cash basis of accounting, after deducting therefrom deposits to (but not withdrawals from) any reserves required under this Agreement, and without giving credit for non-recurring extraordinary items of income.

Officer’s Certificate: a certificate delivered to Lender by Borrowers which is signed by a senior executive officer of the REIT.

OP: Maguire Properties, L.P., a Maryland limited partnership.

Operating Agreements: the Development Agreements, the REA’s, including any other covenants, restrictions or agreements of record relating to the construction, operation or use of the Property.

Other Charges: all ground rents, maintenance charges, impositions other than Taxes, and any other charges, including vault charges and license fees for the use of vaults, chutes and similar areas adjoining the Property, now or hereafter levied or assessed or imposed against the Property or any part thereof.

Payment Date: the 6th day of each calendar month or, upon Lender’s exercise of its right to change the Payment Date in accordance with Section 2.2.4, the New Payment Date (in either case, if such day is not a Business Day, the Payment Date shall be the first Business Day thereafter). The first Payment Date hereunder shall be February 6, 2005.

Permitted Encumbrances: (i) the Liens created by the Loan Documents, (ii) all Liens and other matters disclosed in the Title Insurance Policy, (iii) Liens, if any, for Taxes or Other Charges not yet due and payable and not delinquent, (iv) any workers’, mechanics’ or other similar Liens on the Property provided that any such Lien is bonded or discharged within 30 days after a Borrower first receives notice of such Lien and (v) such other title and survey exceptions as Lender approves in writing in Lender’s discretion.

Permitted Fund Manager: any nationally-recognized manager of investment funds which (i) invests in debt or equity interests relating to commercial real estate, (ii) invests through a fund with committed capital of at least $250,000,000 and (iii) is not the subject of a bankruptcy proceeding.

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Permitted Investment: (1) subject to the provisions of subparagraph (b) of this definition, any one or more of the following obligations or securities acquired at a purchase price of not greater than par, including those issued by Servicer, the trustee under any Securitization or any of their respective affiliates, payable on demand or having a maturity date not later than the Business Day immediately prior to the first Payment Date following the date of acquiring such investment (and in no event having maturities of more than 365 days) and meeting one of the appropriate standards set forth below: (i) obligations of, or obligations fully guaranteed as to payment of principal and interest by, the United States or any agency or instrumentality thereof provided such obligations are backed by the full faith and credit of the United States of America including, without limitation, obligations of: the U.S. Treasury (all direct or fully guaranteed obligations), the Farmers Home Administration (certificates of beneficial ownership), the General Services Administration (participation certificates), the U.S. Maritime Administration (guaranteed Title XI financing), the Small Business Administration (guaranteed participation certificates and guaranteed pool certificates), the U.S. Department of Housing and Urban Development (local authority bonds) and the Washington Metropolitan Area Transit Authority (guaranteed transit bonds); provided, however, that the investments described in this clause must (A) have a predetermined fixed dollar of principal due at maturity that cannot vary or change, (B) if rated by S&P, must not have an "r" highlighter affixed to their rating, (C) if such investments have a variable rate of interest, such interest rate must be tied to a single interest rate index plus a fixed spread (if any) and must move proportionately with that index, and (D) such investments must not be subject to liquidation prior to their maturity; (ii) Federal Housing Administration debentures; (iii) obligations of the following United States government sponsored agencies: Federal Home Loan Mortgage Corp. (debt obligations), the Farm Credit System (consolidated system wide bonds and notes), the Federal Home Loan Banks (consolidated debt obligations), the Federal National Mortgage Association (debt obligations), the Financing Corp. (debt obligations), and the Resolution Funding Corp. (debt obligations); provided, however, that the investments described in this clause must (A) have a predetermined fixed dollar of principal due at maturity that cannot vary or change, (B) if rated by S&P, must not have an "r" highlighter affixed to their rating, (C) if such investments have a variable rate of interest, such interest rate must be tied to a single interest rate index plus a fixed spread (if any) and must move proportionately with that index, and (D) such investments must not be subject to liquidation prior to their maturity; (iv) federal funds, unsecured certificates of deposit, time deposits, bankers’ acceptances and repurchase agreements with maturities of not more than 365 days of any bank, the short term obligations of which at all times are rated in the highest short term rating category by each Rating Agency (defined herein) (or, if not rated by all Rating Agencies, rated by at least one Rating Agency in the highest short term rating category and otherwise acceptable to each other Rating Agency, as confirmed in writing that such investment would not, in and of itself, result in a downgrade, qualification or withdrawal of the initial, or, if higher, then current ratings assigned to the Securities issued in connection with a Securitization or any class thereof); provided, however, that the investments described in this clause must (A) have a predetermined fixed dollar of principal due at maturity that cannot vary or change, (B) if rated by S&P, must not have an "r" highlighter affixed to their rating, (C) if such investments have a variable rate of interest, such interest rate must be tied to a single interest rate index plus a fixed spread (if any) and must move proportionately with that index, and (D) such investments must not be subject to liquidation prior to their maturity; (v) fully Federal Deposit Insurance Corporation insured demand and time deposits in, or certificates of deposit of, or bankers’ acceptances issued by, any

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bank or trust company, savings and loan association or savings bank, the short term obligations of which at all times are rated in the highest short term rating category by each Rating Agency (or, if not rated by all Rating Agencies, rated by at least one Rating Agency in the highest short term rating category and otherwise acceptable to each other Rating Agency, as confirmed in writing that such investment would not, in and of itself, result in a downgrade, qualification or withdrawal of the initial, or, if higher, then current ratings assigned to the Securities or any class thereof); provided, however, that the investments described in this clause must (A) have a predetermined fixed dollar of principal due at maturity that cannot vary or change, (B) if rated by S&P, must not have an "r" highlighter affixed to their rating, (C) if such investments have a variable rate of interest, such interest rate must be tied to a single interest rate index plus a fixed spread (if any) and must move proportionately with that index, and (D) such investments must not be subject to liquidation prior to their maturity; (vi) debt obligations with maturities of not more than three hundred sixty-five (365) days and at all times rated by each Rating Agency (or, if not rated by all Rating Agencies, rated by at least one Rating Agency and otherwise acceptable to each other Rating Agency, as confirmed in writing that such investment would not, in and of itself, result in a downgrade, qualification or withdrawal of the initial, or, if higher, then current ratings assigned to the Securities or any class thereof) in its highest long term unsecured rating category; provided, however, that the investments described in this clause must (A) have a predetermined fixed dollar amount of principal due at maturity that cannot vary or change, (B) if rated by S&P, must not have an "r" highlighter affixed to their rating, (C) if such investments have a variable rate of interest, such interest rate must be tied to a single interest rate index plus a fixed spread (if any) and must move proportionately with that index, and (D) such investments must not be subject to liquidation prior to their maturity; (vii) commercial paper (including both non interest bearing discount obligations and interest bearing obligations payable on demand or on a specified date not more than one year after the date of issuance thereof) with maturities of not more than three hundred sixty-five (365) days and that at all times is rated by each Rating Agency (or, if not rated by all Rating Agencies, rated by at least one Rating Agency and otherwise acceptable to each other Rating Agency, as confirmed in writing that such investment would not, in and of itself, result in a downgrade, qualification or withdrawal of the initial, or, if higher, then current ratings assigned to the Securities or any class thereof) in its highest short term unsecured debt rating; provided, however, that the investments described in this clause must (A) have a predetermined fixed dollar of principal due at maturity that cannot vary or change, (B) if rated by S&P, must not have an "r" highlighter affixed to their rating, (C) if such investments have a variable rate of interest, such interest rate must be tied to a single interest rate index plus a fixed spread (if any) and must move proportionately with that index, and (D) such investments must not be subject to liquidation prior to their maturity; and (viii) other security, obligation or investment which has been approved as a Permitted Investment in writing by (a) Lender and (b) each Rating Agency, as evidenced by a written a Rating Comfort Letter with respect to that the designation of such security, obligation or investment as a Permitted Investment; provided, however, that no obligation or security shall be a Permitted Investment if (A) such obligation or security evidences a right to receive only interest payments or (B) the right to receive principal and interest payments on such obligation or security are derived from an underlying investment that provides a yield to maturity in excess of one hundred twenty percent (120%) of the yield to maturity at par of such underlying investment. Notwithstanding anything to the contrary contained herein, the Permitted Investments (i) through (ix) above must have a Moody’s rating of (a) "A2 or P-1" if such investment has a maximum maturity of one (1)

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month, (b) "A1 and P-1" if such investment has a maximum maturity of three (3) months, (c) "Aa3 and P-1" if such investment has a maximum maturity of six (6) months and (d) "AAA and P-1" if such investment has a maximum maturity of more than six (6) months.

(b)    At any time when Borrowers are not permitted under the Loan Documents to select Permitted Investments, "Permitted Investments" shall mean any one or more of the following obligations or securities acquired at a purchase price of not greater than par, including those issued by Servicer (defined herein), the trustee under any Securitization or any of their respective Affiliates, payable on demand or having a maturity date not later than the Business Day immediately prior to the first Payment Date following the date of acquiring such investment (and in no event having maturities of more than 365 days) and meeting one of the appropriate standards set forth below: (i) obligations of, or obligations fully guaranteed as to payment of principal and interest by, the United States or any Person controlled or supervised by and acting as an instrumentality of the United States pursuant to authority granted by the Congress of the United States provided such obligations are backed by the full faith and credit of the United States of America and are one of the following: obligations of: the U.S. Treasury (all direct or fully guaranteed obligations), the General Services Administration (participation certificates), the Small Business Administration (guaranteed participation certificates and guaranteed pool certificates) or the U.S. Department of Housing and Urban Development (local authority bonds); provided, however, that the investments described in this clause must (A) have a predetermined fixed dollar of principal due at maturity that cannot vary or change, (B) if rated by S&P, must not have an "r" highlighter affixed to their rating, (C) if such investments have a variable rate of interest, such interest rate must be tied to a single interest rate index plus a fixed spread (if any) and must move proportionately with that index, and (D) such investments must not be subject to liquidation prior to their maturity; (ii) Federal Housing Administration debentures; and (iii) obligations of the following United States government sponsored agencies: Federal Home Loan Mortgage Corp. (debt obligations), the Farm Credit System (consolidated system wide bonds and notes), the Federal Home Loan Banks (consolidated debt obligations) and the Federal National Mortgage Association (debt obligations); provided, however, that the investments described in this clause must (A) have a predetermined fixed dollar of principal due at maturity that cannot vary or change, (B) if rated by S&P, must not have an "r" highlighter affixed to their rating, (C) if such investments have a variable rate of interest, such interest rate must be tied to a single interest rate index plus a fixed spread (if any) and must move proportionately with that index, and (D) such investments must not be subject to liquidation prior to their maturity; provided, however, that no obligation or security shall be a Permitted Investment if (A) such obligation or security evidences a right to receive only interest payments or (B) the right to receive principal and interest payments on such obligation or security are derived from an underlying investment that provides a yield to maturity in excess of one hundred twenty percent (120%) of the yield to maturity at par of such underlying investment. Notwithstanding anything to the contrary contained herein, the Permitted Investments (i) through (ix) above must have a Moody’s rating of (a) "A2 or P-1" if such investment has a maximum maturity of one (1) month, (b) "A1 and P-1" if such investment has a maximum maturity of three (3) months, (c) "Aa3 and P-1" if such investment has a maximum maturity of six (6) months and (d) "AAA and P-1" if such investment has a maximum maturity of more than six (6) months.

Permitted Transferee: for purposes of one Transfer and Assumption only, a Qualified Transferee (i) that qualifies as a Special Purpose Bankruptcy Remote Entity in

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compliance with Section 5.13 hereof, (ii) whose counsel has delivered to Lender a non-consolidation opinion acceptable to Lender and the Rating Agencies in their sole discretion, (iii) is an experienced operator and/or owner of office properties of similar size, type and income as the Property, as evidenced by financial statements and other information reasonably requested by Lender, and is, or has retained, a Qualified Manager, (iv) is not Controlled by any Person that has been a debtor in any Bankruptcy Action (hereinafter defined) in the past ten (10) years or has ever been convicted of fraud or any crimes with respect to securities or banking laws, and (v) that has not been involved in any prior disputes with Lender, and is not Controlled by any Person that has not been involved in any prior disputes with Lender. As used herein, "Bankruptcy Action" means with respect to any Person (a) such Person filing a voluntary petition under the Bankruptcy Code or any other Federal or state bankruptcy or insolvency law; (b) the filing of an involuntary petition against such Person under the Bankruptcy Code or any other Federal or state bankruptcy or insolvency law, or soliciting or causing to be solicited petitioning creditors for any involuntary petition against such Person, which is not dismissed within 90 days; (c) such Person filing an answer consenting to or otherwise acquiescing in or joining in any involuntary petition filed against it, by any other Person under the Bankruptcy Code or any other Federal or state bankruptcy or insolvency law, or soliciting or causing to be solicited petitioning creditors for any involuntary petition from any Person; (d) such Person consenting to or acquiescing in or joining in an application for the appointment of a custodian, receiver, trustee, or examiner for such Person or any portion of the Property; or (e) such Person making an assignment for the benefit of creditors, or admitting, in writing or in any legal proceeding, its insolvency or inability to pay its debts as they become due.

Permitted REIT Transferee: an entity that the REIT Controls (within the sense of clause (ii) of the defined term "Control") and directly or indirectly owns at least a 51% interest in, that (i) qualifies as a Special Purpose Bankruptcy Remote Entity in compliance with Section 5.13 hereof, and (ii) whose counsel has delivered to Lender a non-consolidation opinion acceptable to Lender in its reasonable discretion and acceptable to the Rating Agencies.

Person: any individual, corporation, partnership, limited liability company, joint venture, estate, trust, unincorporated association, any other person or entity, and any federal, state, county or municipal government or any bureau, department or agency thereof and any fiduciary acting in such capacity on behalf of any of the foregoing.

Plan: (i) an employee benefit or other plan established or maintained by a Borrower or any ERISA Affiliate or to which a Borrower or any ERISA Affiliate makes or is obligated to make contributions and (ii) which is covered by Title IV of ERISA or Section 302 of ERISA or Section 412 of the Code.

Prescribed Laws: collectively, (i) the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (Public Law 107-56) (The USA PATRIOT Act), (ii) Executive Order No. 13224 on Terrorist Financing, effective September 24, 2001, and relating to Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism, (iii) the International Emergency Economic Power Act, 50 U.S.C. §1701 et seq. and (iv) all other legal requirements relating to money laundering or terrorism.

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Property: the parcels of real property and Improvements thereon owned by Borrowers and encumbered by the Mortgage; together with all rights pertaining to such real property and Improvements, and all other collateral for the Loan as more particularly described in the Granting Clauses of the Mortgage and referred to therein as the Mortgaged Property. The Property is comprised of (i) the portion of the Property known as the "North Campus", which is owned in fee by the Maguire North Borrower (the "Lantana North Property") and (ii) the portion of the Property known as the "South Campus", which is owned in fee by the Maguire South Borrower (the "Lantana South Property"). The Property is located in Santa Monica, California. Upon the release of the Release Parcels from the Lien of the Mortgage pursuant to Section 10.24, the term Property shall not include the Release Parcels and Improvements thereon.

Qualified Manager: any of (a) the OP, (b) an Affiliated Manager, (c) any property manager Controlled (within the sense of clause (ii) of the defined term "Control") by the REIT or (d) in the reasonable judgment of Lender, a reputable and experienced management company which (i) is a reputable national (or regional) major management company having at least five (5) years’ experience in the management of commercial properties of comparable quality to the Property, with similar uses as the Property and in the jurisdiction in which the Property is located, (ii) at the time of its engagement and has, for at least five (5) years prior to its engagement as property manager, managed at least (5) commercial office buildings of comparable quality to the Property, (iii) at the time of its engagement as property manager has leaseable square footage of office buildings of comparable quality to the Property equal to the lesser of (A) 1,000,000 leaseable square feet (exclusive of the Property) and (B) five times the leaseable square feet of the Property and (iv) is not the subject of a Bankruptcy Action; provided that Borrowers shall have obtained prior written confirmation from the applicable Rating Agencies that management of the Property by such Person will not cause a downgrade, withdrawal or qualification of the then current ratings of the Securities or any class thereof (provided that no such written confirmation from the Rating Agencies in connection with such Qualified Manager will be required in connection with Permitted Transfers under Section 5.26.5 and the Transfer and Assumption under Section 5.26.6 not requiring such prior written confirmation from the Rating Agencies).

Qualified Transferee:

    (i)    a real estate investment trust, bank, saving and loan association, investment bank, insurance company, trust company, commercial credit corporation, pension plan, pension fund or pension advisory firm, mutual fund, government entity or plan, provided that any such Person referred to in this clause (i) satisfies the Eligibility Requirements;

    (ii)    an investment company, money management firm or "qualified institutional buyer" within the meaning of Rule 144A under the Securities Act of 1933, as amended, or an institutional "accredited investor" within the meaning of Regulation D under the Securities Act of 1933, as amended, provided that any such Person referred to in this clause (ii) satisfies the Eligibility Requirements;

    (iii)    an institution substantially similar to any of the foregoing entities described in clauses (i) or (ii) that satisfies the Eligibility Requirements;

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    (iv)    any entity Controlled (which for purposes of this definition means the ownership, directly or indirectly, in the aggregate of more than fifty percent (50%) of the beneficial ownership interests of an entity and the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of an entity, whether through the ability to exercise voting power, by contract or otherwise) by any of the entities described in clauses (i) (ii) or (iii) above or (v) below;

(v)    an investment fund, limited liability company, limited partnership or general partnership where a Permitted Fund Manager or an entity that is otherwise a Qualified Transferee under clauses (i) (ii), (iii) or (iv) of this definition acts as the general partner, managing member or fund manager and at least 50% of the equity interests in such investment vehicle are owned, directly or indirectly, by one or more entities that are otherwise Qualified Transferees under clauses (i) (ii), (iii) or (iv) of this definition; or

(vi)    a Person (i) with a long-term unsecured debt rating from each of the Rating Agencies rating the Securities of at least "investment grade" that (ii) owns, controls or operates, with its Affiliates, office buildings totaling at least 4,000,000 square feet of gross leaseable area (exclusive of the Property), has with its Affiliates a net worth, as of a date no more than three (3) months prior to the date of such Transfer; of at least $300 million (exclusive of the Property), and immediately prior to such Transfer, controls with its Affiliates real estate equity assets of at least $750 million (exclusive of the Property).

Rating Agency: each of Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc. ("S&P"), Moody’s Investors Service, Inc. ("Moody’s"), and Fitch, Inc. ("Fitch") or any other nationally recognized statistical rating organization to the extent any of the foregoing have been engaged by Lender or its designee in connection with or in anticipation of any Securitization.

Rating Comfort Letter: a letter issued by each of the applicable Rating Agencies which confirms that the taking of the action referenced to therein will not result in any qualification, withdrawal or downgrading of any existing ratings of Securities created in a Securitization or, if a Securitization has not occurred, any ratings to be assigned in connection with a Securitization.

REA(s): those certain reciprocal easement agreements contemplated by the Development Agreements.

REIT: Maguire Properties, Inc., a Maryland corporation.

Release Parcels: collectively, (i) the airspace parcels to be created above the portion of the Lantana North Property known as "Lantana East" and (ii) the airspace parcels to be created above the portion of the Lantana South Property known as "Lantana South", each as contemplated by the Development Agreements, and which parcels are more particularly shown on the Parcel Map attached hereto as Schedule 6. Additionally (and without limiting the foregoing), in the event that Borrowers elect not to subdivide such parcels into separate airspace parcels (and Borrowers elect to subdivide and convey their respective fee interests in the portion of the Lantana North Property known as "Lantana East" and the portion of the Lantana South

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Property known as "Lantana South" (each as shown on the Parcel Map attached hereto as Schedule 6), then the term "Release Parcels" shall mean such fee interests of Borrowers in the "Lantana East" parcel and the "Lantana South" parcel.

REMIC Trust: a "real estate mortgage investment conduit" within the meaning of Section 860D of the Code that holds the Note.

Rents: all rents, rent equivalents, moneys payable as damages (including payments by reason of the rejection of a Lease in a Bankruptcy Proceeding) or in lieu of rent or rent equivalents, royalties (including all oil and gas or other mineral royalties and bonuses), income, fees, receivables, receipts, revenues, deposits (including security, utility and other deposits), accounts, cash, issues, profits, charges for services rendered, and other payment and consideration of whatever form or nature received by or paid to or for the account of or benefit of any Borrower, Manager or any of their agents or employees from any and all sources arising from or attributable to the Property and the Improvements, including all receivables, customer obligations, installment payment obligations and other obligations now existing or hereafter arising or created out of the sale, lease, sublease, license, concession or other grant of the right of the use and occupancy of the Property or rendering of services by any Borrower, Manager or any of their agents or employees and proceeds, if any, from business interruption or other loss of income insurance. With respect to the Master Lease Space, Rents shall not include sublease revenue from subtenants of the Master Lease Space, only the revenue from the Master Lease itself.

Restricted Party: (i) any Borrower, the OP, the Guarantor, or any Affiliated Manager, and (ii) any shareholder, general partner, member, non-member manager, direct or indirect legal or beneficial owner of, any Borrower, the OP, Guarantor, any Affiliated Manager or any non-member manager; provided, however, that the term "Restricted Party" shall not include any limited partner of the OP, Guarantor, or any Affiliated Manager, or any shareholders of the REIT, or any person owning direct or indirect interests in or through such limited partners or shareholders.

Sale or Pledge: a voluntary or involuntary sale, conveyance, assignment, transfer, encumbrance or pledge of a legal or beneficial interest.

Scheduled Defeasance Payments: the Monthly Debt Service Payment Amount required under the Note for all Payment Dates occurring after the Defeasance Date (including the outstanding Principal balance on the Note as of the Stated Maturity Date).

Security Agreement: a security agreement in form and substance that would be satisfactory to Lender (in Lender’s sole but good faith discretion) pursuant to which Borrowers grant Lender a perfected, first priority security interest in the Defeasance Collateral Account and the Defeasance Collateral.

Servicer: a servicer selected by Lender to service the Loan, including any "master servicer" or "special servicer" appointed under the terms of any pooling and servicing agreement or similar agreement entered into as a result of a Securitization.

State: the state in which the Property is located.

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Stated Maturity Date: January 6, 2010, as such date may be changed in accordance with Section 2.2.4.

Taxes: all real estate and personal property taxes, assessments, water rates or sewer rents, maintenance charges, impositions, vault charges and license fees, now or hereafter levied or assessed or imposed against all or part of the Property.

Term: the entire term of this Agreement, which shall expire upon repayment in full of the Debt and full performance of each and every obligation to be performed by Borrowers pursuant to the Loan Documents.

Title Insurance Policy: the ALTA mortgagee title insurance policy in the form acceptable to Lender issued with respect to the Property and insuring the Lien of the Mortgage.

UCC: the Uniform Commercial Code as in effect in the State or the state in which any of the Cash Management Accounts are located, as the case may be.

U.S. Obligations: (i) direct full faith and credit obligations of (or guaranteed as to timely payment by) the United States of America (or any agency or instrumentality of the United States of America, to the extent acceptable by the applicable Rating Agencies), or the obligations of which are backed by the full faith and credit of the United States of America, in each case that are not subject to prepayment, call or early redemption, (ii) obligations that are "government securities" within the meaning of Section 2(a)(16) of the Investment Company Act of 1940, as amended, and, (iii) to the extent acceptable to the applicable Rating Agencies, other non-callable government securities satisfying the REMIC Provisions (hereinafter defined), in each case to the extent such obligations are not subject to prepayment, call or early redemption. As used herein, "REMIC Provisions" mean provisions of the federal income tax law relating to real estate mortgage investment conduits, which appear at Sections 860A through 860G of Subchapter M of Chapter 1 of Subtitle A of the Code, and related provisions, and temporary and final regulations and, to the extent not inconsistent with such temporary and final regulations, proposed regulations, and published rulings, notices and announcements promulgated thereunder, as the foregoing may be in effect from time to time.

Welfare Plan: an employee welfare benefit plan, as defined in Section 3(1) of ERISA.

Yield Maintenance Premium: an amount equal to the greater of (i) one percent of the outstanding principal balance of the Loan at the time of prepayment or (ii) an amount which, when added to the outstanding Principal, would be sufficient to purchase U.S. Obligations which provide payments (a) on or prior to, but as close as possible to, all successive scheduled payment dates under this Agreement through the Stated Maturity Date and (b) in amounts equal to the Monthly Debt Service Payment Amount required under this Agreement through the Stated Maturity Date together with the outstanding principal balance of the Note as of the Stated Maturity Date assuming all such Monthly Debt Service Payments are made (including any servicing costs associated therewith). In no event shall the Yield Maintenance Premium be less than zero.

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Section 1.2    Index of Other Definitions

. The following terms are defined in the sections or Loan Documents indicated below:

"Approved Annual Budget" - 6.3.4
"Annual Budget" - 6.3.4
"Applicable Taxes" - 2.2.3
"Asbestos" - 5.8.2
"Assignment of Leases and Rents" - 4.16
"Award" - 7.3.2
"Bankruptcy Proceeding" - 4.8
"Best" - 7.1.2
"Blanket Insurance Premium Financing Arrangements" - 7.1.4
"Borrower Parties" - 10.1
"Cash Management Accounts" - 3.7
"Cash Management Agreement" - 1.1 (Definition of Loan Documents)
"Casualty" - 7.2.1
"Casualty/Condemnation Prepayment" - 2.3.2
"Casualty/Condemnation Subaccount" - 3.4
"Casualty Consultant" - 7.4.1(e)
"Casualty Restoration" - 7.2.1
"Casualty Retainage" - 7.4.1(b)
"Clearing Account" -- 3.1
"Clearing Account Agreement" - 1.1 (Definition of Loan Documents)
"Clearing Bank" - 3.1
"Condemnation" - 7.3.1
"Condemnation Proceeds" - 7.4.1
"Condemnation Restoration" - 7.3.1
"Defeasance Collateral Account" - 2.3.3
"Defeasance Event" - 2.3.3
"Defeasance Date" - 2.3.3
"Delinquency Date" - 5.2
"Deposit Account" - 3.1
"Disclosure Document" - 9.1.2
"Eligible Account" - Cash Management Agreement
"Endorsement" - 5.26.b(c)(iv)
"Environmental Laws" - 4.21
"Equipment" - Mortgage
"Event of Default" - 8.1
"Exchange Act" - 9.1.2
"Factory Mutual" - 7.1.5
"Financing Installment" - 7.1.4
"Fitch" - 1.1 (Definition of Rating Agency)
"Full Replacement Cost" - 7.1.1(j)
"Full Coverage" - 7.1.1(a)
"Hazardous Substances" - 4.21
"Improvements" - Mortgage
"Indemnified Liabilities" - 5.30

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"Indemnified Party" - 5.30
"Indemnified Group" - 9.1.3
"Independent Director" - Schedule 5
"Insurance Premiums" - 7.1.3
"Insurance Proceeds" - 7.4.1
"Insured Casualty" - 7.2.2
"Investor" - 9.1.1
"Late Payment Charge" - 2.5.3
"Lender’s Consultant" - 5.8.1
"Liabilities" - 9.1.3
"Licenses" - 4.11
"Loan" - 2.1
"Monthly Debt Service Payment Amount" - 2.2.1
"Moody’s" - 1.1 (Definition of Rating Agency)
"Mortgage" - 1.1 (Definition of Loan Documents)
"Net Proceeds" - 7.4(b)
"New Payment Date" - 2.2.4
"Note" - 1.1 (Definition of Loan Documents)
"Notice" - 6.1
"Parent" - 9.1.1(a)
"Permitted Indebtedness" - 5.22
"Permitted Prepayment Date" - 2.3.4
"Phase I Reports" - 4.21
"Policies" or "Policy" - 7.1.2
"Preliminary Release Documents" - 10.24(c)
"Principal" - 2.1
"Proceeds" - 7.2.2
"Provided Information" - 9.1.1
"Public Releases: - 10.16
"Registration Statement" - 9.1.3
"Related Party" or "Related Parties - 4.33(d)
"Release Date" - 10.24(a)(i).
"Remedial Work" - 5.8.3
"Rent Roll" - 4.16
"Rentable Space Percentage" - 7.4.1(c)(iii)
"Required Leases" - 7.4.1(c)(iii)
"Required Repairs" - 3.2.1
"Required Repairs Subaccount" - 3.2.2
"Restoration" - 7.3.1
"S&P" - 1.1 (Definition of Rating Agency)
"Securities" - 9.1.1
"Securities Act" - 9.1.2
"Securitization" - 9.1.1
"Securitization Information - 9.1.3(b)
"Security Deposit Account" - 3.5
"Security Deposit Subaccount" - 3.5

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"Significant Casualty" - 7.2.2
"Special Purpose Bankruptcy Remote Entity" - 5.13
"Subaccounts" - 3.1
"Subordination of Management Agreement" - 5.12.1
"Successor Borrower" - 2.3.3
"Survey" - 4.31
"Tax and Insurance Impound Fund" - 3.3
"Tax and Insurance Subaccount" - 3.3
"Tenant Estoppels" - 4.16
"Terrorism Acts" - 7.1.1(j)
"Threshold Amount" - 5.4.2
"Toxic Mold" - 4.21
"Transfer" - 5.26.3
"Transfer and Assumption" - 5.26.6(a)
"Transferee Borrower" - 5.26.6(a)

Section 1.3    Principles of Construction

. Unless otherwise specified, (i) all references to sections and schedules are to those in this Agreement, (ii) the words "hereof," "herein" and "hereunder" and words of similar import refer to this Agreement as a whole and not to any particular provision, (iii) all definitions are equally applicable to the singular and plural forms of the terms defined, (iv) the word "including" means "including but not limited to," and (v) accounting terms not specifically defined herein shall be construed in accordance with GAAP. To the extent that the definition of Net Operating Income deviates from GAAP, the definitions of such terms contained herein shall govern.

ARTICLE 2

GENERAL LOAN TERMS

Section 2.1    The Loan

. Lender is making a loan (the "Loan") to Borrowers on the date hereof, in the original principal amount (the "Principal") of $98,000,000.00 which shall mature on the Stated Maturity Date. Borrowers acknowledge receipt of the Loan, the proceeds of which are being and shall be used to (i) acquire the Property, (ii) fund certain of the Subaccounts, and (iii) pay transaction costs. Any excess proceeds may be used for any lawful purpose. No amount repaid in respect of the Loan may be reborrowed.

Section 2.2    Interest; Monthly Payments

.

2.2.1    Generally. From and after the date hereof, interest on the unpaid Principal shall accrue at the Interest Rate and be payable as hereinafter provided. On the date hereof, Borrowers shall pay interest on the unpaid Principal from the date hereof through and including January 5, 2005. On February 6, 2005 and each Payment Date thereafter through and including the Maturity Date, the interest on the Principal at the Interest Rate shall be payable in monthly installments (each such installment, the "Monthly Debt Service Payment Amount"). The Monthly Debt Service Payment Amount due on any Payment Date shall be applied to the payment of interest accrued during the preceding Interest Period. All accrued and unpaid interest shall be due and payable on the Maturity Date. If the Loan is repaid on any date other than on a

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Payment Date (whether prior to or after the Stated Maturity Date), Borrowers shall also pay interest that would have accrued on such repaid Principal to but not including the next Payment Date.

2.2.2    Default Rate. After the occurrence and during the continuance of an Event of Default, the entire unpaid Debt shall bear interest at the Default Rate, and shall be payable, to the extent permitted by applicable law, within ten (10) days after the date Lender makes written demand therefor.

2.2.3    Taxes. Any and all payments by Borrowers hereunder and under the other Loan Documents shall be made free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding taxes imposed on Lender’s income, and franchise taxes imposed on Lender by the law or regulation of any Governmental Authority (all such non-excluded taxes, levies, imposts, deductions, charges, withholdings and liabilities being hereinafter referred to in this Section 2.2.3 as "Applicable Taxes"). If Borrowers shall be required by law to deduct any Applicable Taxes from or in respect of any sum payable hereunder to Lender, the following shall apply: (i) the sum payable shall be increased as may be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 2.2.3), Lender receives an amount equal to the sum it would have received had no such deductions been made, (ii) Borrowers shall make such deductions and (iii) Borrowers shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law. Payments pursuant to this Section 2.2.3 shall be made within ten (10) days after the date Lender makes written demand therefor.

2.2.4    New Payment Date. Lender shall have the right, to be exercised not more than once during the term of the Loan, to change the Payment Date to a date later than the sixth day of each month (a "New Payment Date"), on 30 days’ written notice to Borrowers; provided, however, that any such change in the Payment Date: (i) shall not modify the amount of regularly scheduled monthly principal (if any) and interest payments, except that the first payment of principal (if any) and interest payable on the New Payment Date shall be accompanied by interest at the interest rate herein provided for the period from the Payment Date in the month in which the New Payment Date first occurs to the New Payment Date, and (ii) shall extend the Stated Maturity Date to the New Payment Date occurring in the month set forth in the definition of Stated Maturity Date.

Section 2.3    Loan Repayment

.

2.3.1    Repayment. Borrowers shall repay the entire outstanding principal balance of the Note in full on the Maturity Date, together with interest thereon to (but excluding) the date of repayment and any other amounts due and owing under the Loan Documents. Borrowers shall have no right to prepay or defease all or any portion of the Principal except in accordance with Section 2.3.2, Section 2.3.3 and Section 2.4 below. Except during the continuance of an Event of Default, all proceeds of any repayment, including any prepayments of the Loan, shall be applied by Lender as follows in the following order of priority: First, accrued and unpaid interest at the Interest Rate; second, to Principal; and third, to and any other amounts then due and owing under the Loan Documents. If prior to the Stated Maturity Date the Debt is

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accelerated by reason of an Event of Default, then Lender shall be entitled to receive, in addition to the unpaid Principal and accrued interest and other sums due under the Loan Documents, an amount equal to the Yield Maintenance Premium applicable to such Principal so accelerated. During the continuance of an Event of Default, all proceeds of repayment, including any payment or recovery on the Property (whether through foreclosure, deed-in-lieu of foreclosure, or otherwise) shall, unless otherwise provided in the Loan Documents, be applied in such order and in such manner as Lender shall elect in Lender’s discretion.

2.3.2    Mandatory Prepayments. The Loan is subject to mandatory prepayment in certain instances of Insured Casualty or Condemnation (each, a "Casualty/Condemnation Prepayment"), in the manner and to the extent set forth in Section 7.4.2. Each Casualty/Condemnation Prepayment, after deducting Lender’s costs and expenses (including reasonable attorneys’ fees and expenses) in connection with the settlement or collection of the Proceeds or Award, shall be applied in the same manner as repayments under Section 2.3.1, and if such Casualty/Condemnation Payment is made on any date other than a Payment Date, then such Casualty/Condemnation Payment shall include interest that would have accrued on the Principal prepaid to but not including the next Payment Date. Provided that no Event of Default is continuing, any such mandatory prepayment under this Section 2.3.2 shall be without the payment of the Yield Maintenance Premium. Notwithstanding anything to the contrary contained herein, each Casualty/Condemnation Prepayment shall be applied in inverse order of maturity and shall not extend or postpone the due dates of the monthly installments due under the Note or this Agreement, or change the amounts of such installments.

2.3.3    Defeasance

(a)    Conditions to Defeasance. Provided no Event of Default shall be continuing, Borrowers shall have the right on any Payment Date after the Lockout Release Date and prior to the Permitted Prepayment Date to voluntarily defease the entire amount of the Principal and obtain a release of the Lien of the Mortgage by providing Lender with the Defeasance Collateral (a "Defeasance Event"), subject to the satisfaction of the following conditions precedent:

(1)    Borrowers shall give Lender not less than thirty (30) days prior written notice specifying a Payment Date (the "Defeasance Date") on which the Defeasance Event is expected to occur.

(2)    Borrowers shall pay to Lender (A) all payments of interest due on the Loan to and including the Defeasance Date and (B) all other sums, then due under the Note, this Agreement and the other Loan Documents;

(3)    Borrowers shall deposit the Defeasance Collateral into the Defeasance Collateral Account and otherwise comply with the provisions of subsections (b) and (c) of this Section 2.3.3;

(4)    Borrowers shall execute and deliver to Lender a Security Agreement in respect of the Defeasance Collateral Account and the Defeasance Collateral;

(5)    Borrowers shall deliver to Lender an opinion of counsel for Borrowers that is standard in commercial lending transactions and subject only to customary qualifications,

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assumptions and exceptions opining, among other things, that (i) Lender has a legal and valid perfected security interest in the Defeasance Collateral Account and the Defeasance Collateral, (ii) if a securitization has occurred, the REMIC Trust formed pursuant to such securitization will not fail to maintain its status as a "real estate mortgage investment conduit" within the meaning of Section 860D of the Code as a result of a Defeasance Event pursuant to this Section 2.3.3, (iii) the Defeasance Event will not result in a significant modification and will not be an exchange of the Note for purposes of Section 1001 of the Code and the Treasury Regulations thereunder, (iv) delivery of the Defeasance Collateral and the grant of a security interest therein to Lender shall not constitute an avoidable preference under Section 547 of the Bankruptcy Code or applicable state law and (v) a non-consolidation opinion with respect to the Successor Borrower;

(6)    Borrowers shall deliver to Lender and the Rating Agencies a Rating Comfort Letter as to the Defeasance Event;

(7)    Borrowers shall deliver an Officer’s Certificate certifying that the requirements set forth in this Section 2.3.3 have been satisfied;

(8)    Borrowers shall deliver an agreed upon procedures letter from a "big four" or other nationally recognized public accounting firm acceptable to Lender (or any other accounting firm that is reputable and experienced in preparing such procedure letters and reports and reasonably acceptable to Lender) verifying that the Defeasance Collateral will generate monthly amounts equal to or greater than the Scheduled Defeasance Payments, (ii) the revenue from the Defeasance Collateral will be applied within four months of receipt towards payments of Debt Service, (iii) the securities that comprise the Defeasance Collateral are not subject to prepayment, call or early redemption and (iv) the interest income to Borrowers (or the Successor Borrower, if applicable) from the Defeasance Collateral will not in any tax year materially exceed the interest expense associated with the defeased Loan;

(9)    Borrowers shall deliver such other certificates, opinions, documents and instruments as Lender may reasonably request; and

(10)    Borrowers shall pay all costs and expenses of Lender incurred in connection with the Defeasance Event, including Lender’s reasonable attorneys’ fees and expenses and Rating Agency fees and expenses.

(b)    Defeasance Collateral Account

. On or before the date on which Borrowers deliver the Defeasance Collateral, Borrowers shall open at any Eligible Institution the defeasance collateral account (the "Defeasance Collateral Account") which shall at all times be an Eligible Account. The Defeasance Collateral Account shall contain only (i) Defeasance Collateral, and (ii) cash from interest and principal paid on the Defeasance Collateral. All cash from interest and principal payments paid on the Defeasance Collateral shall be paid over to Lender on each Payment Date and applied first to accrued and unpaid interest and then to Principal. Any cash from interest and principal paid on the Defeasance Collateral not needed to pay accrued and unpaid interest or Principal shall be retained in the Defeasance Collateral Account as additional collateral for the Loan. Borrowers shall cause the Eligible Institution at which the Defeasance Collateral is deposited to enter an agreement with Borrowers and Lender, satisfactory to Lender

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in its sole discretion, pursuant to which such Eligible Institution shall agree to hold and distribute the Defeasance Collateral in accordance with this Agreement. The Successor Borrower shall be the owner of the Defeasance Collateral Account and shall report all income accrued on Defeasance Collateral for federal, state and local income tax purposes in its income tax return. Borrowers shall pay all costs and expenses associated with opening and maintaining the Defeasance Collateral Account. Neither Borrower (provided that a Successor Borrower has assumed the Loan) nor Lender shall in any way be liable by reason of any insufficiency in the Defeasance Collateral Account.

(c)    Successor Borrower. In connection with a Defeasance Event under this Section 2.3.3, Borrowers shall, if required by the Rating Agencies or if Borrowers elect to do so, establish or designate a successor entity (the "Successor Borrower") which shall be a Single Purpose Bankruptcy Remote Entity and which shall be approved by the Rating Agencies. Any such Successor Borrower may, at Borrowers’ option, be an Affiliate of Borrowers unless the Rating Agencies shall require otherwise. Borrowers shall transfer and assign all obligations, rights and duties under and to the Note, together with the Defeasance Collateral to such Successor Borrower. Such Successor Borrower shall assume the obligations under the Note and the Security Agreement and Borrowers shall be relieved of their obligations under the Debt and the Loan Documents (other than those obligations which are expressly stated to survive the payment in full of the Loan). Borrowers shall pay a minimum of $1,000 to any such Successor Borrower as consideration for assuming the obligations under the Note and the Security Agreement (unless such requirement shall be waived by the applicable Rating Agencies). Borrowers shall pay all costs and expenses incurred by Lender, including Lender’s attorney’s fees and expenses, incurred in connection therewith.

2.3.4    Optional Prepayments. From and after the third Payment Date prior to the Stated Maturity Date (the "Permitted Prepayment Date"), Borrowers shall have the right to prepay the Principal in whole but not in part, provided that Borrowers give Lender at least 15 days’ prior written notice thereof. If any such prepayment is not made on a Payment Date, Borrowers shall also pay interest that would have accrued on such prepaid Principal to, but not including, the next Payment Date. Any such prepayment shall be made without payment of the Yield Maintenance Premium.

2.3.5    Prepayments After Default. If after an Event of Default, payment of all or any part of the principal of the Loan is tendered by Borrowers, a purchaser at foreclosure or any other Person, such tender shall be deemed an attempt to circumvent the prohibition against prepayment set forth in Section 2.3.1 and Borrowers, such purchaser at foreclosure or other Person shall pay the Yield Maintenance Premium, in addition to the outstanding principal balance, all accrued and unpaid interest and other amounts payable under the Loan Documents.

Section 2.4    Release of Property

.

2.4.1    Release on Defeasance. If Borrowers have elected to defease the Note and the requirements of Section 2.3.3 and this Section 2.4 have been satisfied, the Property shall be released from the Lien of the Mortgage and the Defeasance Collateral pledged pursuant to the Security Agreement shall be the sole source of collateral securing the Note. In connection with the release of the Lien, Borrowers shall submit to Lender, not less than fifteen (15) days prior to

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the Defeasance Date (or such shorter time as is acceptable to Lender in its sole discretion), release of Lien (and related Loan Documents) for execution by Lender. Such release shall be in a form appropriate in the jurisdiction in which the Property is located. In addition, Borrowers shall provide all other documentation Lender reasonably requires to be delivered by Borrowers in connection with such release, together with an Officer’s Certificate certifying that such documentation (i) is in compliance with all Legal Requirements, and (ii) will effect such release in accordance with the terms of this Agreement. Borrowers shall pay all costs, taxes and expenses associated with the release of the Lien of the Mortgage, including Lender’s reasonable attorneys’ fees.

2.4.2    Release on Payment in Full. Lender shall, upon the written request and at the expense of Borrowers, upon payment in full of the Debt in accordance herewith, release or, if requested by Borrowers, assign to Borrowers’ designee (without any representation or warranty by and without any recourse against Lender whatsoever), the Lien of the Loan Documents if not theretofore released.

Section 2.5    Payments and Computations

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2.5.1    Making of Payments. Each payment by Borrowers shall be made in funds settled through the New York Clearing House Interbank Payments System or other funds immediately available to Lender by 4:00 p.m., New York City time, on the date such payment is due, to Lender by deposit to such account as Lender may designate by written notice to Borrowers. Whenever any such payment shall be stated to be due on a day that is not a Business Day, such payment shall be made on the first Business Day thereafter. All such payments shall be made irrespective of, and without any deduction, set-off or counterclaim whatsoever and are payable without relief from valuation and appraisement laws and with all costs and charges incurred in the collection or enforcement thereof, including attorneys’ fees and court costs.

2.5.2    Computations. Interest payable under the Loan Documents shall be computed on the basis of the actual number of days elapsed over a 360-day year.

2.5.3    Late Payment Charge. If any Principal, interest or other sum due under any Loan Document is not paid by Borrowers on the date on which it is due, Borrowers shall pay to Lender (within ten (10) days after the date Lender makes written demand therefor) an amount equal to the lesser of 5% of such unpaid sum or the maximum amount permitted by applicable law (the "Late Payment Charge"), in order to defray the expense incurred by Lender in handling and processing such delinquent payment and to compensate Lender for the loss of the use of such delinquent payment. Such amount shall be secured by the Loan Documents.

ARTICLE 3

CASH MANAGEMENT AND RESERVES

Section 3.1    Cash Management Arrangements

. Borrowers shall cause all Rents to be transmitted directly by non-residential tenants of the Property into an Eligible Account (the "Clearing Account") maintained by Borrowers at a local bank selected by Borrowers, which shall at all times be an Eligible Institution (the "Clearing Bank") as more fully described in the

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Clearing Account Agreement. Without in any way limiting the foregoing, all Rents received by any Borrower or Manager shall be deposited into the Clearing Account within one Business Day of receipt. Funds deposited into the Clearing Account shall be swept by the applicable Clearing Bank on a daily basis into the Borrowers’ operating account at such Clearing Bank, unless a Cash Management Period is continuing, in which event such funds shall be swept on a daily basis into an Eligible Account at the Deposit Bank controlled by Lender (the "Deposit Account") and applied and disbursed in accordance with this Agreement. Funds in the Deposit Account shall be invested at Lender’s discretion only in Permitted Investments. Lender will also establish subaccounts of the Deposit Account which shall at all times be Eligible Accounts (and may be ledger or book entry accounts and not actual accounts) (such subaccounts are referred to herein as "Subaccounts"). The Deposit Account and any Subaccount will be under the sole control and dominion of Lender, and Borrowers shall have no right of withdrawal therefrom. Borrowers shall pay for all expenses of opening and maintaining all of the above accounts.

Section 3.2    Required Repairs

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3.2.1    Completion of Required Repairs. Borrowers shall perform and complete each item of the repairs and environmental remedial work at the Property described in the "Category 1 Immediate" column set forth on Schedule 1 (the "Required Repairs") within six (6) months of the date hereof or such shorter period of time for such item set forth on Schedule 1.

3.2.2    Required Repairs Reserves. Borrowers shall deposit with Lender on the date hereof the sum of $305,875 which shall be held by Lender for Required Repairs and Lender shall cause such amount to be transferred to a Subaccount (the "Required Repairs Subaccount"). Lender shall make disbursements from the Required Repairs Subaccount as requested by Borrowers, and approved by Lender in its sole discretion, no more frequently than once in any thirty (30) day period of no less than $1,000.00 upon delivery by Borrowers of Lender’s standard form of draw request accompanied by copies of invoices for the amounts requested and, if required by Lender for requests in excess of $50,000.00 for a single item, conditional lien waivers and releases from all parties furnishing materials and/or services in connection with the requested payment. Lender may issue joint checks payable to Borrowers (or any Borrower) and the contractor or other person to whom payment is due with respect to any requested payment. Lender may require an inspection of the Property at Borrowers’ expense prior to making a monthly disbursement in order to verify completion of repairs of items in excess of $50,000.00 for which reimbursement or payment is sought. Upon completion of Required Repairs, provided no Event of Default is then continuing, Lender shall disburse to Borrowers any and all funds remaining on deposit in the Required Repairs Subaccount.

Section 3.3    Taxes and Insurance

3.3.1    . Borrowers shall pay to Lender (i) (A) on the date hereof, an amount equal to $496,220 and (B) on each Payment Date, one-twelfth of the Taxes that Lender estimates will be payable during the next ensuing twelve (12) months in order to accumulate with Lender sufficient funds to pay all such Taxes at least thirty (30) days prior to their Delinquency Date, and (ii) (A) on the date hereof, an amount equal to $139,078.00 (the "Initial Blanket Insurance Premium Installment") and (B) (1) for so long as the applicable Blanket Insurance Premium Financing Arrangement remains in full force and effect, on each Payment Date, the Financing Installment for the next occurring payment under the applicable Blanket Insurance Premium Financing Arrangement and/or (2) with respect to any

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Insurance Premiums not covered by a Blanket Insurance Premium Financing Arrangement, on each Payment Date, one-twelfth of the Insurance Premiums that Lender estimates will be payable for the renewal of the coverage afforded by the Policies upon the expiration thereof in order to accumulate with Lender sufficient funds to pay all such Insurance Premiums at least thirty (30) days prior to the expiration of the Policies (said amounts in (i) and (ii) above hereinafter called the "Tax and Insurance Impound Fund"). Such amounts will be transferred by Lender to a Subaccount (the "Tax and Insurance Subaccount"). Lender will apply the Tax and Insurance Impound Fund to payments of Taxes and Insurance Premiums required to be made by Borrowers pursuant to Sections 5.2 and 7.1 hereof and/or to payments due to the applicable finance company under the applicable Blanket Insurance Premium Financing Arrangement, as applicable. In making any payment relating to the Tax and Insurance Impound Fund, Lender may do so according to any bill, statement or estimate procured from the appropriate public office (with respect to Taxes) or insurer or agent (with respect to Insurance Premiums), without inquiry into the accuracy of such bill, statement or estimate or into the validity of any tax, assessment, sale, forfeiture, tax lien or title or claim thereof. If the amount of the Tax and Insurance Impound Fund shall exceed the amounts due for Taxes and Insurance Premiums pursuant to Sections 5.2 and 7.1 hereof, Lender shall, in its sole discretion, return any excess to Borrowers or credit such excess against future payments to be made to the Tax and Insurance Impound Fund. In allocating such excess, Lender may deal with the person shown on the records of Lender to be the owner of the Property. If at any time Lender determines that the Tax and Insurance Impound Fund is not or will not be sufficient to pay the items set forth in (i) and (ii) above, Lender shall notify Borrowers of such determination and Borrowers shall increase their monthly payments to Lender by the amount that Lender estimates is sufficient to make up the deficiency at least thirty (30) days prior to delinquency of the Taxes and/or expiration of the Policies, as the case may be. All earnings of interest on the Tax and Insurance Impound Fund shall become part of the Tax and Insurance Impound Fund and shall be disbursed in accordance with this Section 3.3. If Lender so elects at any time, Borrowers shall provide, at Borrowers’ expense, a tax service contract for the Term issued by a tax reporting agency acceptable to Lender. If Lender does not so elect, Borrowers shall reimburse Lender for the cost of making annual tax searches throughout the Term.

Notwithstanding anything to the contrary contained in this Section 3.3, with respect to the Initial Blanket Insurance Premium Deposit, and the required monthly payments required under clause (ii) above through the end of the current policy year, the parties agree as follows: For the period from the date hereof through August 1, 2005, the Property will be covered by a blanket insurance policy as described in Section 7.1.4, but instead of participating in the Blanket Insurance Premium Financing Arrangement, Borrowers will pay their allocable share of the Insurance Premiums in a single installment, due approximately 30 days after the date hereof. Borrowers’ allocable share of the annual Insurance Premiums for the blanket policy for the period from the date hereof through August 1, 2005 is the Initial Blanket Insurance Premium Deposit. Borrowers have deposited the Initial Blanket Insurance Premium Deposit in the Tax and Insurance Impound Fund on the date hereof (as set forth in clause (ii)(A) in the immediately preceding paragraph); Borrowers will notify Lender in writing at least ten (10) days in advance of the date when such Insurance Premium is due, whereupon Lender will apply such amount to the payment of Borrowers’ allocable share of the blanket policy Insurance Premium. On the Payment Dates in May, June and July of 2005, Borrowers will pay to Lender for deposit in the Tax and Insurance Impound Fund the sum of $22,877.68 per month. On each Payment Date commencing with the

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Payment Date occurring in August, 2005, Borrowers shall make payments into the Tax and Insurance Impound Fund as set forth in the preceding paragraph.

Section 3.4    Casualty/Condemnation Subaccount

. Borrowers shall pay, or cause to be paid, to Lender all Proceeds or Awards due to any Casualty or Condemnation to be transferred to a Subaccount (the "Casualty/Condemnation Subaccount") in accordance with the provisions of Article 7. All amounts in the Casualty/Condemnation Subaccount shall be disbursed in accordance with the provisions of Article 7.

Section 3.5    Security Deposits

. Borrowers shall keep all security deposits under Leases at a separately designated account under Borrowers’ control at the Clearing Bank (and in the case of a letter of credit, assigned with full power of attorney and executed sight drafts to Lender) so that the security deposits shall not be commingled with any other funds of a Borrower (such account, the "Security Deposit Account"). After the occurrence of an Event of Default which is continuing, Borrowers shall, upon Lender’s request, if permitted by applicable Legal Requirements, turn over to Lender the security deposits (and any interest theretofore earned thereon) under Leases, to be held by Lender in a Subaccount (the "Security Deposit Subaccount") subject to the terms of the Leases. Security deposits held in the Security Deposit Subaccount will be released by Lender upon notice from Borrowers together with such evidence as Lender may reasonably request that such security deposit is required to be returned to a tenant pursuant to the terms of a Lease or may be applied as Rent pursuant to the rights of the applicable Borrower under the applicable Lease. Any letter of credit or other instrument that a Borrower receives in lieu of a cash security deposit under any Lease entered into after the date hereof shall (i) be maintained in full force and effect in the full amount unless replaced by a cash deposit as hereinabove described and (ii) if permitted pursuant to any Legal Requirements, name Lender as payee or mortgagee thereunder (or at Lender’s option, be fully assignable to Lender).

Section 3.6    Cash Collateral Subaccount

. If a Cash Management Period shall have commenced, then on the immediately succeeding Payment Date and on each Payment Date thereafter during the continuance of such Cash Management Period, all Available Cash shall be paid to Lender, which amounts shall be transferred by Lender into a Subaccount (the "Cash Collateral Subaccount") as cash collateral for the Debt. Any funds in the Cash Collateral Account and not previously disbursed or applied shall be disbursed to Borrowers upon the termination of such Cash Management Period. Lender shall have the right, but not the obligation, at any time during the continuance of an Event of Default, in its sole and absolute discretion to apply all sums then on deposit in the Cash Collateral Subaccount to the Debt, in such order and in such manner as Lender shall elect in its sole and absolute discretion, including to make a prepayment of Principal (together which the applicable Yield Maintenance Premium applicable thereto). Additionally, Lender shall have the right, but not the obligation, at any time subsequent to the second Calculation Date following the commencement of a DSCR Cash Management Period (whether or not an Event of Default is then continuing), in its sole and absolute discretion to apply all sums then on deposit in the Cash Collateral Subaccount towards a partial Defeasance of the Loan (together with any Defeasance costs associated therewith), and Borrowers shall execute such documents and take such other actions necessary to satisfy the Defeasance requirements set forth in Section 2.3.3 hereof.

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Section 3.7    Grant of Security Interest; Application of Funds

. As security for payment of the Debt and the performance by Borrowers of all other terms, conditions and provisions of the Loan Documents, each Borrower hereby pledges and assigns to Lender, and grants to Lender a security interest in, all such Borrower’s right, title and interest in and to all Rents and in and to all payments to or monies held in the Clearing Account, the Deposit Account, all Subaccounts created pursuant to this Agreement (collectively, the "Cash Management Accounts"). Each Borrower hereby grants to Lender a continuing security interest in, and agrees to hold in trust for the benefit of Lender, all Rents in its possession prior to the (i) payment of such Rents to Lender or (ii) deposit of such Rents into the Deposit Account until such Rents are released to Borrower from the Clearing Account pursuant to this Agreement and the Cash Management Agreement. No Borrower shall, without obtaining the prior written consent of Lender, further pledge, assign or grant any security interest in any Cash Management Account, or permit any Lien to attach thereto, or any levy to be made thereon, or any UCC Financing Statements, except those naming Lender as the secured party, to be filed with respect thereto. This Agreement is, among other things, intended by the parties to be a security agreement for purposes of the UCC. Upon the occurrence and during the continuance of an Event of Default, Lender may apply any sums in any Cash Management Account in any order and in any manner as Lender shall elect in Lender’s discretion without seeking the appointment of a receiver and without adversely affecting the rights of Lender to foreclose the Lien of the Mortgage or exercise its other rights under the Loan Documents. Cash Management Accounts shall not constitute trust funds and may be commingled with other monies held by Lender. Provided no Event of Default has occurred and is continuing, at the direction of Borrowers, Lender shall deposit the amounts held in the Cash Management Account in Permitted Investments selected by Borrowers. All investment earnings which accrues on the funds in any Cash Management Account shall accrue for the benefit of Borrowers and shall be taxable to Borrowers and shall be added to and disbursed in the same manner and under the same conditions as the principal sum on which said interest accrued. Lender shall not be responsible for any losses resulting from the investment of the Funds or for obtaining any specific level or percentage of earnings on such investment. Upon repayment in full of the Debt, all remaining funds in the Cash Management Accounts, if any, shall be promptly disbursed to Borrowers.

Section 3.8    Property Cash Flow Allocation

. (2) During any Cash Management Period, all Rents deposited into the Deposit Account during the immediately preceding Interest Period shall be applied on each Payment Date as follows in the following order of priority: (i) First, to make payments into the Tax and Insurance Subaccount as required under Section 3.3; (ii) Second, to pay the monthly portion of the fees charged by the Deposit Bank in accordance with the Cash Management Agreement; (iii) Third, to Lender to pay the Monthly Debt Service Payment Amount due on such Payment Date (plus, if applicable, interest at the Default Rate and all other amounts, other than those described under other clauses of this Section 3.8(a), then due to Lender under the Loan Documents); (iv) Fourth, to Borrowers the monthly amount set forth in the Approved Budget for the following month as being necessary for payment of Approved Operating Expenses and Approved Capital Expenses at the Property for such month; (v) Fifth, after the consummation of a Securitization, to pay the pro rata portion of the expenses described in Section 9.1.4; and (vi) Lastly, to make payments in an amount equal to all remaining Available Cash on such Payment Date into the Cash Collateral Subaccount in accordance with Section 3.6.

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(b)    The failure of Borrowers to make all of the payments required under clauses (i) through (vi) of Section 3.8(a) in full on each Payment Date shall constitute an Event of Default under this Agreement; provided, however, if adequate funds are available in the Deposit Account for such payments, the failure by the Deposit Bank to allocate such funds into the appropriate Subaccounts shall not constitute an Event of Default.

(c)    Notwithstanding anything to the contrary contained in this Section 3.8, after the occurrence and continuance of a Default or an Event of Default, Lender may apply all Rents deposited into the Deposit Account and other proceeds of repayment in such order and in such manner as Lender shall elect.

ARTICLE 4

REPRESENTATIONS AND WARRANTIES

Borrowers represent and warrant to Lender as of the date hereof that, except to the extent (if any) disclosed on Schedule 2 with reference to a specific Section of this Article 4:

Section 4.1    Organization; Special Purpose

. Each Borrower has been duly organized and is validly existing and in good standing under the laws of the state of its formation, with requisite power and authority, and all rights, licenses, permits and authorizations, governmental or otherwise, necessary to own its properties and to transact the business in which it is now engaged. Each Borrower is duly qualified to do business and is in good standing in each jurisdiction where it is required to be so qualified in connection with its properties, business and operations. Each Borrower is a Special Purpose Bankruptcy Remote Entity.

Section 4.2    Authorization; Valid Execution and Delivery; Enforceability

. Borrowers have taken all necessary actions for the authorization of the borrowing on account of the Loan and for the execution and delivery of the Loan Documents, including, without limitation, that those members of Borrowers whose approval is required by the terms of Borrowers’ organizational documents have duly approved the transactions contemplated by the Loan Documents and have authorized execution and delivery thereof by the respective signatories. To the best of each Borrower’s knowledge, no other consent by any local, state or federal agency is required in connection with the execution and delivery of the Loan Documents. All of the Loan Documents requiring execution by any Borrower have been duly and validly executed and delivered by such Borrower. All of the Loan Documents constitute valid, legal and binding obligations of each Borrower and are fully enforceable against each Borrower in accordance with their terms by Lender and its successors, transferees and assigns, subject only to bankruptcy laws, and general principles of equity, insolvency, reorganization, arrangement, moratorium, receivership or other similar laws relating to or affecting the rights of creditors. All consents, approvals, authorizations, orders or filings with any court or governmental agency or body, if any, required for the execution, delivery and performance of the Loan Documents by Borrowers have been obtained or made.

Section 4.3    No Conflict/Violation of Law

. The execution, delivery and performance of the Loan Documents by Borrowers will not cause or constitute a default under or conflict with the organizational documents of any Borrower, any Guarantor or any general

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partner or managing member of any Borrower or any Guarantor. The execution, delivery and performance of the obligations imposed on Borrowers under the Loan Documents will not cause any Borrower to be in default, including after due notice or lapse of time or both, under the provisions of any agreement, judgment or order to which a Borrower is a party or by which a Borrower is bound.

Section 4.4    No Litigation

. Except as otherwise disclosed on Schedule 2, to the best of Borrowers’ knowledge there are no pending actions, suits or proceedings, arbitrations or governmental investigations against the Property, an adverse outcome of which would materially affect any Borrower’s performance under the Note, this Agreement or the other Loan Documents.

Section 4.5    No Defenses

. The Note, this Agreement, the Mortgage and the other Loan Documents are not subject to any right of rescission, set-off, counterclaim or defense, nor would the operation of any of the terms of the Note, this Agreement, the Mortgage or any of the other Loan Documents, or the exercise of any right thereunder, render this Agreement or the Mortgage unenforceable, in whole or in part, or subject to any right of rescission, set-off, counterclaim or defense, including the defense of usury.

Section 4.6    Title

. Borrowers have good and marketable fee simple title to the Property, and good title to the Equipment, subject to no liens, charges or encumbrances other than the Permitted Encumbrances and liens, charges or encumbrances otherwise expressly permitted by the Loan Documents. The possession of the Property has been peaceful and undisturbed and title thereto has not been disputed or questioned to the best of Borrowers’ knowledge. The Permitted Encumbrances do not and will not materially and adversely affect (1) the ability of Borrowers to pay in full the principal and interest on the Note in a timely manner or (2) the use of the Property for the use currently being made thereof, the operation of the Property as currently being operated or the value of the Property. Upon the execution by Borrowers and the recording of the Mortgage, and upon the filing of UCC-1 financing statements or amendments thereto, the Lender will have a valid first lien on the Property and a valid security interest in the Equipment subject to no liens, charges or encumbrances other than the Permitted Encumbrances and liens, charges or encumbrances otherwise expressly permitted by the Loan Documents.

Section 4.7    No Insolvency or Judgment; No Bankruptcy Filing

. Neither any Borrower, nor any general partner or member of any Borrower, nor any Guarantor of the Loan is currently (a) the subject of or a party to any completed or pending bankruptcy, reorganization or insolvency proceeding; or (b) the subject of any judgment unsatisfied of record or docketed in any court of the state in which the Property is located or in any other court located in the United States. The Loan will not render any Borrower nor any general partner or member of any Borrower insolvent. As used herein, the term "insolvent" means that the sum total of all of an entity’s liabilities (whether secured or unsecured, contingent or fixed, or liquidated or unliquidated) is in excess of the value of all such entity’s non-exempt assets, i.e., all of the assets of the entity that are available to satisfy claims of creditors. No Borrower is contemplating either the filing of a petition by it under any state or federal bankruptcy or insolvency law or the liquidation of all or a major portion of its property (a "Bankruptcy Proceeding"), and no Borrower has knowledge of any Person contemplating the filing of any such petition against it.

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In addition, except as described on Schedule 2 attached hereto, neither any Borrower nor any principal nor Affiliate of either has been a party to, or the subject of a Bankruptcy Proceeding for the past ten years.

Section 4.8    Misstatements of Fact

. No statement of fact made in the Loan Documents contains any untrue statement of a material fact or omits to state any material fact known to any Borrower or its Affiliates necessary to make statements contained herein or therein not misleading. There is no fact presently known to any Borrower which has not been disclosed which materially adversely affects, nor as far as such Borrower can reasonably foresee, might materially adversely affect the business, operations or condition (financial or otherwise) of any Borrower.

Section 4.9    Tax Filings

. To the extent required, each Borrower has filed (or has obtained effective extensions for filing) all federal, state and local tax returns required to be filed and have paid or made adequate provision for the payment of all federal, state and local taxes, charges and assessments payable by Borrowers. Borrowers believe that their tax returns (if any) properly reflect the income and taxes of Borrowers for the periods covered thereby, subject only to reasonable adjustments required by the Internal Revenue Service or other applicable tax authority upon audit.

Section 4.10    ERISA

. (a) No Borrower shall engage in any transaction which would cause any obligation, or action taken or to be taken, hereunder (or the exercise by Lender of any of its rights under the Note, this Agreement and the other Loan Document) to be a non exempt (under a statutory or administrative class exemption) prohibited transaction under ERISA.

(ii)    Each Borrower further covenants and agrees to deliver to Lender such certifications or other evidence from time to time throughout the term of the Loan, as requested by Lender in its sole discretion, that (A) such Borrower is not an "employee benefit plan" as defined in Section 3(3) of ERISA, which is subject to Title I of ERISA, or a "governmental plan" within the meaning of Section 3(32) of ERISA; (B) such Borrower is not subject to state statutes regulating investments and fiduciary obligations with respect to governmental plans; and (C) one or more of the following circumstances is true:

(x)    Equity interests in such Borrower are publicly offered securities, within the meaning of 29 C.F.R. § 2510.3-101(b)(2);

(y)    Less than 25 percent of each outstanding class of equity interests in such Borrower are held by "benefit plan investors" within the meaning of 29 C.F.R. § 2510.3-101(f)(2); or

(z)    Such Borrower qualifies as an "operating company" or a "real estate operating company" within the meaning of 29 C.F.R. § 2510.3-101(c) or (e) or an investment company registered under The Investment Company Act of 1940.

(iii)    As of the date hereof and throughout the term of this Agreement, no Borrower is and will not be an "employee benefit plan" as defined in Section 3(3) of

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ERISA, which is subject to Title I of ERISA, and the assets of each Borrower do not and will not constitute "plan assets" of one or more such plans for purposes of Title I of ERISA. As of the date hereof and throughout the term of this Agreement, no Borrower is and will not be a "governmental plan" within the meaning of Section 3(32) of ERISA and transactions by or with any Borrower are not and will not be subject to state statutes applicable to such Borrower regulating investments of and fiduciary obligations with respect to governmental plans.

Section 4.11    Compliance with Applicable Laws and Regulations

. To the Borrowers’ knowledge, all of the Improvements and the use of the Property comply in all material respects with, and shall remain in compliance in all material respects with, all applicable statutes, rules, regulations and private covenants now or hereafter relating to the ownership, construction, use or operation of the Property, including all applicable Prescribed Laws and all applicable statutes, rules and regulations pertaining to requirements for equal opportunity, anti-discrimination, fair housing, environmental protection, zoning and land use. To the Borrowers’ knowledge, the Improvements comply in all material respects with, and shall remain in compliance in all material respects with, applicable health, fire and building codes. Borrowers are not aware of any illegal activities relating to controlled substances on the Property. To the Borrowers’ best knowledge, all certifications, permits, licenses and approvals, including, without limitation, certificates of completion and occupancy permits required for the legal use, occupancy and operation of the Property as an office building (collectively, the "Licenses"), have been obtained and are in full force and effect. To the Borrowers’ knowledge, all of the Improvements comply with all material requirements of any applicable zoning and subdivision laws and ordinances. To Borrowers’ knowledge, in the event that all or any part of the Improvements are destroyed or damaged, said Improvements can be legally reconstructed to their condition prior to such damage or destruction, and thereafter exist for the same use without violating any zoning or other ordinances applicable thereto and without the necessity of obtaining any variances or special permits. No legal proceedings are pending or, to the knowledge of Borrowers, threatened with respect to the zoning of the Property. To the Borrowers’ knowledge, neither the zoning nor any other right to construct, use or operate the Property is in any way dependent upon or related to any property other than the Property. The use being made of the Property is in conformity with the certificate of occupancy issued for the Property and, to the Borrowers’ knowledge, all other restrictions, covenants and conditions affecting the Property.

Section 4.12    Contracts

. Except as set forth on Schedule 2, there are no service, maintenance or repair contracts affecting the Property that are not terminable on one month’s notice or less without cause and without penalty or premium. All service, maintenance or repair contracts affecting the Property have been entered into at arms-length in the ordinary course of Borrowers’ business and provide for the payment of fees in amounts and upon terms comparable to existing market rates.

Section 4.13    Federal Reserve Regulations; Investment Company Act

. No part of the proceeds of the Loan will be used for the purpose of purchasing or acquiring any "margin stock" within the meaning of Regulation U of the Board of Governors of the Federal Reserve System or for any other purpose that would be inconsistent with such Regulation U or any other regulation of such Board of Governors, or for any purpose prohibited by Legal Requirements or

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any Loan Document. No Borrower is (i) an "investment company" or a company "controlled" by an "investment company," within the meaning of the Investment Company Act of 1940, as amended; (ii) a "holding company" or a "subsidiary company" of a "holding company" or an "affiliate" of either a "holding company" or a "subsidiary company" within the meaning of the Public Utility Holding Company Act of 1935, as amended; or (iii) subject to any other federal or state law or regulation which purports to restrict or regulate its ability to borrow money.

Section 4.14    Access/Utilities

. To Borrowers’ best knowledge, the Property has adequate rights of access to public ways and is served by adequate water, sewer, sanitary sewer and storm drain facilities. Other than as disclosed on the Survey (as hereinafter defined), all public utilities necessary to the continued use and enjoyment of the Property as presently used and enjoyed are located in the public right-of-way abutting the Property, and all such utilities are connected so as to serve the Property without passing over other property. All roads necessary for the full utilization of the Property for its current purpose have been completed and dedicated to public use and accepted by all Governmental Authorities or are the subject of access easements for the benefit of the Property.

Section 4.15    Condition of Improvements

. Except as may be expressly disclosed in the engineering reports obtained and submitted to Lender, the Property, including all Improvements, parking facilities, systems, Equipment and landscaping, are in good condition, order and repair in all material respects; and there exists no structural or other material defect or damages to the Property, whether latent or otherwise. No Borrower has received notice from any insurance company or bonding company of any defect or inadequacy in the Property, or any part thereof, which would adversely affect its insurability or cause the imposition of extraordinary premiums or charges thereon or any termination of any policy of insurance or bond. No portion of the Property is located in an area as identified by the Federal Emergency Management Agency as an area having special flood hazards. The Property has not been damaged by fire, water, wind or other cause of loss which has not been fully restored in all material respects.

Section 4.16    Leases

. To Borrowers’ best knowledge the rent roll attached hereto as Schedule 3 together with the schedules and the exhibits attached to such rent roll (collectively, the "Rent Roll") is true, complete and correct and the Property is not subject to any Leases other than the Leases described in the Rent Roll. The Property is not subject to any Leases other than the Leases described in the Rent Roll and any existing subleases thereunder. To Borrowers’ best knowledge no Person has any possessory interest in the Property or right to occupy the same except under and pursuant to the provisions of the Leases (and any existing subleases thereunder). As of the date hereof (i) Borrowers are the owner and holder of the landlord’s interest under each Lease; (ii) there are no prior assignments of the landlord’s interest by Borrowers (and to Borrowers’ knowledge any prior landlord) in any Lease or any portion of Rents which are presently outstanding and have priority over the Assignment of Leases and Rents (the "Assignment of Leases and Rents"), dated the date hereof, given by Borrowers to Lender and intended to be duly recorded; (iii) true and correct copies of the Leases have been delivered by Borrowers to Lender and, to Borrowers’ best knowledge, the Leases have not been further modified or amended, except as disclosed to Lender in writing on or prior to the date hereof; (iv) to Borrowers’ best knowledge, each Lease is in full force and effect; (v) to Borrowers’ best knowledge, except as disclosed on the Rent Roll or in any tenant estoppels delivered to Lender in connection with the Loan (collectively, the "Tenant Estoppels"), neither

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Borrowers nor, to Borrowers’ knowledge, any tenant under any Lease is in default under any of the material terms, covenants or provisions of the Lease, and, except as disclosed to Lender in writing, Borrowers know of no event which, but for the passage of time or the giving of notice or both, would constitute an event of default under any Lease; (vi) to Borrowers’ best knowledge, except as expressly set forth in the Leases, the Tenant Estoppels or on the Rent Roll, there are no offsets or defenses to the payment of any portion of the Rents; and (vii) to Borrowers’ best knowledge, except as disclosed on the Rent Roll or in any Tenant Estoppel, all Rents due and payable under each Lease have been paid in full and, except for estimated payments of operating expenses and taxes made by tenants in accordance with their Leases, no Rents have been paid more than one (1) month in advance of the due dates thereof. For purposes of the preceding sentence, the term "Lease" shall exclude subleases including the subleases of space covered by the Master Lease.

Section 4.17    Fraudulent Transfer

. Borrowers (1) have not entered into the Loan or any Loan Document with the actual intent to hinder, delay, or defraud any creditor and (2) received reasonably equivalent value in exchange for their obligations under the Loan Documents. Giving effect to the Loan contemplated by the Loan Documents, the fair saleable value of Borrowers’ assets exceed and will, immediately following the execution and delivery of the Loan Documents, exceed Borrowers’ total liabilities, including, without limitation, subordinated, unliquidated, disputed or contingent liabilities. The fair market value of Borrowers’ assets is and will, immediately following the execution and delivery of the Loan Documents, be greater than Borrowers’ probable liabilities, including the maximum amount of its contingent liabilities or its debts as such debts become absolute and matured. Borrowers’ assets do not and, immediately following the execution and delivery of the Loan Documents will not, constitute unreasonably small capital to carry out their business as conducted or as proposed to be conducted. Borrowers do not intend to, and do not believe that they will, incur debts and liabilities (including, without limitation, contingent liabilities and other commitments) beyond their ability to pay such debts as they mature (taking into account the timing and amounts to be payable on or in respect of obligations of Borrowers).

Section 4.18    Ownership of Borrower

. The sole member of each Borrower is the OP, whose sole general partner is the REIT. The membership interests in each Borrower are owned free and clear of all Liens, warrants, options and rights to purchase. No Borrower has any obligation to any Person to purchase, repurchase or issue any ownership interest in it. The organizational chart attached hereto as Schedule 4 is complete and accurate and illustrates all Persons who have a direct ownership interest in Borrowers and the OP.

Section 4.19    No Purchase Options

. To Borrowers’ best knowledge, no tenant, person, party, firm, corporation or other entity has an option to purchase the Property, any portion thereof or any interest therein other than options, rights of first refusal and similar rights to lease space in the Improvements granted to a tenant pursuant to its respective Lease or in another writing otherwise delivered to Lender and other than rights of first refusal contained in operating agreements of members of Borrowers in favor of members of the members of Borrowers in the event of a sale of the Property by Borrowers.

Section 4.20    Management Agreement

. The Management Agreement is in full force and effect and there is no default or violation by any party thereunder. The fee due under

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the Management Agreement, and the terms and provisions of the Management Agreement, are subordinate to the Mortgage and Manager agrees to attorn to Lender pursuant to and in accordance with that certain Assignment and Subordination of Management Agreement dated of even date herewith by and among Borrowers, Manager and Lender.

Section 4.21    Hazardous Substances

. To Borrowers’ knowledge, except as disclosed in the reports, dated June 1, 2004 prepared by ACC Environmental Consultants, Inc. (the "Phase I Reports") and delivered to Lender in connection with the Loan: (a) the Property is not in violation of any local, state, federal or other governmental authority, statute, ordinance, code, order, decree, law, rule or regulation pertaining to or imposing liability or standards of conduct concerning environmental regulation, contamination or clean-up including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act, as amended, the Resource Conservation and Recovery Act, as amended, the Emergency Planning and Community Right-to-Know Act of 1986, as amended, the Hazardous Substances Transportation Act, as amended, the Solid Waste Disposal Act, as amended, the Clean Water Act, as amended, the Clean Air Act, as amended, the Toxic Substance Control Act, as amended, the Safe Drinking Water Act, as amended, the Occupational Safety and Health Act, as amended, any state super-lien and environmental clean-up statutes (including with respect to Toxic Mold) and all rules and regulations adopted in respect to the foregoing laws whether presently in force or coming into being and/or effectiveness hereafter (collectively, "Environmental Laws"); (b) the Property is not subject to any private or governmental lien or judicial or administrative notice or action or inquiry, investigation or claim relating to hazardous and/or toxic, dangerous and/or regulated, substances, wastes, materials, raw materials which include hazardous constituents, pollutants or contaminants including without limitation, petroleum, tremolite, anthlophylie, actinolite or polychlorinated biphenyls, toxic mold or fungus of a type that may pose a risk to human health or the environment or would materially and negatively impact the value of the Property ("Toxic Mold") and any other substances or materials which are included under or regulated by Environmental Laws or which are considered by scientific opinion to be otherwise dangerous in terms of the health, safety and welfare of humans (collectively, "Hazardous Substances"); (c) no Hazardous Substances are or have been (including the period prior to Borrowers’ acquisition of the Property) discharged, generated, treated, disposed of or stored on, incorporated in, or removed or transported from the Property other than in compliance with all Environmental Laws; (d) no Hazardous Substances are present in, on or under any nearby real property which could migrate to or otherwise affect the Property and which would reasonably be likely to result in a requirement under applicable Environmental Laws to remediate the Property; and (e) no underground storage tanks exist on any of the Property. Notwithstanding anything to the contrary in this Section 4.21, Borrowers and tenants may use and store ordinary amounts of Hazardous Substances at the Property in compliance with all applicable Environmental Laws if such use and storage is in connection with business supplies used by Borrowers, a tenant in accordance with the terms of its Lease or in connection with the ordinary cleaning and maintenance of the Property.

Section 4.22    Name; Principal Place of Business

. No Borrower uses or will use any trade name and has not done and will not do business under any name other than its actual name set forth herein. The principal place of business of each Borrower is its primary address for notices as set forth in Section 6.1, and Borrowers have no other place of business.

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Section 4.23    No Other Obligations

. No Borrower has any material financial obligation or contingent liabilities under any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which such Borrower is a party or by which such Borrower or the Property is otherwise bound, other than obligations incurred in the ordinary course of the operation of the Property and other than obligations under the Leases, this Agreement and the other Loan Documents that would materially affect such Borrower’s performance under the Note, this Agreement or the other Loan Documents.

Section 4.24    Defense of Usury

. Borrowers know of no facts that would support a claim of usury to defeat or avoid their obligation to repay the principal of, interest on, and other sums or amounts due and payable under, the Loan Documents.

Section 4.25    Taxes Paid

. Each Borrower has filed all federal, state, county and municipal tax returns required to have been filed by such Borrower, and, except as otherwise disclosed to Lender in writing, has paid all taxes prior to their delinquency, pursuant to such returns or to any notice of assessment received by such Borrower, and no Borrower has any knowledge of any basis for additional assessment with respect to such taxes other than a possible reassessment of the Property for real estate tax purposes resulting from transactions occurring in connection with the acquisition of the Property on or prior to the date hereof.

Section 4.26    Single Tax Lot

. The Property consists of a single lot or multiple tax lots; no portion of said tax lot(s) covers property other than the Property or a portion of the Property and no portion of the Property lies in any other tax lot.

Section 4.27    Special Assessments

. Except as disclosed in the Title Insurance Policy or the Development Agreements, there are no pending or, to the knowledge of Borrowers, proposed special or other assessments for public improvements or otherwise affecting the Property, nor, to the knowledge of Borrowers, are there any contemplated improvements to the Property that may result in such special or other assessments.

Section 4.28    No Condemnation

. No part of any property subject to the Mortgage has been taken in condemnation or other like proceeding to an extent which would impair the value of the Property, the Mortgage or the Loan or the usefulness of such property for the purposes for which it is currently being operated, nor to Borrowers’ knowledge, is any proceeding pending, threatened or known to be contemplated for the partial or total condemnation or taking of the Property.

Section 4.29    No Labor or Materialmen Claims

. Except for those improvements and other work performed in the ordinary course of business with respect to which any applicable payments are not more than sixty (60) days past due, to Borrowers’ knowledge, all parties furnishing labor and materials for which payment is due and payable as of the date hereof have been paid in full and, except for such liens or claims insured against by the policy of title insurance to be issued in connection with the Loan, there are no mechanics’, laborers’ or materialmens’ liens or claims outstanding for work, labor or materials affecting the Property, whether prior to, equal with or subordinate to the lien of the Mortgage.

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Section 4.30    Boundary Lines

. Except as disclosed in the survey of the Property and Improvements delivered to Lender in connection with the funding of the Loan (the "Survey"), to Borrowers’ knowledge, (i) all of the Improvements which were included in determining the appraised value of the Property lie wholly within the boundaries and building restriction lines of the Property, (ii) no improvements on adjoining properties encroach upon the Property, and (iii) no easements or other encumbrances upon the Property encroach upon any of the Improvements, so as to materially and adversely affect the value or marketability of the Property except those which are insured against by title insurance.

Section 4.31    Survey

. To Borrowers’ knowledge, the Survey does not fail to reflect any material matter affecting the Property or the Improvements or the title thereto.

Section 4.32    Forfeiture

. There has not been and shall never be committed by Borrowers or, to Borrowers’ knowledge, any other person in occupancy of or involved with the operation or use of the Property any act or omission affording the federal government or any state or local government the right of forfeiture as against the Property or any part thereof or any monies paid in performance of Borrowers’ obligations under any of the Loan Documents.

Section 4.33    Borrower Entity Representations

. Borrowers hereby represent, warrant, covenant, with respect to each Borrower, from the date of formation of each Borrower on November 12, 2004, to the date of this Agreement as follows:

(a)    Each Borrower’s business has been limited solely to (i) acquiring, improving, developing, owning, holding, leasing, financing, operating and managing the Property, (ii) entering into financings and refinancings of the Property and (iii) transacting any and all lawful business that was incident, necessary and appropriate to accomplish the foregoing.

(b)    No Borrower has engaged in any business other than as set forth in (a) above.

(c)    No Borrower has owned any asset or property other than (i) the Property, and (ii) incidental personal property reasonably necessary for and used or to be used in connection with the ownership or operation of the Property.

(d)    No Borrower has entered into any contract or agreement with any Affiliate of a Borrower, any constituent party of a Borrower, any owner of a Borrower, any guarantors of the obligations of a Borrower or any Affiliate of any such constituent party, owner or guarantor (individually, a "Related Party" and collectively, the "Related Parties"), except upon terms and conditions that are commercially reasonable.

(e)    No Borrower has made any loans or advances to any Person and has not acquired obligations or securities of any Related Party.

(f)    Each Borrower has paid its debts and liabilities from its assets as the same have become due.

(g)    Each Borrower has done or caused to be done all things necessary to observe organizational formalities and preserve its existence.

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(h)    Each Borrower has maintained all of its books, records, financial statements and bank accounts separate from those of any other Person and each Borrower’s assets have not been listed as the assets of any other Person on the financial statement of any other Person. No Borrower has filed a consolidated federal income tax return with any other Person. Each Borrower has maintained its books, records, resolutions and agreements as official records.

(i)    Each Borrower has been, and at all times has held itself out to the public as, a legal entity separate and distinct from any other Person (including any Affiliate or other Related Party), has corrected any known misunderstanding regarding its status as a separate entity, has conducted its business in its own name, has not identified itself or any of its Affiliates as a division or part of the other and has maintained and utilized separate stationery, invoices and checks.

(j)    No Borrower has commingled its assets with those of any other Person and has held all of its assets in its own name.

(k)    No Borrower has guaranteed or become obligated for the debts of any other Person and has not held itself out as being responsible for the debts or obligations of any other Person.

(l)    Each Borrower has allocated fairly and reasonably any overhead expenses that have been shared with an Affiliate (other than the other Borrower), including paying for office space and services performed by any employee of an Affiliate or Related Party.

(m)    No Borrower has pledged its assets for the benefit of any other Person other than with respect to loans secured by the Property and no such pledge remains outstanding except in connection with the Loan.

(n)    Each Borrower has maintained a sufficient number of employees in light of its contemplated business operations and has paid the salaries of its own employees from its own funds.

(o)    No Borrower has made loans to any other Person or has bought or held evidence of indebtedness issued by any other Person.

(p)    Except as otherwise disclosed on Schedule 2, no Borrower has any actions, suits or proceedings at law or in equity by or before any Governmental Authority or other agency now pending or, threatened against or affecting such Borrower, which actions, suits or proceedings, if determined against such Borrower, would materially adversely affect any the financial condition or business of such Borrower.

(q)    No Borrower has incurred any indebtedness that is still outstanding other than indebtedness that is permitted under the Loan Documents.

(r)    No Borrower is now party to any lawsuit, arbitration, summons, or legal proceeding, except as otherwise disclosed in Schedule 2, and any prior litigation related solely to the Property or the ownership in such Borrower.

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(s)    No Borrower has judgments or liens of any nature against it except for tax liens not yet due and liens disclosed in the title report.

(t)    To Borrowers’ knowledge, each Borrower is in compliance with all laws, regulations, and orders applicable to it and has received all permits necessary for it to operate.

(u)    No Borrower is involved in any dispute with any taxing authority.

(v)    No Borrower has any material contingent or actual obligations not related to the Property.

(w)    Each Borrower is and has since its formation been duly formed, validly existing, and in good standing in the state of its formation and in all other jurisdictions where it is qualified to do business.

(x)    Each Borrower has paid all taxes which such Borrower owes pursuant to Legal Requirements.

Section 4.34    Development Agreements

. The Development Agreements are each in full force and effect and neither Borrowers nor, to Borrowers’ knowledge, any other party to the Development Agreements, is in default thereunder, and to Borrowers’ knowledge, there are no conditions which, with the passage of time or the giving of notice, or both, would constitute a default thereunder. To Borrowers’ knowledge, the Development Agreements have not been modified, amended or supplemented.

All of the representations and warranties in this Article 4 and elsewhere in the Loan Documents (i) shall survive for so long as any portion of the Debt remains owing to Lender and (ii) shall be deemed to have been relied upon by Lender notwithstanding any investigation heretofore or hereafter made by Lender or on its behalf; provided, however, that, with regard to events or conditions that occur or arise on the Property before Lender or any other Person acquires the Property by foreclosure or deed in lieu of foreclosure, the representations, warranties and covenants set forth in Section 4.21 shall survive in perpetuity.

ARTICLE 5

COVENANTS

Until the end of the Term, Borrowers hereby covenant and agree with Lender that:

Section 5.1    Existence

. Each Borrower shall (i) do or cause to be done all things necessary to preserve, renew and keep in full force and effect its existence, rights, and franchises, (ii) continue to engage in the business presently conducted by it, (iii) obtain and maintain all Licenses, and (iv) qualify to do business and remain in good standing under the laws of each jurisdiction, in each case as and to the extent required for the ownership, maintenance, management and operation of the Property.

Section 5.2    Taxes and Other Charges

. Borrowers shall pay all Taxes on or before the last date prior to which any interest, late fees or penalties would begin to accrue

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thereon (the "Delinquency Date") and Other Charges as the same become due and payable, and deliver to Lender receipts for payment or other evidence satisfactory to Lender that the Taxes and Other Charges have been so paid no later than the Delinquency Date (provided, however, that Borrowers need not pay such Taxes nor furnish such receipts for payment of Taxes paid by Lender pursuant to Section 3.3). Borrowers shall not suffer and shall promptly cause to be paid and discharged any Lien against the Property, and shall promptly pay for all utility services provided to the Property. After prior notice to Lender, Borrowers, at their own expense, may contest by appropriate legal proceeding, promptly initiated and conducted in good faith and with due diligence, the amount or validity or application of any Taxes or Other Charges, provided that (i) no Default or Event of Default has occurred and is continuing, (ii) such proceeding shall suspend the collection of the Taxes or such Other Charges, (iii) such proceeding shall be permitted under and be conducted in accordance with the provisions of any other instrument to which a Borrower is subject and shall not constitute a default thereunder, (iv) no part of or interest in the Property will be in danger of being sold, forfeited, terminated, canceled or lost, (v) Borrowers shall have furnished such security as may be required in the proceeding, or as may be requested by Lender, to insure the payment of any such Taxes or Other Charges, together with all interest and penalties thereon, which shall not be less than 125% of the Taxes and Other Charges being contested, and (vi) Borrowers shall promptly upon final determination thereof pay the amount of such Taxes or Other Charges, together with all costs, interest and penalties. Lender may pay over any such security or part thereof held by Lender to the claimant entitled thereto at any time when, in the judgment of Lender, the entitlement of such claimant is established.

Section 5.3    Access to Property

. Borrowers shall permit agents, representatives, consultants and employees of Lender to inspect the Property or any part thereof at reasonable hours upon reasonable advance notice, subject however to the rights of tenants under their respective Leases.

Section 5.4    Repairs; Maintenance and Compliance; Alterations

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5.4.1    Repairs; Maintenance and Compliance. Borrowers shall at all times maintain, preserve and protect all franchises and trade names, and Borrowers shall cause the Property to be maintained in a good and safe condition and repair and shall not remove, demolish or alter the Improvements or Equipment (except for alterations performed in accordance with Section 5.4.2 and normal replacement of Equipment with Equipment of equivalent value and functionality). Borrowers shall promptly comply with all Legal Requirements, including, without limitation, Prescribed Laws, and immediately cure properly any violation of a Legal Requirement, including, without limitation, Prescribed Laws; provided, however, that after prior written notice to Lender, Borrowers, at their own expense, may contest by appropriate legal proceeding, promptly initiated and conducted in good faith and with due diligence, such Legal Requirement, provided that (i) no Event of Default has occurred and is continuing; (ii) such proceeding shall not be prohibited by the provisions of any other instrument to which a Borrower is subject and shall not constitute a default thereunder and such proceeding shall be conducted in accordance with all applicable statutes, laws and ordinances; (iii) neither the Property nor any part thereof or interest therein will be in danger of being sold, forfeited, terminated, cancelled or lost; (iv) Borrowers shall promptly upon final determination thereof comply with such Legal Requirement and pay all costs, interest and penalties which may be payable in connection

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therewith; and (v) such proceeding shall suspend the requirement of Borrowers to comply with such Legal Requirement. Borrowers shall notify Lender in writing within one Business Day after Borrowers first receive notice of any such non-compliance. Borrowers shall promptly repair, replace or rebuild any part of the Property that becomes damaged, worn or dilapidated and shall complete and pay for any Improvements at any time in the process of construction or repair. Without limiting the provisions of this Section 5.4.1, Borrowers agree that in the event Borrowers receive notice from the City of Santa Monica (or from such other applicable Governmental Authority) requiring Borrowers to seismically upgrade/retrofit the Improvements pursuant to any city ordinance (or other applicable Legal Requirements) relating thereto, Borrowers shall (i) notify Lender in writing within one Business Day after Borrowers first receive such notice and (ii) promptly and expeditiously take all steps necessary (and pay all costs and expenses related thereto) to comply with the requirements set forth in such notice and the Legal Requirements related thereto.

5.4.2    Alterations. Borrowers shall obtain Lender’s prior written consent, which consent shall not be unreasonably withheld or delayed, to any alterations to the Improvements (including, without limitation, any alterations pursuant to the REA), the cost of which is reasonably anticipated to exceed $3,000,000 (the "Threshold Amount") or that will have a material adverse effect on any Borrower’s financial condition, the use, operation or value of the Property or the Net Operating Income with respect to the Property, other than (a) tenant improvement work performed pursuant to the terms of any Lease executed on or before the date hereof, (b) tenant improvement work performed pursuant to the terms and provisions of a Lease executed after the date hereof and not adversely affecting any structural component of any Improvements, any utility or HVAC system contained in any Improvements or the exterior of any building constituting a part of any Improvements (it being understood that the foregoing provision shall not require Lender’s consent to tenants’ exterior signage pursuant to any Lease approved by Lender in accordance with the terms and provisions of this Agreement) or (c) alterations performed in connection with the restoration of the Property after the occurrence of a Casualty or Condemnation in accordance with the terms and provisions of this Agreement. If Lender fails to respond to a request for consent under this Section 5.4.2 within ten (10) Business Days of receipt thereof, such consent shall be deemed granted, provided that such request shall have been accompanied by all information reasonably requested by Lender or reasonably necessary for Lender to evaluate such request and shall have clearly stated, in 14 point type or greater, that if Lender fails to respond to such request within ten (10) Business Days, Lender’s consent shall be deemed to have been granted. If Lender refuses to grant such consent, Lender shall specify in writing the reasons for such refusal. Any approval by Lender of the plans, specifications or working drawings for alterations of the Property shall not create responsibility or liability on behalf of Lender for their completeness, design, sufficiency or their compliance with applicable laws. Lender may condition any such approval upon receipt of a certificate of compliance with applicable laws from an independent architect, engineer, or other Person reasonably acceptable to Lender. If the total unpaid amounts due and payable with respect to alterations to the Improvements (other than such amounts to be paid or reimbursed by tenants under the Leases or paid from escrow accounts established hereunder) shall at any time exceed the Threshold Amount, Borrowers shall promptly deliver to Lender as security for the payment of such amounts and as additional security for Borrowers’ obligations under the Loan Documents any of the following: (1) cash, (2) U.S. Treasury securities, (3) other securities having a rating acceptable to Lender and with respect to which the applicable Rating Agencies

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have delivered a Rating Comfort Letter, or (4) a Letter of Credit. Such security shall be in an amount equal to the excess of the total unpaid amounts with respect to alterations to the Improvements (other than such amounts to be paid or reimbursed by tenants under the Leases or from escrow accounts established hereunder) over the Threshold Amount. Upon completion of the alterations to the satisfaction of Lender in its reasonable discretion Lender shall promptly return to Borrowers such additional security.

Section 5.5    Performance of Other Agreements

. Each Borrower shall observe and perform each and every term to be observed or performed by it pursuant to the terms of any agreement or instrument affecting or pertaining to the Property, including the Loan Documents.

Section 5.6    Cooperate in Legal Proceedings

. Borrowers shall cooperate fully with Lender with respect to, and permit Lender, at its option, to participate in, any proceedings before any Governmental Authority which may in any way affect the rights of Lender under any Loan Document.

Section 5.7    Further Assurances

. Borrowers shall, at Borrowers’ sole cost and expense, (i) execute and deliver to Lender such documents, instruments, certificates, assignments and other writings, and do such other acts necessary or desirable, to evidence, preserve and/or protect the collateral at any time securing or intended to secure the Debt and/or for the better and more effective carrying out of the intents and purposes of the Loan Documents, as Lender may reasonably require from time to time; and (ii) upon Lender’s request therefor given from time to time after the occurrence and continuation of any Default or Event of Default pay for (a) reports of UCC, federal tax lien, state tax lien, judgment and pending litigation searches with respect to Borrowers and the OP and (b) searches of title to the Property, each such search to be conducted by search firms reasonably designated by Lender in each of the locations reasonably designated by Lender.

Section 5.8    Environmental Matters

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5.8.1    Environmental Covenants. So long as Borrowers own or are in possession of the Property, Borrowers (i) shall keep or cause the Property to be kept free from Hazardous Substances except those in compliance with all Environmental Laws or any permits issued with respect thereto, (ii) shall promptly notify Lender if Borrowers shall become aware of any release of Hazardous Substances on the Property and/or if Borrowers shall become aware that the Property is in violation of any Environmental Laws and/or if Borrowers shall become aware of any condition on the Property which shall pose a threat to the health, safety or welfare of humans, and (iii) shall remove or remediate such Hazardous Substances and/or cure such violations and/or remove or remediate such threats, as applicable, as required by law (or as shall be reasonably required by Lender in the case of removal or remediation which is not required by law, but in response to the opinion of a licensed hydrogeologist, licensed environmental engineer or other qualified consultant engaged by Lender ("Lender’s Consultant") provided that such removal, remediation or cure is reasonably necessary to eliminate imminent danger to the health, safety or welfare of humans and would customarily be performed by prudent owners of properties similar to the Property in similar circumstances), promptly after Borrowers become aware of same, at Borrowers’ sole expense, without prejudice to any rights Borrowers may have against any responsible parties. Notwithstanding anything to the contrary in this Section,

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Borrowers, Manager and/or tenants on the Property may use and store ordinary amounts of Hazardous Substances at the Property if such use or storage is in connection with business supplies used by Borrowers, a tenant in accordance with the terms of its Lease or by Manager pursuant to the Management Agreement or is in connection with the ordinary cleaning and maintenance of the Property so long as such use and storage (A) does not violate any applicable Environmental Laws and (B) is not the subject of any specific recommendations in the Phase I Reports that would prohibit such use or storage. Nothing herein shall prevent Borrowers from recovering such expenses from any other party that may be liable for such removal or cure. The obligations and liabilities of Borrowers under this Section 5.8.1 shall survive any termination, satisfaction, or assignment of the Mortgage and the exercise by Lender of any of its rights or remedies hereunder, including, without limitation, the acquisition of the Property by foreclosure or a conveyance in lieu of foreclosure; provided that such obligations and liabilities of Borrowers shall not survive after the date Lender or its Affiliates take title to the Property pursuant to foreclosure or a conveyance in lieu of foreclosure.

5.8.2    Asbestos. Each Borrower represents and warrants that, to Borrower’s knowledge, no asbestos or any substance or material containing asbestos (collectively, "Asbestos") is located on the Property except as may have been disclosed in the Phase I Reports delivered to Lender in connection with the Loan. Borrowers shall not install in the Property, nor permit to be installed in the Property, Asbestos and shall remove any Asbestos to the extent required by applicable Legal Requirements, at Borrowers’ sole expense. Borrowers shall in all instances comply with, and ensure compliance by all occupants of the Property with, all applicable federal, state and local laws, ordinances, rules and regulations with respect to Asbestos and shall keep the Property free and clear of any liens imposed pursuant to such laws, ordinances, rules or regulations. In the event that a Borrower receives any notice or advice from any governmental agency or any source whatsoever with respect to Asbestos on, affecting or installed on the Property, Borrowers shall promptly notify Lender.

5.8.3    Environmental Monitoring. Except to the extent already disclosed in the Phase I Reports, Borrowers shall give prompt written notices to Lender of: (a) any proceeding or inquiry by any party with respect to the presence of any Hazardous Substance or Asbestos on, under, from or about the Property, (b) all claims made or threatened by any third party against a Borrower or the Property relating to any loss or injury resulting from any Hazardous Substance or Asbestos, and (c) a Borrower’s discovery of any occurrence or condition on any real property adjoining or in the vicinity of the Property that could reasonably be expected to cause the Property to be subject to any investigation or cleanup pursuant to any Environmental Law. Borrowers shall permit Lender to join and participate in, as a party if it so elects, any legal proceedings or actions initiated with respect to the Property in connection with any actual or alleged violation of Environmental Law or the presence of Hazardous Substance at the Property, and Borrowers shall pay all reasonable attorneys’ fees and disbursements incurred by Lender in connection therewith. Upon Lender’s request, at any time and from time to time while the Loan is outstanding but not more frequently than once per calendar year, unless Lender has determined (in the exercise of its good faith judgment) that reasonable cause exists for the performance of an environmental inspection or audit of the Property, Borrowers shall provide at Borrowers’ sole expense, (i) an inspection or audit of the Property prepared by a licensed hydrogeologist or licensed environmental engineer approved by Lender indicating the presence or absence of Hazardous Substances on, in or near the Property, and (ii) an inspection or audit of the Property

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prepared by a duly qualified engineering or consulting firm approved by Lender, indicating the presence or absence of Asbestos on the Property; provided, however, any such inspection or audit requested by Lender, during the Term, in excess of one (1) inspection during each three (3) year period commencing upon the date hereof, shall be performed at Lender’s expense unless an Event of Default exists or Lender has determined (in the exercise of its good faith judgment) that reasonable cause exists for the performance of an environmental inspection or audit. If Borrower fails to provide such inspection or audit within sixty (60) days after such request Lender may order same, and Borrowers hereby grant to Lender and its employees and agents access to the Property and a license to undertake such inspection or audit upon reasonable prior notice to Borrowers and in a manner that does not unreasonably interfere with tenants or occupants thereof. The cost of such inspection or audit obtained by Lender upon Borrowers’ failure to do so shall bear interest from the date such costs are incurred by Lender until paid at the Default Rate and shall be due and payable by Borrowers to Lender within ten (10) days after the date Lender makes written demand therefor, and if not so paid, may be added to the Debt. In the event that any environmental site assessment report prepared in connection with such inspection or audit recommends that an operations and maintenance plan be implemented for Asbestos or any Hazardous Substance, Borrowers shall cause such operations and maintenance plan to be prepared and implemented at Borrower’s expense upon request of Lender. In the event that any investigation, site monitoring, containment cleanup, removal, restoration, or other work of any kind is reasonably necessary under an applicable Environmental Law (the "Remedial Work"), Borrowers shall promptly commence and thereafter diligently prosecute to completion all such Remedial Work, provided that in any event Borrowers shall complete such Remedial Work within the time required by applicable Environmental Law, and provided, further, that Borrowers’ obligation to perform Remedial Work shall be without prejudice to any rights Borrowers may have against responsible parties. All Remedial Work shall be performed by contractors approved in advance by Lender, and under the supervision of a consulting engineer approved by Lender. All costs and expenses of such Remedial Work shall be paid by Borrowers including, without limitation, Lender’s reasonable attorneys’ fees and disbursements incurred in connection with monitoring or review of such Remedial Work. Nothing herein shall prevent Borrowers from recovering such expenses from any other party that may be liable for such Remedial Work. In the event Borrowers shall fail to timely commence, or cause to be commenced, or fail to diligently prosecute to completion, such Remedial Work, Lender may, but shall not be required to, cause such Remedial Work to be performed, and all costs and expenses thereof, or incurred in connection therewith, shall bear interest from the date such costs are incurred by Lender until paid at the Default Rate and shall be due and payable by Borrowers to Lender within ten (10) days after the date Lender makes written demand therefor, and if not so paid, may be added to the Debt.

5.8.4    Underground Storage Tanks. Borrowers shall not install or permit to be installed on the Property any underground storage tank.

Section 5.9    Title to the Property

. Borrowers will warrant and defend the title to the Property, and the validity and priority of all Liens granted or otherwise given to Lender under the Loan Documents, subject only to Permitted Encumbrances, against the claims of all Persons.

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Section 5.10    Leases

.

5.10.1    All new Leases shall be subordinate to the Mortgage and the tenant thereunder shall agree to attorn to Lender either pursuant to the Lease or a subordination, nondisturbance and attornment agreement executed by such tenant and Lender. None of the Leases shall contain any option to purchase, any right of first refusal to purchase or any right by a tenant to terminate the lease term (except for termination rights (i) set forth in Leases executed prior to, or on, the date hereof or (ii) arising from a taking or the destruction of all or substantially all of the Property or all or substantially all of a tenant’s demised premises). Leases executed after the date hereof shall not contain any provisions which adversely affect the Property or which might adversely affect the rights of any holder of the Loan without the prior written consent of Lender. Each tenant shall conduct business only in that portion of the Property covered by its Lease. Upon request, Borrowers shall furnish Lender with executed copies of all Leases.

5.10.2    Borrowers shall not, without the prior consent of Lender, which consent shall not be unreasonably withheld or conditioned (i) enter into any Material Lease of all or any part of the Property, (ii) cancel, terminate (other than as a result of a tenant default thereunder), abridge or otherwise modify the terms of any Material Lease unless such action is required by the terms thereof, or accept a surrender thereof, (iii) consent to any assignment of or subletting under any Material Lease not in accordance with its terms, (iv) cancel, terminate, abridge or otherwise modify any guaranty of any Material Lease or the terms thereof, (v) accept prepayments of installments of Rents for a period of more than one (1) month in advance (other than estimated payments of reimbursable expenses paid by tenants pursuant to their Leases) or (vi) further assign the whole or any part of the Leases or the Rents. If Lender fails to respond to a request for consent under this Section 5.10.2 within ten (10) Business Days of receipt thereof, such consent shall be deemed granted, provided that such request shall have been accompanied by all information requested by Lender or reasonably necessary for Lender to evaluate such request and shall have clearly stated, in 14 point type or greater, that if Lender fails to respond to such request within ten (10) Business Days, Lender’s consent shall be deemed to have been granted. In the event that Lender refuses to grant any such consent, Lender shall specify in writing the reasons for such refusal. In addition, Borrowers shall not (A) lease all or any part of the Property, (B) cancel, terminate (other than as a result of a tenant default thereunder), abridge or otherwise modify the terms of any Lease, or accept a surrender thereof, (C) consent to any assignment of or subletting under any Lease not in accordance with its terms or (D) cancel, terminate, abridge or otherwise modify any guaranty of any Lease or the terms thereof, unless such actions are exercised for a commercially reasonable purpose in arms-length transactions for market rate terms.

5.10.3    Borrowers (i) shall observe and perform all the material obligations imposed upon the lessor, grantor or licensor, as applicable, under the Leases and shall not do or permit to be done anything to impair the value of the Leases as security for the Debt; (ii) shall promptly send copies to Lender of all notices of default which Borrowers shall send or receive thereunder; (iii) shall enforce all the material terms, covenants and conditions contained in the Leases upon the part of the lessee, grantee or licensee, as applicable, thereunder to be observed or performed, short of termination thereof (unless by reason of default thereunder); (iv) shall not collect any of the Rents (other than estimated payments of reimbursable expenses paid by tenants

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pursuant to their Leases) more than one (1) month in advance; (v) shall not execute any other assignment of the lessor’s interest in the Leases or the Rents; (vi) shall, upon request of Lender, request and use commercially reasonable efforts to obtain and deliver to Lender tenant estoppel certificates from each commercial tenant at the Property in form and substance reasonably satisfactory to Lender, provided that Borrowers shall not be required to deliver such certificates more frequently than two (2) times in any calendar year; and (vii) shall execute and deliver at the request of Lender all such further assurances, confirmations and assignments in connection with the Property as Lender shall from time to time reasonably require.

5.10.4    All security deposits of tenants, whether held in cash or any other form, if cash, shall be deposited by Borrowers at such commercial or savings bank or banks and shall be held in compliance with applicable Legal Requirements, as may be reasonably satisfactory to Lender. Any bond or other instrument which Borrowers is permitted to hold in lieu of cash security deposits under any applicable legal requirements shall be maintained in full force and effect in the full amount of such deposits unless replaced by cash deposits as hereinabove described, shall (if issued after the date hereof) be fully assignable to Lender and shall, in all respects, comply with any applicable legal requirements and otherwise be reasonably satisfactory to Lender. Borrowers shall, upon request, provide Lender with evidence reasonably satisfactory to Lender of Borrowers’ compliance with the foregoing. Following the occurrence and during the continuance of any Event of Default, Borrowers shall, upon Lender’s request, if permitted by any applicable legal requirements, turn over to Lender the security deposits (and any interest theretofore earned thereon) with respect to all or any portion of the Property, to be held by Lender subject to the terms of the Leases.

5.10.5    Master Lease. The Maguire North Borrower and Master Lease Tenant have entered into the Master Lease, pursuant to which Master Lease Tenant leases from the Maguire North Borrower the entirety of the Master Lease Space, which Master Lease provides for annual triple net rent and recoveries of $20 per square foot (the "Minimum PSF Rent and Recoveries"). Notwithstanding the provisions of this Section 5.10 to the contrary, Maguire North Borrower may approve the assignment of the Master Lease or partial release of the Master Lease Tenant from all or any portion of the Master Lease Space or the Master Lease, provided (i) such assignment or partial release shall be evidenced by a written modification or amendment of the Master Lease in accordance with the provisions of this Section 5.10, (ii) that any space as to which Master Lease Tenant is released is the subject, in each case, of a new direct Lease entered into between the Maguire North Borrower and a tenant in accordance with this Section 5.10, and (iii) to the extent that the per square foot contract rent and recoveries under any such direct Lease is less than the Minimum PSF Rent and Recoveries under the Master Lease, the per square foot contract rent and recoveries under the Master Lease with respect to the remaining space demised thereunder will be automatically increased (pursuant to a written modification or amendment of the Master Lease in accordance with the provisions of this Section 5.10) to the extent necessary so that the aggregate contract rent and recoveries payable with respect to the Master Lease Space under the Master Lease and all such new direct Leases shall be equal to or greater than Minimum PSF Rent and Recoveries originally payable with respect to the entirety of the Master Lease Space under the Master Lease. Notwithstanding the foregoing, it is understood that if (i) Master Lease Tenant seeks a release from the Master Lease in accordance with this Section 5.10.5 and (ii) the aggregate per square foot contract rent and recoveries under all the resultant new direct Leases is less than the Minimum PSF Rent and Recoveries originally payable with respect to the

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entirety of the Master Lease Space under the Master Lease, then in no event shall Maguire North Borrower release Master Lease Tenant from its tenancy obligations under the Master Lease. Thus, at least a portion of the Master Lease Space must either be (i) subleased or (ii) retained as space leased directly by Master Lease Tenant under the Master Lease, such that, in either case, Master Lease Tenant shall still be obligated to pay to the Maguire North Borrower, under the Master Lease, (x) the Minimum PSF Rent and Recoveries originally payable with respect to the entirety of the Master Lease Space under the Master Lease less (y) the aggregate contract rent and recoveries payable with respect to such new direct Leases. No Lender consent or approval shall be required regarding any subleases entered into by Master Lease Tenant concerning the Master Lease Space.

Section 5.11    Estoppel Statement

. After request by Lender, Borrowers shall within ten days furnish Lender with a statement addressed to Lender, its successors and assigns, duly acknowledged and certified, setting forth (i) the unpaid Principal, (ii) the Interest Rate, (iii) the date installments of interest and/or Principal were last paid, (iv) any offsets or defenses to the payment of the Debt, and (v) that the Loan Documents are valid, legal and binding obligations and have not been modified or if modified, giving particulars of such modification.

Section 5.12    Property Management

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5.12.1    Management Agreement. Borrowers shall maintain, or cause to be maintained, the Management Agreement in full force and effect and timely perform all of Borrowers’ obligations thereunder and enforce performance of all obligations of the Manager thereunder, and except as otherwise permitted by the Loan Documents, not permit the termination or amendment of the Management Agreement unless the prior written consent of Lender is first obtained, which consent shall not be unreasonably withheld, conditioned or delayed. Borrowers shall cause the Manager to enter into an assignment and subordination of the management agreement in form satisfactory to Lender (the "Subordination of Management Agreement"). The Subordination of Management Agreement shall assign and subordinate the Manager’s interests in the Property and all fees and other rights of the Manager pursuant to the Management Agreement to the rights of Lender. Upon an Event of Default, Borrowers shall, at Lender’s request made at any time while such Event of Default continues, terminate, or cause the termination of, the Management Agreement. Borrowers shall not enter into any agreement relating to the management of the Property with any party without the express written consent of Lender (which consent shall not be unreasonably withheld to the extent that such manager is an affiliate of Borrowers); provided, however, with respect to a new manager such consent may also be conditioned upon Borrowers delivering (i) a Rating Comfort Letter with respect to such new manager and management agreement (other than a Qualified Manager that is Controlled (in the sense of clause (ii) of the defined term "Control") by the REIT), and (ii) evidence satisfactory to Lender (which shall include, at the request of Lender, a legal non-consolidation opinion acceptable to Lender) that the single purpose nature and bankruptcy remoteness of Borrowers, their shareholders, partners or members, as the case may be, after the engagement of the new manager are in accordance with the requirements of the Rating Agencies. If at any time Lender consents to the appointment of a new manager, such new manager and Borrowers shall, as a condition of Lender’s consent, execute an assignment and subordination of such management agreement in the form then used by Lender.

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5.12.2    Termination of Manager. Borrowers, upon the request of Lender, shall terminate the Manager, without penalty or fee, if at any time during the Term (a) the Manager shall become insolvent or a debtor in any bankruptcy or insolvency proceeding, (b) there exists an Event of Default for which Lender has not accepted a cure thereof, (c) the Maturity Date has occurred and the Loan has not been repaid or (d) the Manager’s gross negligence, malfeasance or willful misconduct or the occurrence of a default by Manager under the Management Agreement and its continuance beyond any applicable notice or cure period. At such time as the Manager may be removed pursuant to and in accordance with the terms and provisions of the Loan Documents, a replacement manager and management agreement acceptable to Lender and the applicable Rating Agencies in their sole discretion shall assume management of the Property and shall receive a property management fee not to exceed the then current market rates.

Section 5.13    Special Purpose Bankruptcy Remote Entity

. Each Borrower shall at all times be a Special Purpose Bankruptcy Remote Entity. No Borrower shall, directly or indirectly, make any change, amendment or modification to its organizational documents, or otherwise take any action which could result in such Borrower not being a Special Purpose Bankruptcy Remote Entity. A "Special Purpose Bankruptcy Remote Entity" shall have the meaning set forth on Schedule 5 hereto.

Section 5.14    Assumption in Non-Consolidation Opinion

. Each Borrowers and the OP shall each conduct its business so that the assumptions (with respect to each Person) made in that certain substantive non-consolidation opinion letter dated the date hereof delivered by Borrowers’ counsel in connection with the Loan, shall be true and correct in all respects.

Section 5.15    Change in Business or Operation of Property

. Borrowers shall not purchase or own any real property other than the Property and shall not enter into any line of business other than the ownership and operation of the Property, or make any material change in the scope or nature of its business objectives, purposes or operations, or undertake or participate in activities other than the continuance of its present business or otherwise cease to operate the Property as an office property or terminate such business for any reason whatsoever (other than temporary cessation in connection with renovations to the Property).

Section 5.16    Debt Cancellation

. Borrowers shall not cancel or otherwise forgive or release any claim or debt (other than termination of Leases in accordance herewith) owed to Borrowers by any Person, except for adequate consideration and in the ordinary course of Borrowers’ business.

Section 5.17    Affiliate Transactions

. Borrowers shall not enter into, or be a party to, any transaction with an Affiliate of Borrowers or any of the members of Borrowers except in the ordinary course of business and on terms which are fully disclosed to Lender in advance and are no less favorable to Borrowers or such Affiliate than would be obtained in a comparable arm’s length transaction with an unrelated third party.

Section 5.18    Zoning

. Borrowers shall not initiate or consent to any zoning reclassification of any portion of the Property or seek any variance under any existing zoning ordinance or use or permit the use of any portion of the Property in any manner that could result

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in such use becoming a non conforming use under any zoning ordinance or any other applicable land use law, rule or regulation, without the prior consent of Lender.

Section 5.19    No Joint Assessment

. Borrowers shall not suffer, permit or initiate the joint assessment of the Property (i) with any other real property constituting a tax lot separate from the Property, and (ii) with any portion of the Property which may be deemed to constitute personal property, or any other procedure whereby the lien of any taxes which may be levied against such personal property shall be assessed or levied or charged to the Property.

Section 5.20    Principal Place of Business

. Borrowers shall not change their principal place of business or chief executive office without first giving Lender 30 days’ prior notice.

Section 5.21    Change of Name, Identity or Structure

. Borrowers shall not change their name, identity (including its trade name or names) or Borrowers’ corporate, partnership or other structure without notifying Lender of such change in writing at least thirty (30) days prior to the effective date of such change and, in the case of a change in Borrowers’ structure, without first obtaining the prior written consent of Lender. Borrowers shall execute and deliver to Lender, prior to or contemporaneously with the effective date of any such change, any financing statement or financing statement change required by Lender to establish or maintain the validity, perfection and priority of the security interest granted herein. At the request of Lender, Borrowers shall execute a certificate in form satisfactory to Lender listing the trade names under which Borrowers intend to operate the Property, and representing and warranting that Borrowers do business under no other trade name with respect to the Property.

Section 5.22    Indebtedness

. Borrowers shall not directly or indirectly create, incur or assume any indebtedness other than (i) the Debt and (ii) unsecured trade payables incurred in the ordinary course of business relating to the ownership and operation of the Property, which in the case of such unsecured trade payables (A) are not evidenced by a note, (B) do not exceed, at any time, a maximum aggregate amount of two percent (2%) of the original amount of the Principal and (C) are paid within sixty (60) days of the date incurred (collectively, "Permitted Indebtedness").

Section 5.23    Licenses

. Borrowers shall not Transfer any License required for the operation of the Property.

Section 5.24    Compliance with Restrictive Covenants, Development Agreements, etc.

Borrowers will comply with all of the terms, conditions and provisions of the REA and the Development Agreements. Borrowers will not amend, modify, supplement, waive in any material respect, cancel, terminate or release any Operating Agreement, easements, restrictive covenants or other Permitted Encumbrances, including, without limitation, the REA (except as specifically provided in Section 10.24 and the Development Agreements), or suffer, consent to or permit any of the foregoing, without Lender’s prior written consent, which consent may be granted or denied in Lender’s sole discretion. Without limiting the provisions of this Section 5.24, Borrowers agree that in the event any Borrower receives a notice from the City of Santa Monica (or from such other applicable Governmental Authority), pursuant to which the City of Santa Monica (or from such other applicable Governmental Authority) is seeking to

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enforce the obligations of the applicable Borrower (and is requiring the applicable Borrower to take certain actions or pay amounts required thereunder) with respect to its obligations under Section 2.3.3 of the applicable Development Agreement, then Borrowers shall (i) notify Lender in writing within one Business Day after Borrowers first receive such notice and (ii) promptly and expeditiously take all steps necessary (and pay all costs and expenses related thereto) to comply with the requirements set forth in the applicable Development Agreement with respect to such obligations, as required by the City of Santa Monica (or such other applicable Governmental Authority).

Section 5.25    ERISA

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(1)    No Borrower shall engage in any transaction which would cause any obligation, or action taken or to be taken, hereunder (or the exercise by Lender of any of its rights under the Note, this Agreement or the other Loan Documents) to be a non-exempt (under a statutory or administrative class exemption) prohibited transaction under ERISA.

(2)    No Borrower shall maintain, sponsor, contribute to or become obligated to contribute to, or suffer or permit any ERISA Affiliate of a Borrower to, maintain, sponsor, contribute to or become obligated to contribute to, any Plan or any Welfare Plan or permit the assets of a Borrower to become "plan assets," whether by operation of law or under regulations promulgated under ERISA.

(3)    Borrowers shall deliver to Lender such certifications or other evidence from time to time throughout the Term, as requested by Lender in its sole discretion, that (A) no Borrower is and does not maintain an "employee benefit plan" as defined in Section 3(3) of ERISA, which is subject to Title I of ERISA, or a "governmental plan" within the meaning of Section 3(3) of ERISA; (B) no Borrower is subject to state statutes regulating investments and fiduciary obligations with respect to governmental plans; and (C) one or more of the following circumstances is true:

(i)    Equity interests in a Borrower are publicly offered securities, within the meaning of 29 C.F.R. § 2510.3-101(b)(2);

(ii)    Less than twenty-five percent (25%) of each outstanding class of equity interests in a Borrower are held by "benefit plan investors" within the meaning of 29 C.F.R. § 2510.3-101(f)(2); or

(iii)    a Borrower qualifies as an "operating company" or a "real estate operating company" within the meaning of 29 C.F.R. § 2510.3-101(c) or (e).

Section 5.26    Transfers

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5.26.1    Transfers Prohibited. No Borrower shall directly or indirectly make, suffer or permit the occurrence of any Transfer except as expressly permitted pursuant to Section 5.26.5 and Section 5.26.6.

5.26.2    Lender’s Reliance. Each Borrower acknowledges that Lender has examined and relied on the creditworthiness and experience of Borrowers in owning and

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operating properties such as the Property in agreeing to make the Loan, and that Lender will continue to rely on Borrowers’ ownership of the Property as a means of maintaining the value of the Property as security for repayment of the Debt. Each Borrower acknowledges that Lender has a valid interest in maintaining the value of the Property so as to ensure that, should Borrowers default in the repayment of the Debt, Lender can recover the Debt by a sale of the Property.

5.26.3    Transfer Defined. "Transfer" shall mean a sale, conveyance, mortgage, grant, bargain, encumbrance, pledge, assignment, lease, grant of options with respect to, or other transfer or disposition of (directly or indirectly, voluntarily or involuntarily, by operation of law or otherwise, and whether or not for consideration or of record) the Property or any part thereof or any legal or beneficial interest therein, or a Sale or Pledge of an interest in any Restricted Party, other than pursuant to Leases of space in the Improvements to tenants in accordance with the provisions of Section 5.10. A Transfer shall include, but not be limited to, (i) an installment sales agreement wherein Borrower agrees to sell the Property or any part thereof for a price to be paid in installments; (ii) an agreement by Borrower leasing all or a substantial part of the Property (other than the Master Lease) for other than actual occupancy by a space tenant thereunder or a sale, assignment or other transfer of, or the grant of a security interest in, any Borrower’s right, title and interest in and to any Leases or any Rents; (iii) if a Restricted Party is a corporation, any merger, consolidation or Sale or Pledge of such corporation’s stock or the creation or issuance of new stock such that more than ten percent (10%) of such corporation’s stock shall be vested in a party or parties who are not stockholders as of the date hereof; (iv) if a Restricted Party is a limited or general partnership or joint venture, any merger or consolidation of such Restricted Party or the change, removal, resignation or addition of a general partner thereof or the Sale or Pledge of the partnership interest of any general partner of such Restricted Party or any profits or proceeds relating to such partnership interest, or the Sale or Pledge of limited partnership interests of such Restricted Party or any profits or proceeds relating to such limited partnership interests or the creation or issuance of new limited partnership interests of such Restricted Party; (v) if a Restricted Party is a limited liability company, any merger or consolidation of such Restricted Party or the change, removal, resignation or addition of a managing member or non member manager (or if no managing member, any member) of such Restricted Party or the Sale or Pledge of the membership interest of a managing member (or if no managing member, any member) of such Restricted Party or any profits or proceeds relating to such membership interest, or the Sale or Pledge of non managing membership interests of such Restricted Party or the creation or issuance of new non managing membership interests of such Restricted Party such that more than ten percent (10%) of such limited liability company’s non-managing membership interest shall be vested in a party or parties who are not members as of the date hereof; (vi) if a Restricted Party is a trust or nominee trust, any merger, consolidation or the Sale or Pledge of the legal or beneficial interest in a Restricted Party or the creation or issuance of new legal or beneficial interests; or (vii) the removal or the resignation of the managing agent (including, without limitation, an Affiliated Manager) without Lender’s consent other than in accordance with Section 5.12.

5.26.4    No Impairment Required. Lender shall not be required to demonstrate any actual impairment of its security or any increased risk of default hereunder in order to declare the Debt immediately due and payable upon any Transfer in violation of this Section 5.26 without Lender’s consent. This provision shall apply to every Transfer regardless of whether voluntary

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or not, or whether or not Lender has consented to any previous Transfer. Lender’s consent to one Transfer shall not be deemed to be a waiver of Lender’s right to require such consent to any future Transfer. Any Transfer made in contravention of this Section 5.26 shall be null and void and of no force and effect. Borrowers agree to bear and shall pay or reimburse Lender on demand for all reasonable expenses (including, without limitation, reasonable attorneys’ fees and disbursements, title search costs and title insurance endorsement premiums) incurred by Lender in connection with the review, approval and documentation of any such Transfer.

5.26.5    Permitted Transfers. Notwithstanding anything to the contrary contained in this Section 5.26, the following Transfers ("Permitted Transfers") shall not require the prior written consent of Lender:

(a)    Transfers of direct or indirect interests in any Restricted Party provided that the following conditions are satisfied:

(i)    after taking into account any prior Transfers pursuant to this subsection, whether to the proposed transferee or otherwise, no such Transfer (or series of Transfers) shall result in (1) the proposed transferee, together with all members of his/her immediate family or any Affiliates thereof, owning in the aggregate (directly, indirectly or beneficially) more than forty-nine percent (49%) of the interests in a Borrower (or any entity directly or indirectly holding an interest in a Borrower that is a Restricted Party), or (2) a Transfer in the aggregate of more than forty-nine percent (49%) of the interests in a Borrower as of the date hereof, except in either case for Transfers to a direct or indirect interest holder of a Borrower as of the date hereof, or any Affiliate thereof, provided that if reasonably requested by Lender or if requested by any Rating Agency, Borrowers shall deliver a non-consolidation opinion acceptable to Lender and the Rating Agencies with respect to such transferee which may be relied upon by Lender, the Rating Agencies and their respective counsel and successors and assigns;

(ii)    after giving effect to such Transfer, the REIT shall continue to own not less than a fifty-one percent (51%) direct general and/or limited partnership interest in the OP and the REIT shall continue to Control (in the sense of clause (ii) of the defined term "Control") Borrowers and, subject to the rights of Manager under the Management Agreement (or any replacement manager under a replacement management agreement with respect to the Property, each as approved by Lender in accordance with Section 5.12 of this Agreement), the day-to-day operations of the Property;

(iii)    Borrowers shall give Lender notice of such Transfer together with copies of all instruments effecting such transfer not less than ten (10) days prior to the date of such Transfer;

(iv)    no Event of Default or event which with the giving of notice or the passage of time would constitute an Event of Default shall have occurred and remain uncured;

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(v)    the single purpose nature and bankruptcy remoteness of each Borrower and its shareholders, partners or members after such transfer, shall satisfy Lender’s then current applicable underwriting criteria and requirements; and

(vi)    Lender shall have received payment of, or reimbursement for, all costs and expenses incurred by Lender in connection with such Transfer (including, but not limited to, reasonable attorneys’ fees and costs and expenses of the Rating Agencies).

Notwithstanding the foregoing, in the event that such Transfer is by a limited partner of the OP of such limited partner’s limited partnership interest in the OP, then Borrowers shall not be required to satisfy subsections (a)(iii), (a)(iv) or (a)(vi) above so long as Borrowers have satisfied subsections (a)(i), (a)(ii) and (a)(v) above.

(b)    Transfers of direct or indirect interests in any Restricted Party to a Qualified Transferee provided that the following conditions are satisfied:

(i)    no Event of Default or event which with the giving of notice or the passage of time would constitute an Event of Default shall have occurred and remain uncured;

(ii)    After such Transfer, fifty-one percent (51%) or greater of the direct or indirect interests of such Borrower shall be owned by such Qualified Transferee;

(iii)    Borrowers shall deliver to Lender a non-consolidation opinion acceptable to Lender and the Rating Agencies which may be relied upon by Lender, the Rating Agencies and their respective counsel and successor and assigns;

(iv)    Lender shall have received a Rating Comfort Letter with respect to such Transfer;

(v)    Borrowers shall give Lender notice of such transfer together with copies of all instruments effecting such transfer not less than ten (10) days prior to the date of such Transfer;

(vi)    the single purpose nature and bankruptcy remoteness of each Borrower and its shareholders, partners or members after such Transfer, shall satisfy Lender’s then current applicable underwriting criteria and requirements;

(vii)    Lender shall have received payment of, or reimbursement for, all costs and expenses incurred by Lender in connection with such Transfer (including, but not limited to, reasonable attorneys’ fees and costs and expenses of the Rating Agencies); and

(viii)    concurrently with the consummation of such Transfer, Borrowers shall pay to Lender a transfer fee in the amount of 0.50% of the then unpaid Principal.

(c)    the Sale or Pledge of stock in the REIT (the "Traded Equity"), provided such stock is listed on the New York Stock Exchange or such other nationally recognized stock exchange, or any Sale or Pledge.

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(d)    (A) the issuance of any securities, options, warrants or other interests in the REIT or any entity owning an interest in the REIT, (B) the merger or consolidation of the REIT or (C) the merger or consolidation of the OP, provided that in the case of each of (B) and (C) above, the surviving entity shall be the REIT and/or the OP, as applicable, and after giving effect to such merger or consolidation, the REIT shall continue to own not less than a fifty-one percent (51%) direct general and/or limited partnership interest in the OP and the REIT shall continue to Control (in the sense of clause (ii) of the defined term "Control") Borrowers and, subject to the rights of Manager under the Management Agreement (or any replacement manager under a replacement management agreement with respect to the Property, each as approved by Lender in accordance with Section 5.12.1 of this Agreement), the day to day operations of the Property.

(e)    without in any way limiting any other Permitted Transfers under this Section 5.26.5, transfers by the REIT, the OP and/or their respective Affiliates of up to seventy-five percent (75%) of the direct or indirect ownership interests in a Borrower and/or other indirect ownership interests in the Property to a Qualified Transferee provided that the following conditions are met:

(i)    no Event of Default or event which with the giving of notice or the passage of time would constitute an Event of Default shall have occurred and remain uncured;

(ii)    Lender shall have received a Rating Comfort Letter with respect to such Transfer;

(iii)    Borrowers shall deliver to Lender a non-consolidation opinion acceptable to Lender and the Rating Agencies which may be relied upon by Lender, the Rating Agencies and their respective counsel and successor and assigns;

(iv)    the REIT and/or its Affiliates shall continue to act as property manager and leasing agent and manage the day to day operations of the Property;

(v)    Lender shall have received payment of, or reimbursement for, all costs and expenses incurred by Lender in connection with such transfer (including, but not limited to, reasonable attorneys’ fees and costs and expenses of the Rating Agencies); and

(vi)    concurrently with the consummation of such Transfer, Borrowers shall pay to Lender a transfer fee in the amount of 0.50% of the then unpaid Principal.

(f)    without in any way limiting any other Permitted Transfers under this Section 5.26.5, the restructuring of the ownership interests in the Property held by the REIT, the OP or any entity holding any direct or indirect interests in the REIT or the OP (including the adjustment of partnership units held by partners in the OP to reflect redemptions pertaining to the limited partner interests in the OP), provided that the following conditions are met:

(i)    no Event of Default or event which with the giving of notice or the passage of time would constitute an Event of Default shall have occurred and remain uncured;

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(ii)    such restructuring does not reduce the REIT’s or the OP’s aggregate ownership interests in the Property;

(iii)    in the event that such restructuring shall result in any Person, together with any Affiliates thereof, that prior to such restructuring, owned in the aggregate (directly, indirectly or beneficially) less than forty-nine percent (49%) of the interests in a Borrower (or any entity directly or indirectly holding an interest in a Borrower), owning in the aggregate (directly, indirectly or beneficially) more than forty-nine percent (49%) of the interests in such Borrower (or any entity directly or indirectly holding an interest in such Borrower), then Borrowers shall deliver a non-consolidation opinion acceptable to Lender and the Rating Agencies with respect to such entity which may be relied upon by Lender, the Rating Agencies and their respective counsel and successors and assigns;

(iv)    In the event that such restructuring requires a new non-consolidation opinion pursuant to subsection (iii) above, Borrowers shall give Lender notice of such restructuring together with copies of all instruments effecting such restructuring not less than ten (10) days prior to the date of such restructuring;

(v)    In the event that such restructuring requires a new non-consolidation opinion pursuant to subsection (iii) above, Lender shall have received payment of, or reimbursement for, all costs and expenses incurred by Lender in connection with such restructuring (including, but not limited to, reasonable attorneys’ fees and costs and expenses of the Rating Agencies).

(g)    pledges of Borrowers’ interests in equipment and/or personal property in connection with purchase money financing of such equipment and/or personal property provided that any indebtedness secured in accordance with the subsection (g) shall not exceed $500,000.

Lender shall respond to any requests made by Borrowers pursuant to this Section 5.26.5 in a prompt manner. In the event that Lender claims that Borrowers have not satisfied any of the requirements of this Section 5.26.5, Lender shall specify in writing the reason why any conditions are deemed not satisfied.

Any provisions of this Section 5.26.5 which require more conditions to be satisfied in connection with any particular Permitted Transfer than other provisions under this Section 5.26.5 (relating to other Permitted Transfers) which require fewer conditions to be satisfied shall not be deemed to be a limitation or modification on the Transfer rights provided hereunder containing such fewer conditions.

5.26.6    Transfer and Assumption. ii) Notwithstanding the foregoing, Borrower shall have a one-time right to Transfer the Property to another party (the "Transferee Borrower") and have the Transferee Borrower assume all of Borrower’s obligations under the Loan Documents, and have replacement guarantors and indemnitors assume all of the obligations of the indemnitors and guarantors of the Loan Documents (collectively, a "Transfer and Assumption"). Borrower may make a written application to Lender for Lender’s consent to the Transfer and Assumption, subject to the conditions set forth in paragraphs (b) and (c) of this Section 5.26.6. Together with such written application, Borrower will pay to Lender the

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reasonable review fee then required by Lender. Borrower also shall pay on demand all of the reasonable costs and expenses incurred by Lender, including reasonable attorneys’ fees and expenses, and including the fees and expenses of Rating Agencies and other outside entities, in connection with considering any proposed Transfer and Assumption, whether or not the same is permitted or occurs.

(b)    Lender’s consent to a Transfer and Assumption, which shall not be unreasonably withheld, shall be subject to the following conditions:

(i)    No Default or Event of Default has occurred and is continuing;

(ii)    Borrower has submitted to Lender true, correct and complete copies of any and all information and documents reasonably requested by Lender concerning the Property, Transferee Borrower, replacement guarantors and indemnitors and Borrower;

(iii)    Evidence satisfactory to Lender has been provided showing that the Transferee Borrower and such of its Affiliates as shall be designated by Lender comply and will comply with Section 5.13 hereof, as those provisions may be modified by Lender taking into account the ownership structure of Transferee Borrower and its Affiliates;

(iv)    If the Loan, by itself or together with other loans, has been the subject of a Securitization, then Lender shall have received a Rating Comfort Letter from the applicable Rating Agencies; provided that the requirements contained in this clause (iv) shall not apply in connection with a Transfer and Assumption to a Transferee Borrower that is a Permitted REIT Transferee;

(v)    If the Loan has not been the subject of a Securitization, then Lender shall have determined in its reasonable discretion (taking into consideration such factors as Lender may determine, including the attributes of the loan pool in which the Loan might reasonably be expected to be securitized) that no rating for any securities that would be issued in connection with such securitization will be diminished, qualified, or withheld by reason of the Transfer and Assumption; provided that the requirements contained in this clause (v) shall not apply in connection with a Transfer and Assumption to a Transferee Borrower that is a Permitted REIT Transferee;

(vi)    Borrower shall have paid all of Lender’s reasonable costs and expenses in connection with considering the Transfer and Assumption, and shall have paid the amount requested by Lender as a deposit against Lender’s costs and expenses in connection with effecting the Transfer and Assumption;

(vii)    Borrower, the Transferee Borrower, and the replacement guarantors and indemnitors shall have indicated in writing in form and substance reasonably satisfactory to Lender their readiness and ability to satisfy the conditions set forth in subsection (c) below (other than clause (i) with respect to a Permitted REIT Transferee); and

(viii)    The identity, experience, and financial condition of the Transferee Borrower and the replacement guarantors and indemnitors shall be satisfactory to Lender;

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provided that the requirements contained in this clause (viii) shall not apply in connection with a Transfer and Assumption to a Transferee Borrower that is a Permitted REIT Transferee.

(c)    If Lender consents to the Transfer and Assumption, the Transferee Borrower and/or Borrower as the case may be, shall immediately deliver the following to Lender concurrently with the consummation of such Transfer and Assumption:

(i)    Borrower shall deliver to Lender an assumption fee in the amount of 0.50% of the then unpaid Principal less any review fees, costs and expenses previously paid by Borrower pursuant to the provision of Section 5.26.6(a) and (b)(vi); provided that, no assumption fee shall apply in connection with a Transfer and Assumption to a Transferee Borrower that is a Permitted REIT Transferee;

(ii)    Borrower, Transferee Borrower and the original and replacement guarantors and indemnitors shall execute and deliver to Lender any and all documents reasonably required by Lender, in form and substance reasonably required by Lender;

(iii)    Counsel to the Transferee Borrower and replacement guarantors and indemnitors shall deliver to Lender opinions in form and substance satisfactory to Lender as to such matters as Lender shall require, which may include opinions as to substantially the same matters and were required in connection with the origination of the Loan;

(iv)    Borrower shall cause to be delivered to Lender, an endorsement (relating to the change in the identity of the vestee and execution and delivery of the Transfer and Assumption documents) to the Title Insurance Policy in form and substance acceptable to Lender, in Lender’s reasonable discretion (the "Endorsement"); and

(v)    Borrower shall deliver to Lender a payment in the amount of all remaining unpaid costs incurred by Lender in connection with the Transfer and Assumption, including but not limited to, Lender’s reasonable attorneys fees and expenses, all recording fees, and all fees payable to the title company for the delivery to Lender of the Endorsement.

(d)    Notwithstanding anything to the contrary contained in this Section 5.26.6, with respect to a one-time only Transfer and Assumption, Lender’s prior consent shall not be required in connection with a Transfer and Assumption where either (i) the Transferee Borrower is a Permitted Transferee; provided that the conditions set forth in subsection (b) above (other than clause (viii) therein) and subsection (c) above have been satisfied or (ii) the Transferee Borrower is a Permitted REIT Transferee; provided that the conditions set forth in subsection (b) above (other than clauses (iv), (v) and (viii) therein) and subsection (c) above (other than clause (i) therein) have been satisfied.

Section 5.27    Liens

. Without Lender’s prior written consent, no Borrower shall create, incur, assume, permit or suffer to exist any Lien on all or any portion of the Property or any direct or indirect legal or beneficial ownership interest in any Borrower, except Liens in favor of Lender, Permitted Encumbrances and Liens encumbering Traded Equity, unless such Lien is bonded or discharged within 30 days after Borrower first receives notice of such Lien.

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Section 5.28    Dissolution

. No Borrower shall (i) engage in any dissolution (to the fullest extent such prohibition is permitted by law), liquidation or consolidation or merger with or into any other business entity, (ii) engage in any business activity not related to the ownership and operation of the Property or (iii) transfer, lease or sell, in one transaction or any combination of transactions, all or substantially all of the property or assets of Borrower except to the extent expressly permitted by the Loan Documents.

Section 5.29    Expenses

. Borrowers shall reimburse Lender, within ten (10) days after demand therefor, for all reasonable out-of-pocket costs and expenses (including reasonable attorneys’ fees and disbursements) incurred by Lender in connection with the Loan, including (i) the preparation, negotiation, execution and delivery of the Loan Documents and the consummation of the transactions contemplated thereby and all the costs of furnishing all opinions by counsel for Borrowers; (ii) Borrowers’ and Lender’s ongoing performance under and compliance with the Loan Documents, including confirming compliance with environmental and insurance requirements; (iii) the negotiation, preparation, execution, delivery and administration of any consents, amendments, waivers or other modifications of or under any Loan Document and any other documents or matters requested by Lender; (iv) filing and recording of any Loan Documents; (v) title insurance, surveys, inspections and appraisals; (vi) the creation, perfection or protection of Lender’s Liens in the Property and the Cash Management Accounts (including fees and expenses for title and lien searches, intangibles taxes, personal property taxes, Mortgage, recording taxes, due diligence expenses, travel expenses, accounting firm fees, costs of appraisals, environmental reports and Lender’s Consultant, surveys and engineering reports); (vii) enforcing or preserving any rights in response to third party claims or the prosecuting or defending of any action or proceeding or other litigation, in each case against, under or affecting a Borrower, the Loan Documents, the Property, or any other security given for the Loan; (viii) fees charged by Rating Agencies in connection with the Loan or any modification thereof; and (ix) enforcing any obligations of or collecting any payments due from Borrowers under any Loan Document or with respect to the Property or in connection with any refinancing or restructuring of the Loan in the nature of a "work-out," or any insolvency or bankruptcy proceedings. Any costs and expenses due and payable to Lender hereunder which are not paid by Borrowers within ten (10) days after demand therefor may be paid from any amounts in the Deposit Account, with notice thereof to Borrowers. The obligations and liabilities of Borrowers under this Section 5.29 shall survive the Term and the exercise by Lender of any of its rights or remedies under the Loan Documents, including the acquisition of the Property by foreclosure or a conveyance in lieu of foreclosure.

Section 5.30    Indemnity

. Borrowers shall defend, indemnify and hold harmless Lender and each of its Affiliates and their respective successors and assigns, including the directors, officers, partners, members, shareholders, participants, employees, professionals and agents of any of the foregoing (including any Servicer) and each other Person, if any, who Controls Lender, its Affiliates or any of the foregoing (each, an "Indemnified Party"), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs, expenses and disbursements of any kind or nature whatsoever (including the reasonable fees and disbursements of counsel for an Indemnified Party in connection with any investigative, administrative or judicial proceeding commenced or threatened, whether or not Lender shall be designated a party thereto, court costs and costs of appeal at all appellate levels, investigation and laboratory fees, consultant fees and litigation expenses), that may be imposed

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on, incurred by, or asserted against any Indemnified Party (collectively, the "Indemnified Liabilities") in any manner, relating to or arising out of or by reason of the Loan, including: (i) any breach by a Borrower of its obligations under, or any misrepresentation by a Borrower contained in, any Loan Document; (ii) the use or intended use of the proceeds of the Loan; (iii) any information provided by or on behalf of Borrowers, or contained in any documentation approved by Borrowers; (iv) ownership of the Mortgage, the Property or any interest therein, or receipt of any Rents; (v) any accident, injury to or death of persons or loss of or damage to property occurring in, on or about the Property or on the adjoining sidewalks, curbs, adjacent property or adjacent parking areas, streets or ways; (vi) any use, nonuse or condition in, on or about the Property or on adjoining sidewalks, curbs, adjacent property or adjacent parking areas, streets or ways; (vii) performance of any labor or services or the furnishing of any materials or other property in respect of the Property; (viii) the presence, disposal, escape, seepage, leakage, spillage, discharge, emission, release, or threatened release of any Hazardous Substance on, from or affecting the Property; (ix) any personal injury (including wrongful death) or property damage (real or personal) arising out of or related to such Hazardous Substance; (x) any lawsuit brought or threatened, settlement reached, or government order relating to such Hazardous Substance; (xi) any violation of the Environmental Laws which is based upon or in any way related to such Hazardous Substance, including the costs and expenses of any Remedial Work; (xii) any failure of the Property to comply with any Legal Requirement; (xiii) any claim by brokers, finders or similar persons claiming to be entitled to a commission in connection with any Lease or other transaction involving the Property or any part thereof, or any liability asserted against Lender with respect thereto; and (xiv) the claims of any lessee of any portion of the Property or any Person acting through or under any lessee or otherwise arising under or as a consequence of any Lease; provided, however, that Borrowers shall not have any obligation to any Indemnified Party hereunder (A) to the extent that it is finally judicially determined that such Indemnified Liabilities arise from the gross negligence, illegal acts, fraud or willful misconduct of such Indemnified Party or (B) for any event or condition that first arises on or after the date on which Lender or any Affiliate of Lender acquires title to the Property (whether at foreclosure sale, a transfer in lieu of foreclosure or any other transfer); provided that Borrowers’ obligation to indemnify the Indemnified Parties with respect to an event or condition specified in clauses (viii) through (xi) above (relating to Hazardous Substances) shall continue in perpetuity after Lender or its Affiliates acquires title or control of the Property unless such specified event or condition occurs during or after Lender’s (or its Affiliate’s) period of ownership and provided that Borrowers shall bear the burden of proving that such specified event or condition occurred during Lender’s (or such Affiliate’s) period of ownership.. Any amounts payable to any Indemnified Party by reason of the application of this Section 5.30 shall be payable on demand and shall bear interest at the Default Rate from the date loss or damage is sustained by any Indemnified Party until paid. The obligations and liabilities of Borrowers under this Section 5.30 shall survive the Term and the exercise by Lender of any of its rights or remedies under the Loan Documents, including the acquisition of the Property by foreclosure or a conveyance in lieu of foreclosure.

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ARTICLE 6

NOTICES AND REPORTING

Section 6.1    Notices

. All notices, consents, approvals and requests required or permitted hereunder or under any other Loan Document (a "Notice") shall be given in writing and shall be effective for all purposes if either hand delivered with receipt acknowledged, or by a nationally recognized overnight delivery service (such as Federal Express), or by certified or registered United States mail, return receipt requested, postage prepaid, or by facsimile and confirmed by facsimile answer back, in each case addressed as follows (or to such other address or Person as a party shall designate from time to time by notice to the other party):

If to Lender:

Greenwich Capital Financial Products, Inc.
600 Steamboat Road
Greenwich, Connecticut 06830
Attention: Mortgage Loan Department
Telecopier (203) 618-2052

With a copy to:

Kaye Scholer LLP
425 Park Avenue
New York, New York 10022
Attention: Stephen Gliatta, Esq.
Telecopier: (212) 836-8689

If to Borrowers:

Maguire Properties - Lantana North, LLC; Maguire Properties - Lantana South, LLC
333 South Grand Avenue, Suite 400
Los Angeles, California 90071
Attention: Mr. Robert F. Maguire III and Mark T. Lammas, Esq.
Telecopier: (213) 533-5100

With a copy to:

Gilchrist & Rutter Professional Corp.
1299 Ocean Avenue, Suite 900
Santa Monica, CA 90401
Attention: Paul S. Rutter, Esq.
Telecopier: (310) 394-4700

A notice shall be deemed to have been given: (i) in the case of hand delivery, at the time of delivery; (ii) in the case of registered or certified mail, when delivered or the first

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attempted delivery on a Business Day; (iii) in the case of overnight delivery, upon the first attempted delivery on a Business Day; or (iv) in the case of facsimile, upon the confirmation of such facsimile transmission. Any party may change the address to which any such Notice is delivered, by furnishing ten (10) days’ written notice of such change to the other parties in accordance with the provisions of this Section 6.1. Notice for either party may be given by its respective counsel.

Section 6.2    Borrower Notices and Deliveries

. Borrowers shall (a) give prompt written notice to Lender of: (i) any litigation, governmental proceedings or claims or investigations pending or threatened against any Borrower or the OP or the REIT which might materially adversely affect a Borrower’s or the OP’s or the REIT’s condition (financial or otherwise) or business or the Property; (ii) any material adverse change in a Borrower’s or the OP’s or the REIT’s condition, financial or otherwise, or of the occurrence of any Default or Event of Default of which a Borrower has knowledge; and (b) furnish and provide to Lender: (i) if requested by Lender, any Securities and Exchange Commission or other public filings, if any, of any Borrower, the OP, the REIT, Manager, or any Affiliate of any of the foregoing within two (2) Business Days of such filing and (ii) all instruments, documents, boundary surveys, footing or foundation surveys, certificates, plans and specifications, appraisals, title and other insurance reports and agreements, reasonably requested, from time to time, by Lender. In addition, after request by Lender (but no more frequently than twice in any year), Borrowers shall furnish to Lender (x) within ten days, a certificate addressed to Lender, its successors and assigns reaffirming all representations and warranties of Borrowers set forth in the Loan Documents as of the date requested by Lender or, to the extent of any changes to any such representations and warranties, so stating such changes, and (y) within 30 days, tenant estoppel certificates addressed to Lender, its successors and assigns from each tenant at the Property in form and substance reasonably satisfactory to Lender.

Section 6.3    Financial Reporting

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6.3.1    Financial Statements. The financial statements heretofore furnished to Lender with respect to the OP and the REIT are, as of the dates specified therein, complete and correct in all material respects and fairly present in all material respects the financial condition of the OP and the REIT, and are prepared in accordance with GAAP. Since the date of such financial statements, there has been no materially adverse change in the financial condition, operation or business of the OP and the REIT from that set forth in said financial statements.

6.3.2    Quarterly Reports. Borrowers will maintain full and accurate books of accounts and other records reflecting the results of the operations of the Property and will furnish to Lender on or before forty-five (45) days after the end of each calendar quarter the following items, each certified by Borrowers as being true and correct in all material respects: (i) a written statement (rent roll) dated as of the last day of each such calendar quarter identifying each of the Leases (excluding subleases) by the term, space occupied, rental required to be paid, security deposit paid, any rental concessions, and a report identifying any defaults or payment delinquencies thereunder; (ii) monthly and year to date operating statements prepared for each calendar month during each such calendar quarter, noting Net Operating Income, and operating expenses, and including an itemization of actual (not pro forma) capital expenditures and other information necessary and sufficient under generally accepted accounting practices to fairly

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represent the financial position and results of operation of the Property during such calendar month, all in form satisfactory to Lender; (iii) a property balance sheet for each such calendar quarter; (iv) a comparison of the budgeted income and expenses and the actual income and expenses for year to date together with a detailed explanation of any variances of five percent (5%) or more between budgeted and actual amounts for such year to date period; and (v) a calculation reflecting the Debt Service Coverage Ratio as of the last day of each such calendar quarter. Until a Securitization has occurred, Borrowers shall furnish monthly each of the items listed in the immediately preceding sentence within thirty (30) days after the end of such month.

6.3.3    Annual Reports. Within one hundred twenty (120) days following the end of each calendar year (provided, however, if requested by Lender, Borrowers shall use commercially reasonable efforts to provide Lender with any unaudited annual statements prior to such date), Borrowers shall furnish statements of its financial affairs and condition including a balance sheet and a statement of profit and loss for Borrowers in such detail as Lender may reasonably request, and setting forth the financial condition and the income and expenses for the Property for the immediately preceding calendar year, which statements shall be prepared by Borrowers. Borrowers’ annual financial statements shall include (x) a list of the tenants, if any, occupying more than twenty (20%) percent of the total floor area of the Improvements, and (y) a breakdown showing the year in which each Lease then in effect expires and the percentage of total floor area of the Improvements and the percentage of base rent with respect to which Leases shall expire in each such year, each such percentage to be expressed on both a per year and a cumulative basis. Borrowers’ annual financial statements shall be accompanied by a certificate executed by a financial officer of Borrowers or the REIT, as applicable, stating that each such annual financial statement presents fairly the financial condition of the Property being reported upon and shall be audited by a "Big Four" accounting firm or other independent certified public accountant reasonably acceptable to Lender, which audited financial statements may be in the form of schedules to the audited consolidated financial statements of the REIT. Each such annual financial statement shall be prepared in accordance with GAAP. At any time and from time to time Borrowers shall deliver to Lender or its agents such other financial data as Lender or its agents shall reasonably request with respect to the ownership, maintenance, use and operation of the Property.

6.3.4    Annual Budget. Within 30 days after the commencement of a Cash Management Period, and not later than each December 15 during the Term of the Loan until such Cash Management Period has ended, Borrowers shall submit to Lender a detailed budget (an "Annual Budget") for the Property covering the calendar year commencing on the following January 1, each of which budgets shall be subject to Lender’s approval, not to be unreasonably withheld, (provided that Borrowers shall have the option to submit to Lender a revised budget not later than June 30 of each year during the Term of the Loan to adjust such budget on the basis of the actual results of Borrowers to such point in such calendar year) (each such budget, when so approved, is referred to as an "Approved Annual Budget"). Until such time that Lender approves a proposed Annual Budget, Borrowers may operate under the most recently Approved Annual Budget (adjusted to reflect actual increases in real estate taxes, insurance premiums, utilities expenses, labor costs, interest and other fixed costs with respect to the ownership, operation and financing of the Property).

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ARTICLE 7

INSURANCE; CASUALTY; AND CONDEMNATION

Section 7.1    Insurance

.

7.1.1    Coverage. Borrowers shall maintain insurance for Borrowers and the Property providing at least the following coverages:

(a)    comprehensive all risk insurance on the Improvements and the Equipment, including contingent liability from Operation of Building Laws, Demolition Costs and Increased Cost of Construction Endorsements, in each case (A) in an amount equal to the greater of (x) one hundred percent (100%) of the "Full Replacement Cost," which for purposes of this Agreement shall mean actual replacement value (exclusive of costs of excavations, foundations, underground utilities and footings) with a waiver of depreciation and (y) the original principal amount of the Loan; (B) containing an agreed amount endorsement with respect to the Improvements and Equipment waiving all co insurance provisions; (C) providing for no "all risk" deductible in excess of $25,000; and (D) containing an "Ordinance or Law Coverage" or "Enforcement" endorsement if any of the Improvements or the use of the Property shall at any time constitute legal non conforming structures or uses. In addition, Borrowers shall obtain: (x) Flood Insurance in an amount of not less than $25,000,000 each occurrence; (y) earthquake insurance in an amount at least equal to one multiplied by a "Probable Maximum Loss" of total replacement value less a deductible of 5% of the Total Insured Value (which includes annual rental value) at the Property, and otherwise in form and substance reasonably satisfactory to Lender; and (z) coastal windstorm insurance in amounts and in form and substance satisfactory to Lender in the event the Property is located in any coastal region, provided that the insurance pursuant to clauses (x), (y) and (z) hereof shall be on terms consistent with the comprehensive all risk insurance policy required under this subsection (a) and rental interruption insurance under subsection (c);

(b)    commercial general liability insurance against claims for personal injury, bodily injury, death or property damage occurring upon, in or about the Property, such insurance (A) to be on the so-called "occurrence" form with a combined limit of not less than Two Million and No/100 Dollars ($2,000,000) in the aggregate and One Million and No/100 Dollars ($1,000,000) per occurrence; (B) to continue at not less than the aforesaid limit until required to be changed by Lender in writing by reason of changed economic conditions making such protection inadequate; and (C) to cover at least the following hazards: (1) premises and operations; (2) products and completed operations on an "if any" basis; (3) independent contractors; (4) blanket contractual liability for all legal contracts; and (5) liability that may arise from acts of terrorism. The deductible for general liability coverage is not to exceed $100,000 per occurrence subject to a $500,000 maximum. This deductible to be initially funded with a Letter of Credit in the amount of $200,000, held and administrated by the carrier. Once the first $200,000 is exhausted additional Letters of Credit must be continually posted until the $500,000 maximum deductible is exhausted.

(c)    rental interruption insurance (A) with loss payable to Lender (allowing reimbursement to Borrowers for reasonable operating costs during the interruption); (B) covering

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all risks required to be covered by the insurance provided for in subsection (a) above; (C) containing an unlimited period of restoration and extended period of indemnity endorsement which provides that after the physical loss to the Improvements and Equipment has been repaired, the continued loss of rental income will be insured until such rental income either returns to the same level it was at prior to the loss, or the expiration of twelve (12) months from the date that the Property is repaired or replaced and operations are resumed, whichever first occurs, and notwithstanding that the policy may expire prior to the end of such period, provided that the unlimited period of restoration endorsement may be limited to the length of time required with the exercise of due diligence and dispatch to rebuild, repair or replace the damaged or destroyed property; and (D) in an amount equal to one hundred percent (100%) of the projected gross income from the Property for a period of twelve (12) months from the date that the Property is repaired or replaced and operations are resumed. The amount of such rental interruption insurance shall be determined prior to the date hereof and at least once each year thereafter based on Borrowers’ reasonable estimate of the gross income from the Property for the succeeding twelve (12) month period. Subject to the rights of Lender and subject to the provisions of Section 7.4.1(j) below, all proceeds payable to Lender pursuant to this subsection shall be held by Lender and shall be applied to the obligations secured by the Loan Documents from time to time due and payable hereunder and under the Note; provided, however, that nothing herein contained shall be deemed to relieve Borrowers of their obligations to pay the obligations secured by the Loan Documents on the respective dates of payment provided for in the Note and the other Loan Documents except to the extent such amounts are actually paid out of the proceeds of such rental interruption insurance;

(d)    at all times during which structural construction, repairs or alterations are being made with respect to the Improvements, and only if the property coverage form does not otherwise apply, (A) owner’s contingent or protective liability insurance covering claims not covered by or under the terms or provisions of the above mentioned commercial general liability insurance policy; and (B) the insurance provided for in subsection (a) above written in a so called builder’s risk completed value form (1) on a non reporting basis, (2) against all risks insured against pursuant to subsections (a) and (c) above, (3) including permission to occupy the Property, and (4) with an agreed amount endorsement waiving co insurance provisions;

(e)    Workers’ Compensation insurance, as required by any governmental authority or any Legal Requirements and Employer’s Liability Insurance of not less than One Million and No/100 Dollars ($1,000,000) for each occurrence;

(f)    comprehensive boiler and machinery insurance in an amount of not less than Fifty Million and No/100 Dollars ($50,000,000) each occurrence on terms consistent with the commercial property insurance policy required under subsections (a) and (c) above;

(g)    umbrella liability insurance in an amount not less than Twenty-Five Million and No/100 Dollars ($25,000,000) per occurrence, on terms consistent with the commercial general liability insurance policy and motor liability insurance policy required under subsection (b) above and (h) below, on a portfolio basis naming the Property and all other properties owned by the OP and/or its Affiliates; provided, that such insurance may be provided under a blanket insurance Policy so long as the coverage required pursuant to this clause is not reduced below the per occurrence limit set forth in this clause;

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(h)    motor vehicle liability coverage for all owned and non owned vehicles, including rented and leased vehicles containing minimum limits per occurrence, including umbrella coverage, of One Million and No/100 Dollars ($1,000,000);

(i)    if the Property is or becomes a legal "non conforming" use, ordinance and law coverage is required based on the following minimum limits: Coverage A (value of the undamaged portion) to be included with the insured building limit; Coverage B (demolition/debris removal) at 10% of insured building value; and Coverage C (increased cost of construction) at 10% of insured building value;

(j)    if "certified acts of terrorism", as declared by the United States Government, are now or hereafter excluded from Borrowers’ comprehensive all risk insurance policy or business income coverage, Borrowers shall obtain an endorsement to such policies, or separate policies, insuring against all such "certified acts of terrorism" (such acts or events so excluded, "Terrorism Acts"), at Borrowers’ option, either (A) in an amount not less than Three Hundred Million and No/100 Dollars ($300,000,000) on an aggregate basis covering the Property and all other properties owned by the OP and/or its Affiliates and providing for a deductible not exceeding $1,000,000.00 or (B) in a total amount not less than Three Hundred and Fifty Million and No/100 Dollars ($350,000,000) on an aggregate basis covering the Property and all other properties owned by the OP and/or its Affiliates as of the date hereof and providing for a deductible of not in excess of 5% of the full replacement value of the Property; in either case, the endorsement or policy shall be (x) in form and substance reasonably satisfactory to Lender; and (y) non-cancelable (to the extent such non-cancelable insurance is available in the marketplace) (insurance meeting such requirements being referred to herein as "Full Coverage"); provided Borrowers shall not be required to spend in excess of Three Million and No/100 Dollars ($3,000,000.00) per annum for such coverage and, in the event that Full Coverage is not available at a cost of $3,000,000 per annum, then Borrowers shall purchase insurance covering Terrorism Acts in an amount equal to the principal balance of the Loan, but shall not be required to maintain the full amount of such coverage if such coverage is not available at a cost of $3,000,000 per annum or less, provided that in the event that $3,000,000 is not sufficient to purchase such coverage in an amount equal to the principal balance of the Loan, then Borrowers shall obtain the greatest amount of coverage obtainable at a cost of $3,000,000 per annum;

In the event that the limits of insurance in place covering Terrorism Acts on a portfolio basis are exhausted by damage to a property other than the Property, then Borrowers shall restore the coverage provided for in clause (x) above (or any lesser amount of coverage that is available if such coverage is not available), to the extent such insurance is commercially available; and

(k)    upon sixty (60) days’ written notice, such other reasonable insurance and in such reasonable amounts as Lender from time to time may reasonably request against such other insurable hazards which at the time are commonly insured against for property similar to the Property located in or around the region in which the Property is located.

7.1.2    Policies. All insurance provided for in Section 7.1.1 shall be obtained under valid and enforceable policies (collectively, the "Policies" or in the singular, the "Policy" and shall be subject to the reasonable approval of Lender as to insurance companies, amounts, deductibles, loss payees and insureds. The Policies (or a "cut-through" endorsement, approved

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by Lender, with respect to any such Policy) shall be issued by financially sound and responsible insurance companies authorized to do business in the State and, except in the case of flood hazard insurance and earthquake insurance, having either (i) a claims paying ability rating of

"A-" or better by S&P and an equivalent rating by Moody’s or (ii) if the Policies are provided through a syndicate of companies, (A) at least 75% of the coverage and first layer of coverage shall have a claims paying ability rating of "A, X" or better (and the equivalent thereof) by A.M. Best’s Key Rating Guide ("Best"), (B) no more than 15% of the Policies shall have a claims paying ability rating of "A, VIII" or less by Best and (C) no more than 10% of the Policies shall have a claims paying ability rating of "A , VII" or less by Best’s. The Policies described in Section 7.1.1 (other than those strictly limited to liability protection) shall designate Lender as loss payee and Lender shall be an additional named insured, as its interests may appear. Not less than ten (10) days prior to the expiration dates of the Policies theretofore furnished to Lender, certificates of insurance evidencing the Policies accompanied by evidence satisfactory to Lender of payment of the premiums due thereunder shall be delivered by Borrowers to Lender.

7.1.3    Insurance Premiums. Subject to the provisions of Section 3.3 hereof, Borrowers shall pay the premiums for such Policies (the "Insurance Premiums") as the same become due and payable and shall furnish to Lender evidence of the renewal of each of the Policies with receipts for the payment of the Insurance Premiums or other evidence of such payment reasonably satisfactory to Lender (provided, however, that Borrowers are not required to furnish such evidence of payment to Lender in the event that such Insurance Premiums have been paid by Lender pursuant to Section 3.3 hereof). If Borrowers are required to furnish such evidence and receipts pursuant to the preceding sentence and Borrowers do not furnish such evidence and receipts at least ten (10) days prior to the expiration of any expiring Policy, then Lender may procure, but shall not be obligated to procure, such insurance and pay the Insurance Premiums therefor, and Borrowers agree to reimburse Lender for the cost of such Insurance Premiums promptly on demand. Within thirty (30) Business Days after request by Lender, Borrowers shall obtain such increases in the amounts of coverage required hereunder as may be reasonably requested by Lender, taking into consideration changes in the value of money over time, changes in liability laws, changes in prudent customs and practices of owners of property similar to the Property located in or around the region in which the Property is located and as may be available at commercially reasonable rates. Lender acknowledges that the Policies, delivered with respect to the Property as of the date hereof satisfy the requirements of this Section 7. Such approval shall continue in effect until the expiration or termination of such Policies, provided that there is not a downgrade by S&P, Moody’s or Best of any insurer providing such Policies and, as a result thereof, Borrowers fail to satisfy the rating criteria set forth in Section 7.1.2. Any renewal or replacement of such Policies, however, shall require Lender’s approval as provided above in this Section 7.1.2 unless (i) the companies providing such renewal or replacement Policies are licensed to do business in the state where the Property is located and have a claims paying ability rating by S&P, Moody’s and Best’s Insurance Reports that satisfy the requirements set forth in Section 7.1.2 above or that, subject to the provisions of Section 7.1.5 below, such rating is no less than the rating as of the date hereof of the company providing the insurance approved by Lender as of the date hereof, (ii) the coverage provided by such renewal or replacement Policies is no less than the coverage approved by Lender as of the date hereof, (iii) such renewal or replacement Policies contain in all material respects the same terms and conditions as the Policies approved by Lender as of the date hereof and (iv) Lender

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has not notified Borrowers in accordance with this Section 7.1 that the requirements for the Policies have changed since the date hereof.

7.1.4    Blanket Policies. The insurance coverage required under this Section 7.1 may be effected under one or more blanket Policies covering the Property and other property and assets not constituting a part of the Property; provided that any blanket Policy shall specify, except in the case of general liability insurance, the portion of the total coverage of such blanket Policy that is allocated exclusively to the Property and shall comply in all respects with the requirements of this Section 7. Lender hereby confirms that it approves (i) the terms of the existing Property Insurance Sharing Agreement among Borrowers and certain of their Affiliates, and (ii) that the Insurance Premiums are financed through one or more finance companies (individually and/or collectively, the "Blanket Insurance Premium Financing Arrangement") to whom Borrowers pays Borrowers’ allocable share of the annual initial deposit and the monthly payments due for each blanket Policy to the applicable finance company (with respect to each blanket Policy, such monthly payment, together with one-twelfth (1/12th) of the allocable share of the annual initial deposit necessary to accumulate such allocable share for such Policy at least thirty (30) days prior to its due date, each, a "Financing Installment").

Section 7.2    Casualty

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7.2.1    Notice; Restoration. If the Property shall be damaged or destroyed, in whole or in part, by fire or other casualty (a "Casualty"), Borrower shall give prompt notice thereof to Lender. Following the occurrence of a Casualty, Borrowers, regardless of whether insurance proceeds are available (unless Lender has breached its obligation (if any) to make such insurance proceeds available pursuant to Section 7.4.1), shall promptly proceed to restore, repair, replace or rebuild the same to be of at least equal value and of substantially the same character as prior to such damage or destruction (a "Casualty Restoration"), all to be effected in accordance with applicable law

7.2.2    Settlement of Proceeds. If a Casualty covered by any of the Policies (an "Insured Casualty") occurs where the loss does not exceed $1,300,000, provided no Default or Event of Default has occurred and is continuing, Borrowers may settle and adjust any claim without the prior consent of Lender; provided such adjustment is carried out in a competent and timely manner, and Borrowers are hereby authorized to collect and receipt for the Insurance Proceeds (as hereinafter defined). In the event of an Insured Casualty where the loss exceeds $1,300,000 (a "Significant Casualty"), Lender may, in its sole discretion, settle and adjust any claim without the consent of Borrowers and agree with the insurer(s) in a commercially reasonable manner on the amount to be paid on the loss, and the Proceeds shall be due and payable solely to Lender and held by Lender in the Casualty/Condemnation Subaccount and disbursed in accordance herewith. If Borrowers or any party other than Lender is a payee on any check representing Proceeds with respect to a Significant Casualty, Borrowers shall immediately endorse, and cause all such third parties to endorse, such check payable to the order of Lender. Borrowers hereby irrevocably appoint Lender as their attorney-in-fact, coupled with an interest, to endorse such check payable to the order of Lender. The expenses incurred by Lender in the settlement, adjustment and collection of the Proceeds shall become part of the Debt and shall be reimbursed by Borrowers to Lender within ten (10) days following demand. Notwithstanding anything to the contrary contained herein, if in connection with a Casualty any insurance carrier

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makes a payment under a property insurance Policy that Borrowers propose be treated as business or rental interruption insurance, then, notwithstanding any designation (or lack of designation) by the insurance carrier as to the purpose of such payment, as between Lender and Borrowers, such payment shall not be treated as business or rental interruption insurance proceeds unless Borrowers have demonstrated to Lender’s reasonable satisfaction that the remaining net Proceeds that will be received from the property insurance carriers are sufficient to pay 100% of the cost of fully restoring the Improvements or, if such net Proceeds are to be applied to repay the Debt in accordance with the terms hereof, that such remaining net Proceeds, together with any portion of the amount treated as business or rental interruption insurance that will be paid to Lender, will be sufficient to pay the Debt in full.

Section 7.3    Condemnation

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7.3.1    Notice; Restoration. Borrowers shall promptly give Lender written notice of the actual or threatened commencement of any condemnation or eminent domain proceeding (a "Condemnation") and shall deliver to Lender copies of any and all papers served in connection with such Condemnation. Following the occurrence of a Condemnation, Borrowers, regardless of whether an Award (hereinafter defined) is available (unless Lender has breached its obligation (if any) to make such Award available pursuant to Section 7.4.1), shall promptly proceed to restore, repair, replace or rebuild the same to the extent practicable to be of at least equal value and of substantially the same character as prior to such Condemnation (a "Condemnation Restoration", together with a Casualty Restoration, collectively a "Restoration"), all to be effected in accordance with applicable law.

7.3.2    Collection of Award. Lender is hereby irrevocably appointed as Borrowers’ attorney-in-fact, coupled with an interest, with exclusive power to collect, receive and retain any award or payment ("Award") for any taking accomplished through a Condemnation (a "Taking") and to make any commercially reasonable compromise or settlement in connection with any such Condemnation, subject to the provisions of this Agreement. Notwithstanding the foregoing, Borrowers shall have the right, provided no Default or Event of Default has occurred and is continuing, to compromise and collect or receive any award that does not exceed $1,300,000. Notwithstanding any Taking by any public or quasi-public authority (including, without limitation, any transfer made in lieu of or in anticipation of such a Taking), Borrowers shall continue to pay the Debt at the time and in the manner provided for in the Note, in this Agreement and the other Loan Documents and the Debt shall not be reduced unless and until any Award shall have been actually received and applied by Lender to expenses of collecting the Award and to discharge of the Debt. Lender shall not be limited to the interest paid on the Award by the condemning authority but shall be entitled to receive out of the Award interest at the rate or rates provided in the Note. Borrowers shall cause any Award that is payable to Borrowers to be paid directly to Lender. The expenses incurred by Lender in the adjustment and collection of the Award shall become part of the Debt and be secured hereby and shall be reimbursed by Borrowers to Lender within ten (10) days after the date Lender makes written demand therefor.

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Section 7.4    Application of Proceeds or Award

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7.4.1    Application to Restoration. The following provisions shall apply in connection with the Restoration of the Property and Improvements:

(a)    If the Net Proceeds shall be less than $1,300,000 and the costs of completing the Restoration shall be less than $1,300,000, the Net Proceeds will be disbursed by Lender to Borrowers upon receipt, provided that all of the conditions set forth in Section 7.4.1(c)(i) are met and Borrowers deliver to Lender a written undertaking to expeditiously commence and to satisfactorily complete with due diligence the Restoration in accordance with the terms of this Agreement.

(b)    If the Net Proceeds are equal to or greater than $1,300,000 or the costs of completing the Restoration is equal to or greater than $1,300,000 Lender shall make the Net Proceeds available for the Restoration in accordance with the provisions of this Section 7.4. The term "Net Proceeds" shall mean: (A) the net amount of all insurance proceeds received by Lender pursuant to Section 7.1.1(a), (d), (f), (i) and (j) (and any similar or comparable types of insurance obtained pursuant to Section 7.1.1(i) as a result of such damage or destruction, after deduction of its reasonable costs and expenses (including, but not limited to, reasonable counsel fees), if any, in collecting same ("Insurance Proceeds"), or (B) the net amount of the Award, after deduction of its reasonable costs and expenses (including, but not limited to, reasonable counsel fees), if any, actually incurred in collecting same ("Condemnation Proceeds"), whichever the case may be.

(c)    The Net Proceeds shall be made available to Borrowers for Restoration provided that each of the following conditions are met:

(i)    no Event of Default shall have occurred and be continuing;

(ii)    (1) in the event the Net Proceeds are Insurance Proceeds, less than thirty percent (30%) of the total floor area of the Improvements has been damaged, destroyed or rendered unusable as a result of such fire or other casualty or (2) in the event the Net Proceeds are Condemnation Proceeds, less than fifteen percent (15%) of the land constituting the Property is taken, and such land is located along the perimeter or periphery of the Property, and no portion of the Improvements is located in such land;

(iii)    Leases demising in the aggregate a percentage amount equal to or greater than the Rentable Space Percentage of the total rentable space in the Improvements shall remain in full force and effect during and after the completion of the Restoration, notwithstanding the occurrence of any such fire or other casualty or taking, whichever the case may be. The term "Rentable Space Percentage" shall mean (1) in the event the Net Proceeds are Insurance Proceeds, a percentage amount equal to seventy-five percent (75%) and (2) in the event the Net Proceeds are Condemnation Proceeds, a percentage amount equal to seventy-five percent (75%) which Rentable Space Percentage shall, in each case, include each of the Required Leases. The "Required Leases" shall mean, collectively, the Master Lease and the Leases with IMAX, Ltd., JT Motion Picture Holding Company and Todd-AO Corporation, or any replacement Lease executed and

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delivered in accordance with the terms and provisions of Section 5.10 hereof with respect to the space demised to any of the foregoing tenants, provided such replacement Lease is a Material Lease;

(iv)    Borrowers shall commence the Restoration as soon as reasonably practicable (but in no event later than ninety (90) days after such damage or destruction or taking, whichever the case may be, occurs) and shall diligently pursue the same to satisfactory completion;

(v)    Lender shall be reasonably satisfied that any operating deficits, including all scheduled payments of principal and interest under the Note, which will be incurred with respect to the Property as a result of the occurrence of any such fire or other casualty or taking, whichever the case may be, will be covered out of (1) the Net Proceeds, (2) the insurance coverage referred to in Section 7.1.1(c), if applicable, or (3) by other funds of Borrowers;

(vi)    Lender shall be satisfied that the Restoration will be completed on or before the earliest to occur of (1) six (6) months prior to the Maturity Date, (2) the earliest date required for such completion under the terms of any Required Lease, (3) such time as may be required under applicable zoning law, ordinance, rule or regulation in order to repair and restore the Property to the condition it was in immediately prior to such fire or other casualty or to as nearly as possible the condition it was in immediately prior to such taking, as applicable or (4) the expiration of the insurance coverage referred to in Section 7.1.1(c);

(vii)    the Property and the use thereof after the Restoration will be in compliance with and permitted under all applicable zoning laws, ordinances, rules and regulations and all necessary operating or reciprocal easement agreements for the operation and maintenance of the Property are, or remain, in effect;

(viii)    the Restoration shall be done and completed by Borrowers in an expeditious and diligent fashion and in compliance with all applicable governmental laws, rules and regulations (including, without limitation, all applicable environmental laws); and

(ix)    such fire or other casualty or taking, as applicable, does not result in a material loss of access to the Property.

(d)    Unless such amounts are payable to Borrowers pursuant to Section 7.2 or 7.3, the Net Proceeds shall be held by Lender in an interest-bearing account for the benefit of Borrowers (which interest shall be added to and become a part of the Net Proceeds) and, until disbursed in accordance with the provisions of this Section 7.4, shall constitute additional security for the Debt and other obligations under the Loan Documents. The Net Proceeds shall be disbursed by Lender to, or as directed by, Borrowers from time to time during the course of the Restoration, upon receipt of evidence reasonably satisfactory to Lender that (A) all materials installed and work and labor performed (except to the extent that they are to be paid for out of the requested disbursement) in connection with the Restoration have been paid for in full, and

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(B) there exist no notices of pendency, stop orders, mechanic’s or materialman’s liens or notices of intention to file same, or any other liens or encumbrances of any nature whatsoever on the Property arising out of the Restoration which have not either been fully bonded to the satisfaction of Lender and discharged of record or in the alternative fully insured to the reasonable satisfaction of Lender by the title company issuing the title insurance policy.

(e)    All plans and specifications required in connection with any Restoration following a Casualty or Condemnation resulting in Net Proceeds of $3,000,000 or more shall be subject to prior review and reasonable acceptance in all respects by Lender and by an independent consulting engineer selected by Lender (the "Casualty Consultant") provided that if the correspondence from Borrowers to Lender requesting approval of any such plans and specifications (or contractors, subcontractors or materialmen in connection therewith) contains a bold faced, conspicuous legend at the top of the first page stating that "IF YOU FAIL TO RESPOND TO THIS REQUEST FOR APPROVAL IN WRITING WITHIN 15 BUSINESS DAYS, YOUR APPROVAL SHALL BE DEEMED GIVEN", and if Lender fails to respond to such request for approval in writing within fifteen (15) Business Days after receipt by Lender of such written request, the related plans and specifications and all information reasonably required in order to adequately review the same, then such approval will be deemed given. Lender shall have the use of the plans and specifications and all permits, licenses and approvals required or obtained in connection with the Restoration. The identity of the contractors, subcontractors and materialmen engaged in any Restoration following a Casualty or Condemnation resulting in Net Proceeds of $3,500,000 or more, as well as the contracts under which they have been engaged, shall be subject to prior review and acceptance by Lender and the Casualty Consultant, which acceptance shall not be unreasonably withheld, conditioned or delayed. All costs and expenses incurred by Lender in connection with making the Net Proceeds available for the Restoration including, without limitation, reasonable counsel fees and disbursements and the Casualty Consultant’s fees, shall be paid by Borrowers.

(f)    In no event shall Lender be obligated to make disbursements of the Net Proceeds in excess of an amount equal to the costs actually incurred from time to time for work in place as part of the Restoration, as certified by the Casualty Consultant, minus the Casualty Retainage. The term "Casualty Retainage" shall mean an amount equal to ten percent (10%) of the hard costs actually incurred for work in place as part of the Restoration, as certified by the Casualty Consultant, until the Restoration has been completed. The Casualty Retainage shall in no event, and notwithstanding anything to the contrary set forth above in this clause (f), be less than the amount actually held back by Borrowers from contractors, subcontractors and materialmen engaged in the Restoration. The Casualty Retainage shall not be released until the Casualty Consultant certifies to Lender that the Restoration has been completed in accordance with the provisions of this Section 7.4.1 and that all approvals necessary for the re-occupancy and use of the Property have been obtained from all appropriate governmental and quasi governmental authorities, and Lender receives evidence satisfactory to Lender that the costs of the Restoration have been paid in full or will be paid in full out of the Casualty Retainage; provided, however, that Lender will release the portion of the Casualty Retainage being held with respect to any contractor, subcontractor or materialman engaged in the Restoration as of the date upon which the Casualty Consultant certifies to Lender that the contractor, subcontractor or materialman has satisfactorily completed all work and has supplied all materials in accordance with the provisions of the contractor’s, subcontractor’s or materialman’s contract, the contractor,

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subcontractor or materialman delivers the lien waivers and evidence of payment in full of all sums due to the contractor, subcontractor or materialman as may be reasonably requested by Lender or by the title company issuing the title insurance policy, and Lender receives an endorsement to the title insurance policy insuring the continued priority of the lien of the Mortgage and evidence of payment of any premium payable for such endorsement. If required by Lender, the release of any such portion of the Casualty Retainage shall be approved by the surety company, if any, which has issued a payment or performance bond with respect to the contractor, subcontractor or materialman.

(g)    Lender shall not be obligated to make disbursements of the Net Proceeds more frequently than once every calendar month.

(h)    If at any time the Net Proceeds or the undisbursed balance thereof shall not, in the reasonable opinion of Lender in consultation with the Casualty Consultant, be sufficient to pay in full the balance of the costs which are estimated by the Casualty Consultant to be incurred in connection with the completion of the Restoration, Borrowers shall deposit the deficiency (the "Net Proceeds Deficiency") with Lender before any further disbursement of the Net Proceeds shall be made. The Net Proceeds Deficiency deposited with Lender shall be held by Lender and shall be disbursed for costs actually incurred in connection with the Restoration on the same conditions applicable to the disbursement of the Net Proceeds, and until so disbursed pursuant to this Section 7.4 shall constitute additional security for the Debt and other obligations under the Loan Documents.

(i)    The excess, if any, of the Net Proceeds and the remaining balance, if any, of the Net Proceeds Deficiency deposited with Lender after the Casualty Consultant certifies to Lender that the Restoration has been completed in accordance with the provisions of this Section 7.4.1, and the receipt by Lender of evidence satisfactory to Lender that all costs incurred in connection with the Restoration have been paid in full, shall be remitted by Lender to Borrowers, provided no Event of Default shall have occurred and shall be continuing under the Note, this Agreement or any of the other Loan Documents.

(j)    Notwithstanding the last sentence of Section 7.1.1(c) and provided no Event of Default exists hereunder, proceeds received by Lender on account of the rental or business interruption insurance specified in Section 7.1.1(c) above with respect to any Casualty shall either (x) at any time other than during the continuance of a Cash Management Period, be released to Borrowers for Borrowers’ deposit with the Clearing Bank or (y) during a Cash Management Period, be deposited by Lender directly into the Deposit Account and allocated as Rents in accordance with Section 3.8(i) through (vi) but (a) only to the extent it reflects a replacement for (i) lost Rents that would have been due under Leases existing on the date of such Casualty, and/or (ii) lost Rents under Leases that had not yet been executed and delivered at the time of such Casualty which Borrowers have proven to the insurer under the related Policy would have been due under such Leases (and then only to the extent such proceeds disbursed by such insurer reflect a replacement for such past due Rents) and (b) with respect to clause (y) above, only to the extent necessary to fully make the disbursements required by Section 3.8(i) through (vi). All other such proceeds shall be held by Lender and disbursed in accordance with this Section 7.4.

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7.4.2    Application to Debt. All Net Proceeds not required (i) to be made available for the Restoration or (ii) to be returned to Borrowers as excess Net Proceeds pursuant to Section 7.4.1(i) may be retained and applied by Lender toward the payment of the Debt whether or not then due and payable in such order, priority and proportions as Lender in its sole discretion shall deem proper, or, at the discretion of Lender, the same may be paid, either in whole or in part, to Borrowers for such purposes as Lender shall designate, in its discretion. So long as no Event of Default has occurred and is continuing, any application of Net Proceeds to the Debt shall not require any payment of the Yield Maintenance Premium or any other premium or penalty.

ARTICLE 8

DEFAULTS

Section 8.1    Events of Default

. An "Event of Default" shall exist with respect to the Loan if any of the following shall occur:

(a)    if any portion of the Debt that is due on a Payment Date is not paid on or before the related Payment Date or, for any payment other than payments due on a Payment Date, the date on which such payment is due;

(b)    subject to Borrowers’ right to contest as provided herein, if any of the Taxes are not paid prior to the date that any interest, late fees or other penalties would accrue thereon or any of the Other Charges are not paid when the same are due and payable (unless sums equaling the amount of Taxes and Other Charges then due and payable have been delivered to Lender in accordance with Section 3.3 hereof);

(c)    if the Policies are not kept in full force and effect, or if the Policies or certificates evidencing such Policies are not delivered to Lender within fifteen (15) days after request;

(d)    except as expressly permitted by the terms of this Agreement or the other Loan Documents, a Transfer occurs without Lender’s prior written consent;

(e)    if any representation or warranty of any Borrower, or of any Guarantor, made herein or in any other Loan Document or in any certificate, report, financial statement or other instrument or document furnished to Lender in connection with the Loan shall have been false or misleading in any material respect when made, provided that if such misrepresentation was not intentional, is susceptible to cure and Lender will not be adversely affected by a delay in enforcing its remedy under the Loan Documents, Borrowers shall have thirty (30) days after notice thereof to cure such default;

(f)    if any Borrower or any Guarantor shall make an assignment for the benefit of creditors or if any Borrower shall generally not be paying its debts as they become due;

(g)    if a receiver (other than a receiver appointed by Lender), liquidator or trustee of any Borrower or of any Guarantor shall be appointed or if any Borrower or any Guarantor shall be adjudicated a bankrupt or insolvent, or if any petition for bankruptcy, reorganization or

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arrangement pursuant to federal bankruptcy law, or any similar federal or state law, shall be filed by or against, consented to, or acquiesced in by, any Borrower or any Guarantor or if any proceeding for the dissolution or liquidation of any Borrower or of any Guarantor shall be instituted; however, if such appointment, adjudication, petition or proceeding was involuntary and not consented to by any Borrower or such Guarantor, upon the same not being discharged, stayed or dismissed within ninety (90) days;

(h)    a Borrower breaches any covenant contained in Section 5.12.1, 5.13, 5.15, 5.22, 5.25 or 5.28;

(i)    if any Borrower shall be in default under any other deed of trust or security agreement covering any part of the Property whether it be superior or junior in lien to the Mortgage;

(j)    subject to Borrowers’ right to contest as provided herein, if the Property becomes subject to any mechanic’s, materialman’s or other lien that is not otherwise permitted by the Loan Documents and such lien is not removed of record within thirty (30) days of the filing or recording of such lien (except a lien for local real estate taxes and assessments or special taxes not then due and payable);

(k)    if Borrowers fail to cure properly any violations of laws or ordinances affecting or which may be interpreted to affect the Property within thirty (30) days after Borrowers first receive notice of any such violations; provided, however, that if such violation is reasonably susceptible of cure, but not within such thirty (30) day period and the applicable law or ordinance permits such longer period within which to cure such violation, then Borrowers shall be permitted up to an additional sixty (60) days to cure such violation provided that Borrower diligently and continuously pursues such cure;

(l)    except as permitted in this Agreement, the alteration, improvement, demolition or removal of any of the Improvements without the prior consent of Lender;

(m)    if Borrowers shall continue to be in default under any term, covenant, or provision of the Note or any of the other Loan Documents, beyond applicable notice and/or cure periods contained in those documents;

(n)    if Borrowers fails to cure a default under any other term, covenant or provision of this Agreement within thirty (30) days after Borrowers first receive notice of any such default; provided, however, if such default is reasonably susceptible of cure, but not within such thirty (30) day period, then Borrowers may be permitted up to an additional sixty (60) days to cure such default provided that Borrower diligently and continuously pursues such cure;

(o)    if without Lender’s prior written consent, except as otherwise expressly permitted by the Loan Documents, (i) the Management Agreement is terminated, (ii) the ownership, management or control of Manager is transferred, (iii) there is a material change in the Management Agreement, or (iv) there shall be a material default by Borrowers under the Management Agreement that is not cured within any applicable notice or cure period provided under the Management Agreement;

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(p)    if Borrowers cease to continuously operate the Property or any material portion thereof as office, movie production or retail space for any reason whatsoever (other than temporary cessation in connection with any repair or renovation thereof undertaken with the consent of Lender);

(q)    if any of the assumptions contained in the "non-consolidation" opinion delivered to Lender in connection with the Loan, or in any other "non-consolidation" delivered subsequent to the closing of the Loan, is or shall become untrue in any respect; or

(r)    if Borrowers fail to comply with the covenants as to Prescribed Laws set forth in Section 5.4.1 hereof.

Section 8.2    Remedies

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8.2.1    Acceleration. Upon the occurrence of an Event of Default (other than an Event of Default described in paragraph (f) or (g) of Section 8.1) and at any time and from time to time thereafter, in addition to any other rights or remedies available to it pursuant to the Loan Documents or at law or in equity, Lender may take such action, without notice or demand, that Lender deems advisable to protect and enforce its rights against Borrowers and in and to the Property including declaring the Debt to be immediately due and payable (including unpaid interest, Default Rate interest, Late Payment Charges, Yield Maintenance Premium and any other amounts owing by Borrowers), without notice or demand; and upon any Event of Default described in paragraph (f) or (g) of Section 8.1, the Debt (including unpaid interest, Default Rate interest, Late Payment Charges, Yield Maintenance Premium and any other amounts owing by Borrowers) shall immediately and automatically become due and payable, without notice or demand, and Borrowers hereby expressly waive any such notice or demand, anything contained in any Loan Document to the contrary notwithstanding.

8.2.2    Remedies Cumulative. Upon the occurrence of an Event of Default, all or any one or more of the rights, powers, privileges and other remedies available to Lender against any Borrower under the Loan Documents or at law or in equity may be exercised by Lender at any time and from time to time, whether or not all or any of the Debt shall be declared, or be automatically, due and payable, and whether or not Lender shall have commenced any foreclosure proceeding or other action for the enforcement of its rights and remedies under any of the Loan Documents. Any such actions taken by Lender shall be cumulative and concurrent and may be pursued independently, singly, successively, together or otherwise, at such time and in such order as Lender may determine in its discretion, to the fullest extent permitted by law, without impairing or otherwise affecting the other rights and remedies of Lender permitted by law, equity or contract or as set forth in the Loan Documents. Without limiting the generality of the foregoing, Borrowers agree that if an Event of Default is continuing, (i) to the extent permitted by applicable law, Lender is not subject to any "one action" or "election of remedies" law or rule, and (ii) all Liens and other rights, remedies or privileges provided to Lender shall remain in full force and effect until Lender has exhausted all of its remedies against the Property, the Mortgage has been foreclosed, the Property has been sold and/or otherwise realized upon in satisfaction of the Debt or the Debt has been paid in full. To the extent permitted by applicable law, nothing contained in any Loan Document shall be construed as requiring Lender to resort to any portion of the Property for the satisfaction of any of the Debt in preference or priority to any

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other portion, and Lender may seek satisfaction out of the entire Property or any part thereof, in its discretion.

8.2.3    Severance. Lender shall have the right from time to time to sever the Note and the other Loan Documents into one or more separate notes, mortgages and other security documents in such denominations and priorities of payment and liens as Lender shall determine in its discretion for purposes of evidencing and enforcing its rights and remedies. Borrowers shall execute and deliver to Lender from time to time, promptly after the request of Lender, a severance agreement and such other documents as Lender shall request in order to effect the severance described in the preceding sentence, all in form and substance reasonably satisfactory to Lender. Each Borrower hereby absolutely and irrevocably appoints Lender as its true and lawful attorney, coupled with an interest, in its name and stead to make and execute all documents necessary or desirable to effect such severance, Borrowers ratifying all that such attorney shall do by virtue thereof.

8.2.4    Delay. No delay or omission to exercise any remedy, right or power accruing upon an Event of Default, or the granting of any indulgence or compromise by Lender shall impair any such remedy, right or power hereunder or be construed as a waiver thereof, but any such remedy, right or power may be exercised from time to time and as often as may be deemed expedient. A waiver of one Default or Event of Default shall not be construed to be a waiver of any subsequent Default or Event of Default or to impair any remedy, right or power consequent thereon. Notwithstanding any other provision of this Agreement, Lender reserves the right to seek a deficiency judgment or preserve a deficiency claim in connection with the foreclosure of the Mortgage to the extent necessary to foreclose on all or any portion of the Property, the Rents, the Cash Management Accounts or any other collateral.

8.2.5    Lender’s Right to Perform. If Borrowers fail to perform any covenant or obligation contained herein (including the covenant set forth in the last sentence of Section 5.4.1) and such failure shall continue for a period of five Business Days after Borrowers’ receipt of written notice thereof from Lender, without in any way limiting Lender’s right to exercise any of its rights, powers or remedies as provided hereunder, or under any of the other Loan Documents, Lender may, but shall have no obligation to, perform, or cause performance of, such covenant or obligation, and all costs, expenses, liabilities, penalties and fines of Lender incurred or paid in connection therewith shall be payable by Borrowers to Lender within ten (10) days after the date Lender makes written demand therefor and, if not paid, shall be added to the Debt (and to the extent permitted under applicable laws, secured by the Mortgage and other Loan Documents) and shall bear interest thereafter at the Default Rate. Notwithstanding the foregoing, Lender shall have no obligation to send notice to Borrowers of any such failure.

ARTICLE 9

SPECIAL PROVISIONS

Section 9.1    Sale of Note and Securitization

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9.1.1    Cooperation in Securitization. At the request of the holder of the Note and, to the extent not already required to be provided by Borrowers under the Note, Loan

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Agreement or other Loan Documents, Borrowers and their respective affiliates shall use reasonable efforts to comply with the requests of the holder of the Note or to take such action as may be required by a purchaser, transferee, assignee, servicer, participant or other potential investor (collectively, the "Investor") or by the Rating Agencies in connection with one or more sales, transfers or assignments of the Loan (or portions thereof or interests therein), or grants of participation interests therein, in connection with one or more securitizations of such Note, or portions thereof or interests therein (each such sale and/or securitization, a "Securitization") involving the issuance of rated or unrated single-class or multi-class securities (the "Securities") secured by or evidencing direct or indirect ownership interests in, among other things, the Note (or any portion thereof or interests therein) and the Loan Agreement. Such efforts, with respect to each Securitization may include, without limitation, to:

(a)    (i) provide such financial and other information with respect to the Property, the OP, the REIT (the OP and the REIT being individually or collectively referred to herein as the "Parent") and the manager of the Property as reasonably determined by the holder of the Note to be necessary or appropriate in connection with the Securitization (including, without limitation, existing audited or unaudited financial statements or at no expense to Borrowers or any Parent, audited or unaudited financial statements), (ii) provide budgets relating to the Property (iii) at no expense to Borrowers or any Parent, perform or permit or cause to be performed or permitted such site inspections, appraisals, market studies, environmental reviews and reports (Phase I’s and, if appropriate, Phase II’s), engineering reports and other due diligence investigations of the Property, as may be reasonably requested by the holder of the Note, the Rating Agencies, and/or Investors in the Securities, or as may be reasonably necessary or appropriate in connection with the Securitization in a manner which does not unreasonably interfere with the tenants or occupants thereof (such information in clauses (i), (ii) and (iii) being collectively referred to as the "Provided Information"), together with appropriate verification and/or consents with respect to the Provided Information through letters of auditors or opinions of counsel of independent attorneys acceptable to the holder of the Note and the Rating Agencies;

(b)    prepare a presentation for the Rating Agencies describing Borrowers, Parent, the Property, management of the Property and such other matters as are customary for securitizations such as the Securitization, in each case as may be reasonably requested by the holder of the Note, the Rating Agencies and/or Investors in the Securities or as may be reasonably determined by the holder of the Note to be necessary or appropriate in connection with the Securitization;

(c)    cause counsel to render opinions, which may be relied upon by the holder of the Note, the Rating Agencies, Investors and/or other participants in the Securitization and their respective counsel, agents and representatives, as to non consolidation, fraudulent conveyance, and true sale or any other opinion customary in securitization transactions with respect to the Property, Borrowers, Parent and their respective affiliates, which counsel and opinions shall be reasonably satisfactory to the holder of the Note, the Rating Agencies and/or Investors in the Securities;

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(d)    work with and, if requested, supervise third-party service providers engaged by Borrowers to obtain, collect and deliver information reasonably required by the Rating Agencies in connection with the Securitization;

(e)    if required by the Rating Agencies, use commercially reasonable efforts to deliver such additional tenant estoppel letters, subordination agreements or other agreements from parties to agreements that affect the Property, which estoppel letters, subordination agreements or other agreements shall be reasonably satisfactory to Lender and the Rating Agencies;

(f)    make such representations and warranties as of the closing date of the Securitization with respect to the Property, Borrowers, Parent, the Note, Loan Agreement and other Loan Documents as may be reasonably requested by the holder of the Note, the Rating Agencies and/or Investors in the Securities and as are consistent with the facts covered by such representations and warranties as they exist on the date thereof, including the representations and warranties made in the Note, Loan Agreement and other Loan Documents; and

(g)    execute such amendments to the Note, Loan Agreement, other Loan Documents and organizational documents as may be reasonably requested by the holder of the Note, the Rating Agencies and/or Investors in the Securities or otherwise to effect one or more Securitizations (including, without limitation, such amendments as shall be necessary or advisable to sever the Note (and/or any then existing component thereof) into one or more notes and/or one or more components and allocate Principal amounts thereof in order to effectuate one or more sales of the Note (and/or the resulting notes or components thereof) and/or to correspond to the related classes of Securities in one or more Securitizations so long as, in all such cases, the overall duration-weighted interest rate over all of the notes and components shall equal the Interest Rate); provided, however, that Borrowers shall not be required to modify or amend the Note, Loan Agreement or any other Loan Documents if such modification or amendment would (i) have a material adverse economic effect on Borrowers or their Affiliates, (ii) modify or amend the loan term, amortization or any other economic term of the Loan or (iii) otherwise materially increase the obligations or materially decrease the rights of Borrowers or the other parties pursuant to the Note, Loan Agreement and other Loan Documents (including, but not limited to, modifying the transfer, recourse, prepayment, event of default or remedy provisions of the Loan Documents or the organizational documents of Borrower or its Affiliate).

9.1.2    Costs and Expenses. Borrowers, the REIT and their Affiliates will bear their own internal costs of cooperation required by this Agreement in connection with any Securitization, but Lender shall be responsible for all other out-of-pocket costs and expenses in connection with any Securitization after the closing of the Loan.

9.1.3    Indemnification. Each Borrower and its respective Affiliates understand that certain of the Provided Information may be included in disclosure documents in connection with each Securitization, including, without limitation, a prospectus, prospectus supplement, private placement memorandum, collateral term sheets, structured term sheets and computational materials (each, a "Disclosure Document") and may also be included in filings with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the "Securities Act"), or the Securities Exchange Act of 1934, as amended (the "Exchange Act"),

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or provided or made available to Investors in the Securities, the Rating Agencies and service providers relating to such Securitization. In the event that such Disclosure Document is required to be revised prior to the sale of all Securities, each Borrower, and its respective Affiliates will cooperate with the holder of the Note in updating the Disclosure Document by providing all current information necessary to keep the Disclosure Document accurate and complete in all material respects; provided, however, that this provision shall be limited to those portions of the Disclosure Statement that described Borrowers or any of their Affiliates, the Property, the Loan or the other Loan Documents.

(a)    In the case of each Securitization, each Borrower agrees to cooperate in connection with (i) the preparation of a preliminary and a final private placement memorandum and/or (ii) the preparation of a preliminary and final prospectus or prospectus supplement, as applicable, and (iii) the execution of an indemnification certificate (A) certifying that Borrowers have carefully examined in each such memorandum or prospectus, as applicable, all sections containing information relating to the Property, Parent, Borrowers, any Affiliates of Parent, Borrowers, or the Loan, and that such information included therein (collectively, the "Securitization Information"), does not contain any untrue statement of a material fact or omit to state a material fact known to Borrowers that is necessary in order to make the statements made, in the light of the circumstances under which they were made, not misleading, (B) indemnifying Lender (and for purposes of this Section 9.1.3, Lender hereunder shall include its officers, directors and employees), the Person who acts as depositor, issuer and/or registrant who may have filed a registration statement relating to the Securitization, each underwriter or placement agent involved in the Securitization, each of their respective directors and officers and each Person who controls such Person within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (collectively, the "Indemnified Group"), for any losses, claims, damages or liabilities (collectively, the "Liabilities") to which any of the Indemnified Group may become subject insofar as the Liabilities arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Securitization Information which untrue or alleged untrue statement is not expressly disclosed to Lender by Borrowers after Borrowers have been given an opportunity to review the Securitization Information, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading and (C) agreeing to reimburse each Person in the Indemnified Group for any legal or other expenses incurred by each such Person in connection with investigating or defending the Liabilities for which an indemnity is owed hereunder; provided, however, that Borrowers will be liable in any such case under clauses (B) or (C) above only to the extent that any such Liability arises out of or is based upon any Provided Information or upon the omission or alleged omission to state therein a material fact known to Borrowers that is required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, or any other information furnished to Lender or any other Person in the Indemnified Group by Borrowers or an affiliate in connection with the preparation of any Disclosure Document or in connection with the underwriting of the Debt, including, without limitation, financial statements of Borrowers, operating statements, rent rolls, environmental site assessment reports and Property condition reports with respect to the Property. This indemnity agreement will be in addition to any liability which Borrowers may otherwise have.

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(b)    In the case of each Securitization, in connection with filings under the Exchange Act, each Borrower agrees to indemnify (i) each Person in the Indemnified Group for Liabilities to which each such Person may become subject insofar as the Liabilities arise out of or are based upon an untrue statement or an alleged untrue statement in the Provided Information or an omission or alleged omission to state in the Provided Information a material fact known to Borrowers that is necessary in order to make the statements in the Provided Information, in light of the circumstances under which they were made, not misleading, which untrue or alleged untrue statement or omission or alleged omission is not expressly disclosed to Lender by Borrowers after Borrowers have been given an opportunity to review such filings under the Exchange Act and (ii) each Person in the Indemnified Group for any reasonable legal or other expenses incurred by each such Person in connection with defending or investigating the Liabilities for which an indemnity is owed hereunder.

(c)    Promptly after receipt by a party seeking indemnification hereunder of notice of the commencement of any action, suit or proceeding against such party in respect of which a claim is to be made under this Section 9.1.3, such party will notify Borrowers in writing of the commencement thereof, but the omission to so notify Borrowers will not relieve Borrowers from any liability which Borrowers may have to any indemnified party hereunder except to the extent that failure to notify causes prejudice to Borrowers. In the event that any action is brought against any indemnified party, and it notifies Borrowers of the commencement thereof, Borrowers will be entitled to participate therein and, to the extent that Borrowers may elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party. After notice from Borrowers to such indemnified party hereunder, Borrowers shall be responsible for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided, however, if the defendants in any such action include both the indemnified party and Borrowers and the indemnified party shall have reasonably concluded that there are any legal defenses available to it and/or other indemnified parties that are different from or in addition to those available to Borrowers, the indemnified party or parties shall have the right to select separate counsel to assert such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. Borrowers shall not be liable for the expenses of more than one separate counsel unless an indemnified party shall have reasonably concluded that there may be legal defenses available to Borrower that are different from or additional to those available to another indemnified party.

(d)    In order to provide for just and equitable contribution in circumstances in which any indemnification provided for under this Section 9.1.3 is for any reason held to be unenforceable, unavailable or insufficient to hold harmless an indemnified party in respect of any Liabilities which would otherwise be indemnifiable hereunder, Borrowers shall contribute to the amount paid or payable by the indemnified party as a result of such Liabilities; provided, however, that if any indemnified party is guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) it shall not be entitled to contribution from Borrower if Borrower was not guilty of such fraudulent misrepresentation. In determining the amount of contribution to which the respective parties are entitled, the following factors shall be considered: (i) the relative knowledge and access to information concerning the matter with respect to which a claim was asserted; (ii) the opportunity to correct and prevent any statement or

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omission; and (iii) any other equitable considerations appropriate in the circumstances. Lender and Borrower hereby agree that it would not be equitable if the amount of such contribution were determined by pro rata or per capita allocation.

(e)    The liabilities and obligations of Borrowers and its Affiliates hereunder shall survive the termination of the Note, Loan Agreement and other Loan Documents and the satisfaction and discharge of the Debt.

(f)    Each Person in the Indemnified Group is an intended third party beneficiary of the obligations of Borrowers herein.

9.1.4    Rating Surveillance. Lender will retain the Rating Agencies to provide rating surveillance services on Securities. The pro rata expenses of such surveillance will be paid for by Borrowers based on the applicable percentage of such expenses determined by dividing the then outstanding Principal by the then aggregate outstanding amount of the pool created in the Securitization which includes the Loan.

9.1.5    Severance of Loan. Lender shall have the right, at any time (whether prior to, in connection with, or after any Securitization), with respect to all or any portion of the Loan, to modify, split and/or sever all or any portion of the Loan as hereinafter provided. Without limiting the foregoing, Lender may (i) cause the Note and the Mortgage to be split into a first and second mortgage loan, (ii) create one more senior and subordinate notes (i.e., an A/B or A/B/C structure), (iii) create multiple components of the Note or Notes (and allocate or reallocate the Principal balance of the Loan among such components) or (iv) otherwise sever the Loan into two or more loans secured by mortgages and by a pledge of partnership or membership interests (directly or indirectly) in Borrowers (i.e., a senior loan/mezzanine loan structure), in each such case, in whatever proportion and whatever priority Lender determines; provided, however, in each such instance the outstanding Principal balance of all the Notes evidencing the Loan (or components of such Notes) immediately after the effective date of such modification equals the outstanding Principal balance of the Loan immediately prior to such modification and the weighted average of the interest rates for all such Notes (or components of such Notes) immediately after the effective date of such modification equals the interest rate of the original Note immediately prior to such modification. If requested by Lender, Borrowers (and Borrowers’ constituent members, if applicable, and Guarantor) shall execute within five (5) Business Days after such request, such documentation as Lender may reasonably request to evidence and/or effectuate any such modification or severance.

ARTICLE 10

MISCELLANEOUS

Section 10.1    Exculpation

. Subject to the qualifications below, Lender shall not enforce the liability and obligation of any Borrower or its constituent members, partners, shareholders, directors, employees or agents or the direct or indirect constituent members, partners, shareholders, directors, employees or agents thereof (collectively, the "Borrower Parties") or any other Person, to perform and observe the obligations contained in this Agreement, the Note or any of the other Loan Documents by any action or proceeding wherein a

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money judgment shall be sought against any of the Borrower Parties or any other Person, except that Lender may bring a foreclosure action, an action for specific performance or any other appropriate action or proceeding to enable Lender to enforce and realize upon the Property, the Rents or any other collateral given to Lender pursuant to this Agreement and the other Loan Documents; provided, however, that, except as specifically provided herein, any judgment in any such action or proceeding shall be enforceable against the Borrower Parties only to the extent of their interest in the Property, the Rents and in any other collateral given to Lender, and Lender, by accepting this Agreement, the Note and the other Loan Documents, agrees that it shall not sue for, seek or demand any deficiency judgment against any of the Borrower Parties or any other Person in any such action or proceeding under or by reason of or in connection with this Agreement, the Note or any of the other Loan Documents. The provisions of this paragraph shall not, however, (i) constitute a waiver, release or impairment of any obligation evidenced or secured by this Agreement, the Note or any of the other Loan Documents; (ii) impair the right of Lender to name any of the Borrower Parties, as a party defendant in any action or suit for foreclosure and sale under the Mortgage; (iii) affect the validity or enforceability of any guaranty made in connection with the Loan or any rights and remedies of Lender thereunder; (iv) impair the right of Lender to obtain the appointment of a receiver; (v) impair the enforcement of the Assignment of Leases and Rents executed in connection herewith; or (vi) constitute a waiver of the right of Lender to enforce the liability and obligation of Borrowers (but not against any members of Borrowers (other than Guarantor) or their direct or indirect constituent members or partners or any other Person), by money judgment or otherwise, to the extent of any loss, damage, cost, expense, liability, claim or other obligation incurred by Lender (including attorneys’ fees and costs reasonably incurred) arising out of or in connection with the following:

(a)    fraud or intentional misrepresentation by any Borrower or any Guarantor in connection with the Loan;

(b)    intentional physical waste of the Property (including, but not limited to, waste due to gross negligence) by any Borrower or any affiliate thereof; provided, however, such physical waste shall exclude wear and tear to the Property that occurs in the ordinary course of business of the Property by any Borrower or any affiliate thereof;

(c)    the material breach of any representation, warranty, covenant or indemnification provision in that certain Environmental and Hazardous Substance Indemnification Agreement of even date herewith given by Borrowers to Lender or in this Agreement concerning Environmental Laws, Hazardous Substances and Asbestos;

(d)    the removal or disposal by any Borrower or any affiliate thereof of any portion of the Property after an Event of Default, unless such portion of the Property is replaced by an item of equal or greater value as determined by Lender in its reasonable discretion;

(e)    the misapplication or conversion by any Borrower or any affiliate thereof of (i) any insurance proceeds paid by reason of any loss, damage or destruction to the Property, (ii) any awards or other amounts received in connection with the condemnation of all or a portion of the Property, (iii) any Rents following an Event of Default or (iv) any Rents paid more than one month in advance;

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(f)    failure to pay charges for labor or materials or taxes or other charges that can create liens superior to the lien of the Mortgage on any portion of the Property unless such taxes or other charges are being contested in accordance herewith or such charges have been delivered to Lender in accordance with Section 3.3; and

(g)    any security deposits collected by Borrowers or any affiliate thereof with respect to the Property which are not delivered to Lender upon a foreclosure of the Property or action in lieu thereof, except to the extent any such security deposits were applied in accordance with the terms and conditions of any of the Leases prior to the occurrence of the Event of Default that gave rise to such foreclosure or action in lieu thereof.

Notwithstanding anything to the contrary in any of the Loan Documents (i) Lender shall not be deemed to have waived any right which Lender may have under Section 506(a), 506(b), 1111(b) or any other provisions of the U.S. Bankruptcy Code to file a claim for the full amount of the Debt or to require that all collateral shall continue to secure all of the Debt owing to Lender in accordance with the Loan Documents, (ii) the covenant of Borrowers set forth in the last sentence of Section 5.4.1 shall be fully recourse to Borrowers (but not its members (other than Guarantor) or other direct or indirect constituent members or partners or any other Person), (iii) the covenant of Borrowers set forth in the last sentence of Section 5.24 shall be fully recourse to Borrowers (but not its members (other than Guarantor) or other direct or indirect constituent members or partners or any other Person), and (iv) the Debt shall become fully recourse to Borrowers (but not its members (other than Guarantor) or other direct or indirect constituent members or partners or any other Person) in the event that: (A) the first full Monthly Payment Amount (as defined in the Note) under the Note is not paid when due; (B) other than in connection with a default under subsection (x) of the definition of Special Purpose Bankruptcy Remote Entity set forth in Schedule 5 hereof, any Borrower fails to maintain its status as a Special Purpose Bankruptcy Remote Entity in accordance with the provisions of this Agreement and such failure results in the substantive consolidation of a Borrower with another Person; (C) except as otherwise permitted pursuant to the Loan Documents, any Borrower fails to obtain Lender’s prior written consent to any subordinate financing or other voluntary lien encumbering the Property; (D) except as otherwise permitted pursuant to the Loan Documents, any Borrower fails to obtain Lender’s prior written consent to any assignment, transfer, or conveyance of the Property or any interest therein as and to the extent required by this Agreement or the Mortgage; or (E) (1) a receiver (other than a receiver appointed by Lender), liquidator or trustee of any Borrower or Guarantor shall be appointed which is not dismissed within ninety (90) days, or (2) if any petition for bankruptcy, reorganization or arrangement pursuant to federal bankruptcy law, or any similar federal or state law, shall be filed by any Borrower or Guarantor, or (3) if Borrower or Guarantor files an answer consenting to, or otherwise joining in, any involuntary petition for bankruptcy, reorganization or arrangement pursuant to federal bankruptcy law, or any similar federal or state law filed against it by any other Person, or is found pursuant to a final, unappealable order of a court of competent jurisdiction to have solicited or caused to be solicited creditors to file any involuntary petition for bankruptcy, reorganization or arrangement pursuant to federal bankruptcy law, or any similar federal or state law against any Borrower or Guarantor, or (4) if any Borrower or Guarantor are found, pursuant to a final unappealable order of a court of competent jurisdiction, to have been in collusion with creditors that initiate a bankruptcy action or proceeding against a Borrower or Guarantor.

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Section 10.2    Brokers and Financial Advisors

. Each Borrower hereby represents that, with the exception of Secured Capital Corp., it has dealt with no financial advisors, brokers, underwriters, placement agents, agents or finders in connection with the Loan. Each Borrower shall indemnify and hold Lender harmless from and against any and all claims, liabilities, costs and expenses (including attorneys’ fees, whether incurred in connection with enforcing this indemnity or defending claims of third parties) of any kind in any way relating to or arising from a claim by any Person that such Person acted on behalf of Borrowers in connection with the transactions contemplated herein. The provisions of this Section 10.2 shall survive the expiration and termination of this Agreement and the repayment of the Debt.

Section 10.3    Retention of Servicer

. Lender reserves the right to retain the Servicer to act as its agent hereunder with such powers as are specifically delegated to the Servicer by Lender, whether pursuant to the terms of this Agreement, any pooling and servicing agreement or similar agreement entered into as a result of a Securitization, the Cash Management Agreement or otherwise, together with such other powers as are reasonably incidental thereto. Borrowers shall pay any reasonable fees and expenses of the Servicer in connection with a release of the Property, assumption or modification of the Loan, enforcement of the Loan Documents or any other action taken by Servicer hereunder on behalf of Lender.

Section 10.4    Survival

. This Agreement and all covenants, agreements, representations and warranties made herein and in the certificates delivered pursuant hereto shall survive the making by Lender of the Loan and the execution and delivery to Lender of the Note, and shall continue in full force and effect so long as any of the Debt is unpaid or such longer period if expressly set forth in this Agreement. All Borrowers’ covenants and agreements in this Agreement shall inure to the benefit of the respective legal representatives, successors and assigns of Lender.

Section 10.5    Lender’s Discretion

. Whenever pursuant to this Agreement or any other Loan Document, Lender exercises any right given to it to approve or disapprove, or consent or withhold consent, or any arrangement or term is to be satisfactory to Lender or is to be in Lender’s discretion, the decision of Lender to approve or disapprove, to consent or withhold consent, or to decide whether arrangements or terms are satisfactory or not satisfactory, or acceptable or unacceptable or in Lender’s discretion shall (except as is otherwise specifically herein provided) be in the sole discretion of Lender and shall be final and conclusive.

Section 10.6    Governing Law

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(a)    THIS AGREEMENT WAS NEGOTIATED IN THE STATE OF NEW YORK AND THE PROCEEDS OF THE NOTE DELIVERED PURSUANT HERETO WERE DISBURSED FROM THE STATE OF NEW YORK, WHICH STATE THE PARTIES AGREE HAS A SUBSTANTIAL RELATIONSHIP TO THE PARTIES AND TO THE UNDERLYING TRANSACTION EMBODIED HEREBY, AND IN ALL RESPECTS, INCLUDING MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, THIS AGREEMENT AND THE OBLIGATIONS ARISING HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND PERFORMED IN SUCH STATE AND ANY APPLICABLE LAW OF THE UNITED STATES OF AMERICA, EXCEPT THAT AT ALL

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TIMES THE PROVISIONS FOR THE CREATION, PERFECTION, AND ENFORCEMENT OF THE LIENS CREATED PURSUANT TO THE LOAN DOCUMENTS SHALL BE GOVERNED BY AND CONSTRUED ACCORDING TO THE LAW OF THE STATE IN WHICH THE PROPERTY IS LOCATED, IT BEING UNDERSTOOD THAT, TO THE FULLEST EXTENT PERMITTED BY THE LAW OF SUCH STATE, THE LAW OF THE STATE OF NEW YORK SHALL GOVERN THE VALIDITY AND THE ENFORCEABILITY OF ALL LOAN DOCUMENTS AND THE DEBT. TO THE FULLEST EXTENT PERMITTED BY LAW, BORROWER HEREBY UNCONDITIONALLY AND IRREVOCABLY WAIVES ANY CLAIM TO ASSERT THAT THE LAW OF ANY OTHER JURISDICTION GOVERNS THIS AGREEMENT AND THE NOTE, AND THIS AGREEMENT AND THE NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK PURSUANT TO § 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW.

(b)    ANY LEGAL SUIT, ACTION OR PROCEEDING AGAINST LENDER OR BORROWER ARISING OUT OF OR RELATING TO THIS AGREEMENT SHALL BE INSTITUTED IN ANY FEDERAL OR STATE COURT IN NEW YORK COUNTY, NEW YORK AND BORROWER WAIVES ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING, AND BORROWER HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY SUCH COURT IN ANY SUIT, ACTION OR PROCEEDING. BORROWER DOES HEREBY DESIGNATE AND APPOINT CORPORATION TRUST COMPANY AT 111 EIGHTH AVENUE, NEW YORK, NEW YORK 10011, AS ITS AUTHORIZED AGENT TO ACCEPT AND ACKNOWLEDGE ON ITS BEHALF SERVICE OF ANY AND ALL PROCESS WHICH MAY BE SERVED IN ANY SUCH SUIT, ACTION OR PROCEEDING IN ANY FEDERAL OR STATE COURT IN NEW YORK, NEW YORK, AND AGREES THAT SERVICE OF PROCESS UPON SAID AGENT AT SAID ADDRESS AND WRITTEN NOTICE OF SAID SERVICE OF BORROWER MAILED OR DELIVERED TO BORROWER IN THE MANNER PROVIDED HEREIN SHALL BE DEEMED IN EVERY RESPECT EFFECTIVE SERVICE OF PROCESS UPON BORROWER (UNLESS LOCAL LAW REQUIRES ANOTHER METHOD OF SERVICE), IN ANY SUCH SUIT, ACTION OR PROCEEDING IN THE STATE OF NEW YORK. BORROWER (i) SHALL GIVE PROMPT NOTICE TO LENDER OF ANY CHANGED ADDRESS OF ITS AUTHORIZED AGENT HEREUNDER, (ii) MAY AT ANY TIME AND FROM TIME TO TIME DESIGNATE A SUBSTITUTE AUTHORIZED AGENT WITH AN OFFICE IN NEW YORK, NEW YORK (WHICH OFFICE SHALL BE DESIGNATED AS THE ADDRESS FOR SERVICE OF PROCESS), AND (iii) SHALL PROMPTLY DESIGNATE SUCH A SUBSTITUTE IF ITS AUTHORIZED AGENT CEASES TO HAVE AN OFFICE IN NEW YORK, NEW YORK OR IS DISSOLVED WITHOUT LEAVING A SUCCESSOR.

Section 10.7    Modification, Waiver in Writing

. No modification, amendment, extension, discharge, termination or waiver of any provision of this Agreement or of any other Loan Document, nor consent to any departure by Borrowers therefrom, shall in any event be effective unless the same shall be in a writing signed by the party against whom enforcement is sought, and then such waiver or consent shall be effective only in the specific instance, and for the purpose, for which given. Except as otherwise expressly provided herein, no notice to or demand on Borrowers shall entitle Borrowers to any other or future notice or demand in the

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same, similar or other circumstances. Neither any failure nor any delay on the part of Lender in insisting upon strict performance of any term, condition, covenant or agreement, or exercising any right, power, remedy or privilege hereunder, or under any other Loan Document, shall operate as or constitute a waiver thereof, nor shall a single or partial exercise thereof preclude any other future exercise, or the exercise of any other right, power, remedy or privilege. In particular, and not by way of limitation, by accepting payment after the due date of any amount payable under any Loan Document, Lender shall not be deemed to have waived any right either to require prompt payment when due of all other amounts due under the Loan Documents, or to declare an Event of Default for failure to effect prompt payment of any such other amount.

Section 10.8    Trial by Jury

. BORROWER AND LENDER HEREBY AGREE NOT TO ELECT A TRIAL BY JURY OF ANY ISSUE TRIABLE OF RIGHT BY JURY, AND WAIVE ANY RIGHT TO TRIAL BY JURY FULLY TO THE EXTENT THAT ANY SUCH RIGHT SHALL NOW OR HEREAFTER EXIST WITH REGARD TO THE LOAN DOCUMENTS, OR ANY CLAIM, COUNTERCLAIM OR OTHER ACTION ARISING IN CONNECTION THEREWITH. THIS WAIVER OF RIGHT TO TRIAL BY JURY IS GIVEN KNOWINGLY AND VOLUNTARILY BY BORROWER AND LENDER, AND IS INTENDED TO ENCOMPASS INDIVIDUALLY EACH INSTANCE AND EACH ISSUE AS TO WHICH THE RIGHT TO A TRIAL BY JURY WOULD OTHERWISE ACCRUE. EITHER PARTY IS HEREBY AUTHORIZED TO FILE A COPY OF THIS PARAGRAPH IN ANY PROCEEDING AS CONCLUSIVE EVIDENCE OF THIS WAIVER BY THE OTHER.

Section 10.9    Headings/Exhibits

. The Section headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose. The Exhibits attached hereto, are hereby incorporated by reference as a part of the Agreement with the same force and effect as if set forth in the body hereof.

Section 10.10    Severability

. Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

Section 10.11    Preferences

. Upon the occurrence and continuance of an Event of Default, Lender shall have the continuing and exclusive right to apply or reverse and reapply any and all payments by Borrowers to any portion of the Debt. To the extent Borrowers make a payment to Lender, or Lender receives proceeds of any collateral, which is in whole or part subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, receiver or any other party under any bankruptcy law, state or federal law, common law or equitable cause, then, to the extent of such payment or proceeds received, the Debt or part thereof intended to be satisfied shall be revived and continue in full force and effect, as if such payment or proceeds had not been received by Lender. This provision shall survive the expiration or termination of this Agreement and the repayment of the Debt.

Section 10.12    Waiver of Notice

. Borrowers shall not be entitled to any notices of any nature whatsoever from Lender except with respect to matters for which this Agreement or

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any other Loan Document specifically and expressly requires the giving of notice by Lender to Borrowers and except with respect to matters for which Borrowers are not, pursuant to applicable Legal Requirements, permitted to waive the giving of notice. Each Borrower hereby expressly waives the right to receive any notice from Lender with respect to any matter for which no Loan Document specifically and expressly requires the giving of notice by Lender to Borrowers.

Section 10.13    Remedies of Borrowers

. If a claim or adjudication is made that Lender or any of its agents, including Servicer, has acted unreasonably or unreasonably delayed acting in any case where by law or under any Loan Document, Lender or any such agent, as the case may be, has an obligation to act reasonably or promptly, each Borrower agrees that neither Lender nor its agents, including Servicer, shall be liable for any monetary damages, and Borrowers’ sole remedy shall be to commence an action seeking injunctive relief or declaratory judgment. Any action or proceeding to determine whether Lender has acted reasonably shall be determined by an action seeking declaratory judgment. Each Borrower specifically waives any claim against Lender and its agents, including Servicer, with respect to actions taken by Lender or its agents on Borrowers’ behalf.

Section 10.14    Prior Agreements

. This Agreement and the other Loan Documents contain the entire agreement of the parties hereto and thereto in respect of the transactions contemplated hereby and thereby, and all prior agreements, understandings and negotiations among or between such parties, whether oral or written, are superseded by the terms of this Agreement and the other Loan Documents.

Section 10.15    Offsets, Counterclaims and Defenses

. Each Borrower hereby waives the right to assert a counterclaim, other than a mandatory or compulsory counterclaim, in any action or proceeding brought against it by Lender or its agents, including Servicer, or otherwise offset any obligations to make payments required under the Loan Documents. Any assignee of Lender’s interest in and to the Loan Documents shall take the same free and clear of all offsets, counterclaims or defenses which any Borrower may otherwise have against any assignor of such documents, and no such offset, counterclaim or defense shall be interposed or asserted by any Borrower in any action or proceeding brought by any such assignee upon such documents, and any such right to interpose or assert any such offset, counterclaim or defense in any such action or proceeding is hereby expressly waived by Borrowers.

Section 10.16    Publicity

. All news releases, publicity or advertising through any media intended to reach the general public (collectively, "Public Releases") issued by Borrowers or their Affiliates that refer to the Loan Documents, the Loan, Lender or any member of the Indemnified Group, a Loan purchaser, the Servicer or the trustee in a Securitization shall be subject to the prior written approval of Lender. Lender shall have the right to issue any Public Releases without Borrowers’ approval.

Section 10.17    No Usury

. Borrowers and Lender intend at all times to comply with applicable state law or applicable United States federal law (to the extent that it permits Lender to contract for, charge, take, reserve or receive a greater amount of interest than under state law) and that this Section 10.17 shall control every other agreement in the Loan Documents. If the applicable law (state or federal) is ever judicially interpreted so as to render

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usurious any amount called for under the Note or any other Loan Document, or contracted for, charged, taken, reserved or received with respect to the Debt, or if Lender’s exercise of the option to accelerate the maturity of the Loan or any prepayment by Borrowers results in Borrowers having paid any interest in excess of that permitted by applicable law, then it is Borrowers’ and Lender’s express intent that all excess amounts theretofore collected by Lender shall be credited against the unpaid Principal and all other Debt (or, if the Debt has been or would thereby be paid in full, refunded to Borrowers), and the provisions of the Loan Documents immediately be deemed reformed and the amounts thereafter collectible thereunder reduced, without the necessity of the execution of any new document, so as to comply with applicable law, but so as to permit the recovery of the fullest amount otherwise called for thereunder. All sums paid or agreed to be paid to Lender for the use, forbearance or detention of the Loan shall, to the extent permitted by applicable law, be amortized, prorated, allocated, and spread throughout the full stated term of the Loan until payment in full so that the rate or amount of interest on account of the Debt does not exceed the maximum lawful rate from time to time in effect and applicable to the Debt for so long as the Debt is outstanding. Notwithstanding anything to the contrary contained in any Loan Document, it is not the intention of Lender to accelerate the maturity of any interest that has not accrued at the time of such acceleration or to collect unearned interest at the time of such acceleration.

Section 10.18    Conflict; Construction of Documents

. In the event of any conflict between the provisions of this Agreement and any of the other Loan Documents, the provisions of this Agreement shall control. The parties hereto acknowledge that each is represented by separate counsel in connection with the negotiation and drafting of the Loan Documents and that the Loan Documents shall not be subject to the principle of construing their meaning against the party that drafted them.

Section 10.19    No Third Party Beneficiaries

. The Loan Documents are solely for the benefit of Lender and Borrowers and nothing contained in any Loan Document shall be deemed to confer upon anyone other than the Lender and Borrowers any right to insist upon or to enforce the performance or observance of any of the obligations contained therein.

Section 10.20    Yield Maintenance Premium

. Each Borrower acknowledges that (a) Lender is making the Loan in consideration of the receipt by Lender of all interest and other benefits intended to be conferred by the Loan Documents and (b) if payments of Principal are made to Lender prior to the Stated Maturity Date, for any reason whatsoever, whether voluntary, as a result of Lender’s acceleration of the Loan after an Event of Default, by operation of law or otherwise, Lender will not receive all such interest and other benefits and may, in addition, incur costs. For these reasons, and to induce Lender to make the Loan, each Borrower agrees that, except as expressly provided in this Agreement, all prepayments, if any, whether voluntary or involuntary, will be accompanied by the Yield Maintenance Premium. Such Yield Maintenance Premium shall be required whether payment is made by Borrowers, by a Person on behalf of Borrowers, or by the purchaser at any foreclosure sale, and may be included in any bid by Lender at such sale. Each Borrower further acknowledges that (A) it is a knowledgeable real estate developer and/or investor; (B) it fully understands the effect of the provisions of this Section 10.20, as well as the other provisions of the Loan Documents; (C) the making of the Loan by Lender at the Interest Rate and other terms set forth in the Loan Documents are sufficient consideration for Borrowers’ obligation to pay a Yield Maintenance Premium (if

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required); and (D) Lender would not make the Loan on the terms set forth herein without the inclusion of such provisions. Each Borrower also acknowledges that the provisions of this Agreement limiting the right of prepayment and providing for the payment of the Yield Maintenance Premium and other charges specified herein were independently negotiated and bargained for, and constitute a specific material part of the consideration given by Borrowers to Lender for the making of the Loan except as expressly permitted hereunder.

Section 10.21    Assignment

. The Loan, the Note, the Loan Documents and/or Lender’s rights, title, obligations and interests therein may be assigned by Lender and any of its successors and assigns to any Person at any time in its discretion, in whole or in part, whether by operation of law (pursuant to a merger or other successor in interest) or otherwise. Upon such assignment, all references to Lender in this Agreement and in any Loan Document shall be deemed to refer to such assignee or successor in interest and such assignee or successor in interest shall thereafter stand in the place of Lender. No Borrower may assign its rights, title, interests or obligations under this Agreement or under any of the Loan Documents except as specifically provided in Sections 5.26.5 and 5.26.6 of this Agreement.

Section 10.22    Set-Off

. In addition to any rights and remedies of Lender provided by this Loan Agreement and by law, Lender shall have the right, without prior notice to Borrowers, any such notice being expressly waived by Borrowers to the extent permitted by applicable law, upon any amount becoming due and payable by Borrowers hereunder (whether at the stated maturity, by acceleration or otherwise) to set-off and appropriate and apply against such amount any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by Lender or any Affiliate thereof to or for the credit or the account of Borrowers. Lender agrees promptly to notify Borrowers after any such set-off and application made by Lender; provided that the failure to give such notice shall not affect the validity of such set-off and application.

Section 10.23    Counterparts

. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument.

Section 10.24    Partial Release

.

(a)    The parties acknowledge that the Release Parcels are being encumbered by the Lien of the Mortgage solely by reason of the fact that the Release Parcels have not been legally subdivided and are not a separate legal lot and that it is the intent of the parties to release the Release Parcels upon the completion of the subdivision and Borrowers’ compliance with the provisions of this Section 10.24. Provided no Event of Default shall have occurred and remain uncured, Borrowers shall have the right to obtain a release of the lien of the Mortgage (and related Loan Documents) as to the Release Parcels for development by the transferee of such Release Parcels (which may be an Affiliate of Borrowers), upon satisfaction of the following conditions precedent:

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(i)    Borrowers shall provide Lender not less than thirty (30) days notice (A) giving a brief narrative description of the proposed use of any improvements to be constructed on the Release Parcels, and (B) specifying the date (the "Release Date") on which the partial release is to occur provided, however, that Borrowers may postpone the Release Date from time to time as long as the extended date is at least ten (10) Business Days after notice of such extension;

(ii)    Borrowers shall have delivered to Lender an Officer’s Certificate certifying that the partial release pursuant to this Section 10.24 does not violate any of the provisions of the Leases or the Operating Agreements, including, without limitation, provisions relating to the availability of parking at the Property (and if reasonably requested by Lender, Borrowers shall provide reasonable evidence and backup of the same to Lender);

(iii)    Borrowers shall have delivered to Lender (A) at Borrowers’ option, (x) an endorsement to the Title Insurance Policy, (y) an opinion of counsel (from counsel reasonably acceptable to Lender) or (z) a certificate of an architect (from an architect reasonably acceptable to Lender and licensed to practice in the State) indicating that each legal lot of the Release Parcels has been legally subdivided from the remainder of the Property pursuant to a subdivision in accordance with applicable law, (B) at Borrowers’ option, (x) an endorsement to the Title Insurance Policy, (y) an opinion of counsel (from counsel reasonably acceptable to Lender) or (z) a certificate of an architect (from an architect reasonably acceptable to Lender and licensed to practice in the State) indicating that the balance of the Property separately conforms to and is in material compliance with all applicable Legal Requirements pertaining to zoning and the subdivision and constitutes one or more separate legal lot(s), and (C) an Officer’s Certificate with supporting documentation indicating that either (y) sufficient parking remains on the remainder of the Property to comply with all Leases of such remainder and with all Operating Agreements and which is adequate for the proper use and enjoyment of the balance of the Property or (z) reservations of parking (in favor of such remainder) in the Release Parcels are sufficient (when added to parking otherwise available to the remainder) to comply with all Leases of such remainder and with all Operating Agreements and which are adequate for the proper use and enjoyment of the remainder of the Property;

(iv)    Borrowers shall submit to Lender at least 30 days prior to the proposed date of release the proposed form of reciprocal easement agreement between Borrowers and the transferee of the Release Parcels (or an amendment to an existing REA), in form and substance satisfactory to Lender in its reasonable discretion, which will provide for any of the reservations required by Section 10.24(a)(iii) and which will otherwise conform to the other requirements of this Section 10.24 and may contain cross easements for the benefit of the Release Parcel and the remainder of the Property in respect of access, driveways, parking, utilities, drainage flows, storm and sanitary sewers, and other customary purposes (and pursuant to which Borrowers shall receive such easements, and the right to enforce such restrictive covenants, over the Release Parcels that are reasonably required for the continued use and operation of the remainder of the Property)

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(and Lender agrees to subordinate the Lien of the Mortgage to such reciprocal easement agreement, pursuant to an instrument satisfactory to Lender);

(v)    Borrowers shall have delivered a metes and bounds description of each of the Release Parcels (or such other adequate legal description);

(vi)    Borrowers shall have delivered to Lender on the date of the release an endorsement to the policy or policies of title insurance insuring the Mortgage reflecting the release of the Release Parcels and (A) insuring Lender’s interest in any easements created in connection with the release, (B) extending the effective date of the policy or policies to the effective date of the release, and (C) confirming no change in the priority of the Mortgage on the remainder of the Property or in the amount of the insurance or the coverage under the policy or policies;

(vii)    Borrowers shall deliver to Lender an Officer’s Certificate certifying that the requirements set forth in this Section 10.24 have been satisfied;

(viii)    Borrowers shall deliver to Lender an agreement from the transferee(s) of the Release Parcels that the transferee(s) will not actively solicit existing tenants of the remainder of the Property to relocate from the remainder of the Property to the improvements to be constructed on the Release Parcel unless Borrowers shall have executed a Lease with a replacement tenant for such space being vacated which replacement tenant is of the same general quality as the vacating tenant and which Lease with such replacement tenant is of equal or better economic benefit (excluding initial tenant inducements) to Borrowers when compared to the remaining term of the Lease of the tenant being replaced;

(ix)    the Development Agreements shall be assigned by Borrowers to the respective transferee of the Release Parcels; and

(x)    Borrowers shall pay all out of pocket costs and expenses of Lender incurred in connection with the partial release, including Lender’s reasonably attorneys’ fees and expenses.

(b)    If Borrowers have elected to release the Release Parcels and the requirements of this Section 10.24 have been satisfied, the Release Parcels shall be released from the Lien of the Mortgage (and related Loan Documents), and the reciprocal easement agreement (or amendment to an REA) (as described in subsection (a)(iv) above) may be executed and Lender shall consent and subordinate the Lien of the Mortgage thereto. In connection with the release of the Lien, Borrowers shall submit to Lender, not less than fifteen (15) days prior to the Release Date (or such shorter time as is acceptable to Lender in its sole discretion), a release of Lien (and related Loan Documents) for execution by Lender and a consent and subordination to the reciprocal easement agreement (or amendment to an REA) (as described in subsection (a)(iv) above) for execution by Lender. Such release and consent and subordination shall be in a form appropriate in the jurisdiction in which the Property is located. Borrowers shall pay all costs, taxes and expenses associated with the release of the Lien of the Mortgage, including Lender’s reasonable attorneys’ fees. Borrowers shall cause title to the Release Parcels so released from

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the Lien of the Mortgage to be transferred to and held by a Person other than a Borrower (and in which no Borrower has any direct beneficial ownership interest, provided such transferee may be an Affiliate of Borrower and provided further that after giving effect to such Transfer, each Borrower shall continue to be a Special Purpose Bankruptcy Remote Entity).

(c)    Not less than thirty (30) days prior to the Release Date (or a shorter period of time if permitted by the Lender in its sole discretion), Borrowers shall provide the Preliminary Release Documents (as hereinafter defined) to the Lender. For purposes of this Section 10.24(c), the term "Preliminary Release Documents" shall mean the following documents: (A) Executed documents satisfying the requirements of Sections 10.24(a)(ii); and (B) Pro forma (unexecuted) documents meeting the requirements of Sections 10.24(a)(iii) - (viii).

(d)    Notwithstanding anything to the contrary herein, no release price or partial prepayment of the Loan shall be required in connection with any release of the Release Parcels under this Section 10.24 and no Rating Comfort Letter or no downgrade letter will be required in connection with any such release.

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IN WITNESS WHEREOF, the parties hereto have caused this Loan Agreement to be duly executed by their duly authorized representatives, all as of the day and year first above written.

BORROWERS:

MAGUIRE PROPERTIES-LANTANA NORTH, LLC,
a Delaware limited liability company

By:	/s/ Dallas E. Lucas
Name: Dallas E. Lucas
Title: Executive Vice President & Chief Financial Officer

MAGUIRE PROPERTIES-LANTANA SOUTH, LLC,
a Delaware limited liability company

By:	/s/ Dallas E. Lucas
Name: Dallas E. Lucas
Title: Executive Vice President & Chief Financial Officer

[SIGNATURES CONTINUE ON FOLLOWING PAGE]

LENDER:

GREENWICH CAPITAL FINANCIAL PRODUCTS, INC.,
a Delaware corporation

By:	/s/ Chapin Hunt
Name: Chapin Hunt
Title: Senior Vice President

Schedule 1

Required Repairs

Schedule 2

Exceptions to Representations and Warranties

1. Exception regarding Section 4.12: Service Contracts. The service contracts identified on the attached schedule are not terminable on one month’s notice.

2. Exception regarding Section 4.7: Bankruptcy Filing. Certain reorganization filings which commenced on September 10, 1998 with respect to Gas Company Tower and 808 South Olive garage. Such filings were in connection with an impasse between certain Maguire property owning entities and certain Dai-Ichi property owning entities concerning Dai-Ichi’s refusal to consent to a refinancing of the project indebtedness. All interest on the project loan was paid on a current basis during the bankruptcy proceedings and all principal on the project loan was fully repaid with refinancing proceeds. Under a settlement entered into in December of 2000, Maguire Thomas Partners-SCGC Holdings, Ltd. acquired Dai-Ichi’s interests in the project.

Schedule 3

Rent Roll

Schedule 4

Organization of Borrowers

Schedule 5

Definition of Special Purpose Bankruptcy Remote Entity

A "Special Purpose Bankruptcy Remote Entity" means (x) a limited liability company that is a Single Member Bankruptcy Remote LLC or (y) a corporation, limited partnership or limited liability company which at all times since its formation and at all times thereafter (i) was and will be organized solely for the purpose of (A) owning the Property or (B) acting as a general partner of the limited partnership that owns the Property or member of the limited liability company that owns the Property; (ii) has not engaged and will not engage in any business unrelated to (A) the ownership of the Property, (B) acting as general partner of the limited partnership that owns the Property or (C) acting as a member of the limited liability company that owns the Property, as applicable; (iii) has not had and will not have any assets other than those related to the Property or its partnership or member interest in the limited partnership or limited liability company that owns the Property, as applicable; (iv) has not engaged, sought or consented to and will not engage in, seek or consent to any dissolution, winding up, liquidation, consolidation, merger, asset sale (except as expressly permitted by this Agreement), transfer of partnership or membership interests or the like (except as expressly permitted by this Agreement), or amendment of its limited partnership agreement, articles of incorporation, articles of organization, certificate of formation or operating agreement (as applicable); (v) if such entity is a limited partnership, has and will have, as its only general partners, Special Purpose Bankruptcy Remote Entities that are corporations; (vi) if such entity is a corporation, has and will have at least one Independent Director, and has not caused or allowed and will not cause or allow the board of directors of such entity to take any action requiring the unanimous affirmative vote of 100% of the members of its board of directors unless all of the directors and all Independent Directors shall have participated in such vote; (vii) if such entity is a limited liability company, has and will have at least one member that has been and will be a Special Purpose Bankruptcy Remote Entity that has been and will be a corporation and such corporation is the managing member of such limited liability company; (viii) if such entity is a limited liability company, has and will have articles of organization, a certificate of formation and/or an operating agreement, as applicable, providing that (A) such entity will dissolve only upon the bankruptcy of the managing member, (B) the vote of a majority-in-interest of the remaining members is sufficient to continue the life of the limited liability company in the event of such bankruptcy of the managing member and (C) if the vote of a majority-in-interest of the remaining members to continue the life of the limited liability company following the bankruptcy of the managing member is not obtained, the limited liability company may not liquidate the Property without the consent of the applicable Rating Agencies for as long as the Loan is outstanding; (ix) has not, and without the unanimous consent of all of its partners, directors or members (including all Independent Directors), as applicable, will not, with respect to itself or to any other entity in which it has a direct or indirect legal or beneficial ownership interest (A) file a bankruptcy, insolvency or reorganization petition or otherwise institute insolvency proceedings or otherwise seek any relief under any laws relating to the relief from debts or the protection of debtors generally, (B) seek or consent to the appointment of a receiver, liquidator, assignee, trustee, sequestrator, custodian or any similar official for such entity or for all or any portion of such entity’s properties, (C) make any assignment for the benefit of such entity’s creditors or (D) take any action that might cause such entity to become insolvent; (x) has remained and will remain solvent and has maintained and will maintain adequate capital in light

Sch. 5-1

of its contemplated business operations; (xi) has not failed and will not fail to correct any known misunderstanding regarding the separate identity of such entity; (xii) has maintained and will maintain its accounts, books and records separate from any other Person and will file its own tax returns; (xiii) has maintained and will maintain its books, records, resolutions and agreements as official records; (xiv) has not commingled and will not commingle its funds or assets with those of any other Person; (xv) has held and will hold its assets in its own name; (xvi) has conducted and will conduct its business in its name; (xvii) has maintained and will maintain its financial statements, accounting records and other entity documents separate from any other Person; (xviii) has paid and will pay its own liabilities, including the salaries of its own employees, out of its own funds and assets; (xix) has observed and will observe all partnership, corporate or limited liability company formalities, as applicable; (xx) has maintained and will maintain an arm’s-length relationship with its Affiliates; (xxi) (a) if such entity owns the Property, has and will have no indebtedness other than the Loan and unsecured trade payables in the ordinary course of business relating to the ownership and operation of Property which (1) do not exceed, at any time, a maximum amount of 1% of the original amount of the Principal and (2) are paid within sixty (60) days of the date incurred, or (b) if such entity acts as the general partner of a limited partnership which owns the Property, has and will have no indebtedness other than unsecured trade payables in the ordinary course of business relating to acting as general partner of the limited partnership which owns the Property which (1) do not exceed, at any time, $10,000 and (2) are paid within thirty (30) days of the date incurred, or (c) if such entity acts as a managing member of a limited liability company which owns the Property, has and will have no indebtedness other than unsecured trade payables in the ordinary course of business relating to acting as a member of the limited liability company which owns the Property which (1) do not exceed, at any time, $10,000 and (2) are paid within thirty (30) days of the date incurred; (xxii) has not and will not assume or guarantee or become obligated for the debts of any other Person or hold out its credit as being available to satisfy the obligations of any other Person except for the Loan; (xxiii) has not and will not acquire obligations or securities of its partners, members or shareholders; (xxiv) has allocated and will allocate fairly and reasonably shared expenses, including shared office space, and uses separate stationery, invoices and checks; (xxv) except in connection with the Loan, has not pledged and will not pledge its assets for the benefit of any other Person; (xxvi) has held itself out and identified itself and will hold itself out and identify itself as a separate and distinct entity under its own name and not as a division or part of any other Person; (xxvii) has maintained and will maintain its assets in such a manner that it will not be costly or difficult to segregate, ascertain or identify its individual assets from those of any other Person; (xxviii) has not made and will not make loans to any Person; (xxix) has not identified and will not identify its partners, members or shareholders, or any Affiliate of any of them, as a division or part of it; (xxx) has not entered into or been a party to, and will not enter into or be a party to, any transaction with its partners, members, shareholders or Affiliates except in the ordinary course of its business and on terms which are intrinsically fair and are no less favorable to it than would be obtained in a comparable arm’s-length transaction with an unrelated third party; (xxxi) has and will have no obligation to indemnify its partners, officers, directors, members or Special Members, as the case may be, or has such an obligation that is fully subordinated to the Debt and will not constitute a claim against it if cash flow in excess of the amount required to pay the Debt is insufficient to pay such obligation; and (xxxii) will consider the interests of its creditors in connection with all corporate, partnership or limited liability actions, as applicable.

Sch. 5-2

"Independent Director" means (x) in the case of a Single Member Bankruptcy Remote LLC: a natural person selected by Borrower and reasonably satisfactory to Lender who shall not have been at the time of such individual’s appointment as an Independent Director of the Single Member Bankruptcy Remote LLC, does not thereafter become while serving as an Independent Director (except pursuant to an express provision in the Single Member Bankruptcy Remote LLC’s limited liability company agreement providing for the Independent Director to become a Special Member (defined below) upon the sole member of such Single Member Bankruptcy Remote LLC ceasing to be a member in such Single Member Bankruptcy Remote LLC) and shall not have been at any time during the preceding five years (i) a shareholder/partner/member of, or an officer or employee of, Borrower or any of its shareholders, subsidiaries or Affiliates, (ii) a director (other than as an Independent Director) of any shareholder, subsidiary or Affiliate of Borrower, (iii) a customer of, or supplier to, Borrower or any of its shareholders, subsidiaries or Affiliates (other than as an Independent Director), (iv) a Person who Controls any such shareholder, supplier or customer, or (v) a member of the immediate family of any such shareholder/ director/partner/member, officer, employee, supplier or customer or of any director of Borrower; and (y) in the case of a corporation, an individual selected by Borrower and reasonably satisfactory to Lender who shall not have been at the time of such individual’s appointment as a director, does not thereafter become while serving as an Independent Director and shall not have been at any time during the preceding five years (i) a shareholder/partner/member of, or an officer, employee, consultant, agent or advisor of, Borrower or any of its shareholders, subsidiaries, members or Affiliates, (ii) a director of any shareholder, subsidiary, member, or Affiliate of Borrower other than Borrower’s general partner or managing member, (iii) a customer of, or supplier to, Borrower or any of its shareholders, subsidiaries or Affiliates that derives more than 10% of its purchases or income from its activities with Borrower or any Affiliate of Borrower, (iv) a Person who Controls any such shareholder, supplier or customer, or (v) a member of the immediate family (including a grandchild or sibling) of any such shareholder/director/partner/member, officer, employee, supplier or customer or of any other director of Borrower’s general partner or managing member.

"Single Member Bankruptcy Remote LLC" means a limited liability company organized under the laws of the State of Delaware which at all times since its formation and at all times thereafter (i) complies with the following clauses of the definition of Special Purpose Bankruptcy Remote Entity above: (i)(A), (ii)(A), (iii), (iv), (ix), (x), (xi) and (xiii) through (xxxii); (ii) has maintained and will maintain its accounts, books and records separate from any other person; (iii) has and will have an operating agreement which provides that the business and affairs of Borrower shall be managed by or under the direction of a board of one or more directors designated by the OP, and at all times there shall be at least two duly appointed Independent Directors on the board of directors, and the board of directors will not take any action requiring the unanimous affirmative vote of 100% of the members of its board of directors unless, at the time of such action there are at least two members of the board of directors who are Independent Directors, and all of the directors and all Independent Directors shall have participated in such vote; (iv) has and will have an operating agreement which provides that, as long as any portion of the Debt remains outstanding, (A) upon the occurrence of any event that causes the OP to cease to be a member of Borrower (other than upon an assignment by the OP of all of its limited liability company interest in Borrower and the admission of the transferee, if permitted pursuant to the organizational documents of Borrower and the Loan Documents), the person acting as an Independent Director of Borrower shall, without any action of any Person

Sch. 5-3

and simultaneously with the OP ceasing to be a member of Borrower, automatically be admitted as the OP of Borrower (the "Special Member") and shall preserve and continue the existence of Borrower without dissolution, (B) no Special Member may resign or transfer its rights as Special Member unless (x) a successor Special Member has been admitted to Borrower as a Special Member, and (y) such successor Special Member has also accepted its appointment as an Independent Director and (C) except as expressly permitted pursuant to the terms of this Agreement, the OP may not resign and no additional member shall be admitted to Borrower; (v) has and will have an operating agreement which provides that, as long as any portion of the Debt remains outstanding, (A) Borrower shall be dissolved, and its affairs shall be would up only upon the first to occur of the following: (x) the termination of the legal existence of the last remaining member of Borrower or the occurrence of any other event which terminates the continued membership of the last remaining member of Borrower in Borrower unless the business of Borrower is continued in a manner permitted by its operating agreement or the Delaware Limited Liability Company Act (the "Act") or (y) the entry of a decree of judicial dissolution under Section 18-802 of the Act; (B) upon the occurrence of any event that causes the last remaining member of Borrower to cease to be a member of Borrower or that causes the OP to cease to be a member of Borrower (other than upon an assignment by the OP of all of its limited liability company interest in Borrower and the admission of the transferee, if permitted pursuant to the organizational documents of Borrower and the Loan Documents), to the fullest extent permitted by law, the personal representative of such member shall be authorized to, and shall, within 90 days after the occurrence of the event that terminated the continued membership of such member in Borrower, agree in writing to continue the existence of Borrower and to the admission of the personal representative or its nominee or designee, as the case may be, as a substitute member of Borrower, effective as of the occurrence of the event that terminated the continued membership of such member in Borrower; (C) the bankruptcy of the OP or a Special Member shall not cause such member or Special Member, respectively, to cease to be a member of Borrower and upon the occurrence of such an event, the business of Borrower shall continue without dissolution; (D) in the event of dissolution of Borrower, Borrower shall conduct only such activities as are necessary to wind up its affairs (including the sale of the assets of Borrower in an orderly manner), and the assets of Borrower shall be applied in the manner, and in the order of priority, set forth in Section 18-804 of the Act; and (E) to the fullest extent permitted by law, the OP shall not take any voluntary action that directly or indirectly causes a dissolution of Borrower.

Lender acknowledges that the terms of Borrowers' operating agreements as of the date hereof are deemed to have satisfied the requirements herein for a Single Member Bankruptcy Remote LLC.

Sch. 5-4

Schedule 6

Release Parcel/Parcel Map